                       STOCK AND ASSET PURCHASE AGREEMENT

                                      AMONG

                         INGERSOLL-RAND COMPANY LIMITED,

             ON BEHALF OF ITSELF AND the other Sellers NAMED HEREIN



                                       and

                               THE TIMKEN COMPANY

              ON BEHALF OF ITSELF AND the other BUYERs NAMED HEREIN



                                   dated as of

                                October 16, 2002



                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS 2

         1.1      Certain Defined Terms..........................................................................2

         1.2      Other Defined Terms............................................................................9

         1.3      Other Interpretive Provisions.................................................................12

ARTICLE II PURCHASE AND SALE....................................................................................12

         2.1      Transfers by the Sellers and their Affiliates.................................................12

         2.2      Assumption of Liabilities.....................................................................13

         2.3      Consideration.................................................................................13

         2.4      The Closing...................................................................................14

         2.5      Deliveries at the Closing.....................................................................15

         2.6      Purchase Price Adjustment.....................................................................17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................................................21

         3.1      Organization..................................................................................21

         3.2      Authorization; Enforceability.................................................................21

         3.3      Capital Stock of the Sold Companies...........................................................21

         3.4      Subsidiaries and Venture Interests............................................................22

         3.5      Financial Statements..........................................................................23

         3.6      Absence of Undisclosed Liabilities............................................................23

         3.7      No Conflicts or Approvals.....................................................................24

         3.8      Compliance with Law; Governmental Authorizations..............................................25

         3.9      Proceedings...................................................................................25

         3.10     Absence of Certain Changes....................................................................25

         3.11     Tax Matters...................................................................................27

         3.12     Employee Benefits.............................................................................28

         3.13     Labor Relations...............................................................................30

         3.14     Intellectual Property.........................................................................30

         3.15     Contracts.....................................................................................31

         3.16     Environmental Matters.........................................................................32

         3.17     Insurance.....................................................................................33

         3.18     Personal Property Assets......................................................................33
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                                       i

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         3.19     Real Property.................................................................................34

         3.20     Customers and Suppliers.......................................................................35

         3.21     Books and Records.............................................................................35

         3.22     Intercompany Services and Transactions........................................................35

         3.23     No Brokers' or Other Fees.....................................................................35

         3.24     Investment Intent.............................................................................35

         3.25     Ability to Bear Risk..........................................................................36

         3.26     No Other Representations or Warranties........................................................36

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYERS.........................................................36

         4.1      Organization..................................................................................36

         4.2      Authorization; Enforceability.................................................................36

         4.3      No Approvals or Conflicts.....................................................................37

         4.4      Capital Stock of Timken.......................................................................37

         4.5      Subsidiaries of Timken........................................................................38

         4.6      Validity of Share Consideration...............................................................38

         4.7      Reports; Financial Statements.................................................................38

         4.8      Material Adverse Change.......................................................................39

         4.9      Proceedings...................................................................................39

         4.10     Compliance with Laws; Governmental Authorizations.............................................39

         4.11     Absence of Undisclosed Liabilities............................................................40

         4.12     Tax Matters...................................................................................40

         4.13     Financing.....................................................................................40

         4.14     No Brokers' or Other Fees.....................................................................40

         4.15     Employee Benefits.............................................................................40

         4.16     Environmental Matters.........................................................................41

         4.17     Insurance.....................................................................................42

         4.18     Ohio Revised Code Section 1704.02.............................................................42

         4.19     Investment Intent.............................................................................42

         4.20     Ability to Bear Risk..........................................................................42

         4.21     No Other Representations or Warranties........................................................42

ARTICLE V COVENANTS AND AGREEMENTS..............................................................................43

         5.1      Conduct of Business and Timken's Business Prior to the Closing................................43

         5.2      Access to Books and Records; Cooperation......................................................46
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                                       ii

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         5.3      Section 338 Election..........................................................................48

         5.4      Tax Matters; Cooperation; Preparation of Returns; Tax Elections...............................49

         5.5      Tax Indemnity.................................................................................51

         5.6      Procedures Relating to Indemnity of Tax Claims................................................52

         5.7      Refunds and Tax Benefits......................................................................53

         5.8      Employees; Benefit Plans......................................................................54

         5.9      Labor Matters.................................................................................65

         5.10     Financing.....................................................................................65

         5.11     Contact with Customers and Suppliers..........................................................67

         5.12     Non-Competition...............................................................................67

         5.13     Intercompany Debt.............................................................................68

         5.14     No Hire.......................................................................................68

         5.15     Corporate Names...............................................................................69

         5.16     Restructuring.................................................................................70

         5.17     Continued Dumping Offset......................................................................70

         5.18     Rule 144 Matters..............................................................................71

         5.19     Listing of Shares of Timken Common Stock......................................................71

         5.20     Obligations of the Sold Companies and the Subsidiaries........................................71

         5.21     Cooperation; Financial Information............................................................71

         5.22     Transaction Agreements........................................................................72

         5.23     Further Actions...............................................................................72

         5.24     Further Assurances............................................................................74

         5.25     Certain Indebtedness..........................................................................75

         5.26     Bearings Supply Arrangement...................................................................75

         5.27     Schedules.....................................................................................75

ARTICLE VI CONDITIONS TO THE SELLERS' OBLIGATIONS...............................................................75

         6.1      Representations and Warranties................................................................75

         6.2      Performance...................................................................................75

         6.3      Officer's Certificates........................................................................75

         6.4      Governmental Approvals........................................................................75

         6.5      Injunctions...................................................................................76

         6.6      Closing Deliveries............................................................................76

ARTICLE VII CONDITIONS TO THE BUYERS' OBLIGATIONS...............................................................76
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                                      iii

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         7.1      Representations and Warranties................................................................76

         7.2      Performance...................................................................................76

         7.3      Officer's Certificate.........................................................................76

         7.4      Governmental Approvals........................................................................76

         7.5      Injunctions...................................................................................76

         7.6      Closing Deliveries............................................................................77

         7.7      Qualifying Equity Offering....................................................................77

         7.8      Financing.....................................................................................77

         7.9      French Offer Letter...........................................................................77

ARTICLE VIII TERMINATION........................................................................................77

         8.1      Termination...................................................................................77

         8.2      Procedure and Effect of Termination...........................................................78

ARTICLE IX INDEMNIFICATION......................................................................................78

         9.1      Indemnification...............................................................................78

ARTICLE X MISCELLANEOUS.........................................................................................86

         10.1     Fees and Expenses.............................................................................86

         10.2     Governing Law.................................................................................86

         10.3     Projections...................................................................................87

         10.4     Guaranty of Performance.......................................................................87

         10.5     Amendment.....................................................................................88

         10.6     Assignment....................................................................................88

         10.7     Waiver........................................................................................88

         10.8     Notices.......................................................................................88

         10.9     Complete Agreement............................................................................90

         10.10    Schedules.....................................................................................90

         10.11    Counterparts..................................................................................90

         10.12    Publicity.....................................................................................90

         10.13    Headings......................................................................................90

         10.14    Severability..................................................................................90

         10.15    Third Parties.................................................................................90

         10.16    Consent to Jurisdiction; Waiver of Jury Trial.................................................90

                                    SCHEDULES
                                    ---------

Schedule A                      Stock Sellers/Asset Sellers
Schedule B                      Sold Companies
Schedule C                      Venture Entities
Schedule D                      Restructuring
Schedule E                      Separate Assets/Assumed Liabilities
Schedule F                      Buyers

Schedule 1.1(a)                 Persons included in the definition of Knowledge of the Buyers
Schedule 1.1(b)                 Persons included in the definition of Knowledge of the Sellers
Schedule 1.1(c)                 Cash of the Business
Schedule 2.3                    Section 2.3(c)(i) Allocation
                                Section 2.3(c)(ii) Allocation
Schedule 2.5(a)(v)              Consents to be Delivered at Closing by the Sellers
Schedule 2.5(b)(vi)             Consents to be Delivered at Closing by the Buyers
Schedule 2.6(a)                 Exceptions to GAAP/Benchmark Net Working Capital Statement
Schedule 2.6(i)                 Buildings
Schedule 3.3                    Capital Stock of the Sold Companies
Schedule 3.4(a)                 Subsidiaries
Schedule 3.4(b)                 Venture Entities/Venture Interests
Schedule 3.5(a)                 Audited Financial Statements/Interim Financial Statements
Schedule 3.6                    Disclosed Liabilities
Schedule 3.7                    Conflicts and Approvals
Schedule 3.8                    Noncompliance with Law
Schedule 3.9                    Proceedings
Schedule 3.10                   Certain changes with respect to the Sold Companies, the Subsidiaries, the Business and the Venture Entities
Schedule 3.11                   Tax Matters
Schedule 3.12(a)                Employee Benefits
Schedule 3.12(d)                Proceedings relating to Company Benefit Plans
Schedule 3.12(h)                Transaction related benefits under Foreign Plans
Schedule 3.12(i)                Benefits under life, medical and health plans under Foreign Plans
Schedule 3.12(k)                Agreements providing more than 6 months notice of termination
Schedule 3.13                   Labor Relations
Schedule 3.14                   Exceptions to Use of Intellectual Property
Schedule 3.15(a)                Material Contracts
Schedule 3.16                   Environmental Matters
Schedule 3.17                   Insurance
Schedule 3.18                   Defects in Title for Personal Property Assets
Schedule 3.19(a)                Leased Real Property
Schedule 3.19(b)                Owned Real Property
Schedule 3.20                   Business' 20 Largest Customers and Suppliers
Schedule 3.22                   Intercompany Services and Transactions


Schedule 4.4(c)                 Stock Option Plans
Schedule 4.5                    Subsidiaries of Timken
Schedule 4.9                    Proceedings against the Buyers
Schedule 4.10                   Noncompliance with Law of the Buyers
Schedule 4.11                   Disclosed Liabilities of Timken
Schedule 4.12                   Tax Matters of Timken
Schedule 4.14                   Brokers, Finders, Investment Bankers and Financial Advisors of the Buyers
Schedule 4.16                   Environmental Matters
Schedule 5.1(a)                 Exceptions to covenants regarding conduct of Business and Timken's business prior to the Closing
Schedule 5.8(g)(i)              Severance Policy
Schedule 5.8(g)(ii)(A)          Employment-related agreements assumed by Buyers
Schedule 5.8(g)(ii)(B)          Employment-related agreements retained by Sellers
Schedule 5.8(l)(iv)(G)          U.K. Assumptions
Schedule 5.14                   Exceptions to covenant regarding No Hire
Schedule 5.25                   Certain Indebtedness of the Business
Schedule 6.4                    Certain Governmental Approvals
Schedule 7.4                    Certain Governmental Approvals

                                  EXHIBITS
                                  --------

Exhibit A              Registration Rights Agreement
Exhibit B              Transition Services Agreement
Exhibit C              Confidentiality Agreement
Exhibit D              Standstill and Voting Agreement
Exhibit E              French Offer Letter

                       STOCK AND ASSET PURCHASE AGREEMENT

                  This STOCK AND ASSET PURCHASE AGREEMENT, dated as of October 16, 2002, between Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda ("IR"), on behalf of itself, Ingersoll-Rand European Holding Company B.V. with respect to Industria Cuscinetti S.p.A. and the other stock sellers set forth on SCHEDULE A (the "STOCK SELLERS") and the asset sellers set forth on Schedule A (the "ASSET SELLERS"; and collectively with IR and the other Stock Sellers, the "SELLERS"), and The Timken Company, an Ohio corporation ("TIMKEN"), on behalf of itself and the other buyers set forth on Schedule F (collectively with Timken, the "BUYERS").

                  WHEREAS, IR's Engineered Solutions business segment, either directly or indirectly through the Sold Companies, the Subsidiaries, the Asset Sellers and/or the Venture Entities, is engaged in the design, manufacture, sale and service of (a) bearing products, including but not limited to needle roller bearings, ball bearings, roller bearings, precision machined bearings and super precision ball bearings and (b) motion control components and assemblies relating to, among other products, automotive steering shafts (any of said activities as so conducted anywhere in the world by any or each of them, the "BUSINESS"; defined terms shall have the meanings set forth in ARTICLE I);

                  WHEREAS, the Stock Sellers own or will own the issued and outstanding shares of capital stock designated on Schedule 3.3 (the "SHARES") of the companies listed on SCHEDULE B (the "SOLD COMPANIES") through which IR partially conducts the Business;

                  WHEREAS, the Stock Sellers desire to sell, and the Buyers desire to purchase, the Shares, upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Stock Sellers, or in certain instances, the Sold Companies own or will own, directly or indirectly, the equity interests (the "VENTURE INTERESTS") designated on Schedule 3.4(b) in the companies listed on SCHEDULE C (the "VENTURE ENTITIES") and the Buyers desire to purchase or otherwise acquire by virtue of the purchase of the Shares, the Venture Interests upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Asset Sellers desire to sell, and the Buyers desire to purchase, the Separate Assets, upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, prior to the Closing, IR shall (i) cause the restructuring (the "RESTRUCTURING") described in SCHEDULE D to be consummated to the extent not completed by the date hereof and (ii) cause Torrington to distribute the CDO Payment Rights to IRNJ.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "AGREEMENT" shall mean this Stock and Asset Purchase Agreement (including the Schedules), as amended, modified or supplemented from time to time.

                  "BENCHMARK NET WORKING CAPITAL STATEMENT" shall mean the statement of net working capital of the Business (as adjusted as set forth in Schedule 2.6(a)) as of December 31, 2001, as set forth in Schedule 2.6(a).

                  "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                  "BUYER GROUP PLANS" shall mean (i) each material "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (ii) all other material severance, salary continuation, change in control, employment, incentive, bonus, stock option, stock purchase, restricted stock, retirement, pension, profit sharing or deferred compensation plan, program, agreement or policy and (iii) all other material employee benefit plans, contracts, programs, funds, or arrangements (whether qualified or nonqualified, funded or unfunded, foreign or domestic) sponsored or maintained by Timken or its subsidiaries in which employees of Timken or its subsidiaries participate (other than any such plans, programs, agreements or policies required by Law to be provided to any such employee).

                  "BUYER MATERIAL ADVERSE EFFECT" shall mean any change, occurrence or development that has a material adverse effect on the business, assets, Liabilities, results of operations or financial condition of Timken and its subsidiaries, taken as a whole, but shall exclude any effect (i) resulting from general economic conditions, (ii) affecting companies in the bearings industry generally, (iii) resulting from the announcement or performance of this Agreement or the transactions contemplated hereby or (iv) resulting from any actions required under this Agreement to obtain any Consent from any Person or Governmental Authority.

                  "CASH" shall mean the sum of cash, cash equivalents and liquid investments (plus all deposited but uncleared bank deposits (other than any such deposits that are not cleared as of the date of the final determination of the Final Statement of Net Debt) and less all outstanding checks (other than checks that have not been cleared as of the final determination of the Final Statement of Net Debt) of the Business; PROVIDED that the Sellers shall use reasonable best efforts to ensure that the only Sold Companies or Subsidiaries that will have Cash as of the Closing are those listed on Schedule 1.1(c) and that the amount of the Cash held by such Sold Companies and Subsidiaries shall not exceed the amounts set forth on such Schedule 1.1(c); PROVIDED FURTHER that any Cash not scheduled or in excess of the amounts listed on Schedule 1.1(c) shall be treated as Cash only to the extent that such Cash exceeds the amount of any withholding, income or other Tax or cost that results from the repatriation or transfer of such Cash, or transfer of or payment on any note or other instrument, to Timken in the United States.

                  "CLOSING NET WORKING CAPITAL STATEMENT" shall mean the statement of net working capital of the Business (as adjusted in accordance with this Agreement) as of 12:01 A.M. (local time) on the Closing Date, and after giving effect to the Restructuring, which statement shall be prepared and delivered in accordance with Section 2.6.

                  "COMPETITION/INVESTMENT LAW" shall mean any Law that is designed or intended to prohibit, restrict or regulate (a) foreign investment or
(b) antitrust, monopolization, restraint of trade or competition.

                  "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement between Timken and IR, a copy of which is attached as EXHIBIT C.

                  "CONSENT" shall mean any consent, approval, authorization, consultation, waiver, permit, grant, agreement, license, certificate, exemption, order, registration, declaration, filing or notice of, with or to any Person, or the expiration or termination of the waiting period under any Competition/Investment Law, in each case required to permit the consummation of any of the transactions contemplated hereby.

                  "CONTROL" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "DEBT OBLIGATIONS" shall, as applied to any Person, mean, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument, (c) that portion of obligations with respect to capital leases that is properly classified as a Liability on a balance sheet in conformity with GAAP, (d) notes payable, (e) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business) and (f) all indebtedness and obligations of the types described in the foregoing clauses (a) through (e) to the extent secured by any Encumbrance, other than Permitted Encumbrances, on any property or asset owned or held by that Person, regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; PROVIDED, HOWEVER, that any indebtedness incurred in connection with the IR Receivables Funding Facility shall not be deemed a Debt Obligation.

                  "EC MERGER REGULATION" shall mean Council Regulation (EEC) 4064/89 of the European Community, as amended.

                  "ENCUMBRANCE" shall mean (i) with respect to the Shares or Venture Interests or any other shares of capital stock owned by Sellers, Buyers or their respective subsidiaries, any voting trust, shareholder agreement, proxy or other similar restriction and (ii) with respect to any property or asset (including the Shares or the Venture Interests or any other shares of capital stock owned by Sellers, Buyers or their respective subsidiaries) any lien, mortgage, pledge, security interest, or other encumbrance.

                  "ENVIRONMENTAL CLAIM" means any notice or Proceeding by any Person alleging Liability or potential Liability (including Liability or potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, fines or penalties) relating to any Environmental Losses or in respect of any Environmental Laws.

                  "ENVIRONMENTAL LAW" shall mean any Law relating to remediation, restoration or protection of the environment or human health as relating to actual or potential exposure to Hazardous Materials, including such Laws relating to storage, treatment, management, generation, transportation, use or disposal of Hazardous Materials, including applicable Governmental Approvals pursuant to Environmental Law.

                  "ENVIRONMENTAL LOSSES" shall mean Losses arising from a Release of Hazardous Materials or noncompliance with or Liability under any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FEE LETTER" shall mean the fee letter referred to in the Commitment Letter and delivered to Timken in connection therewith.

                  "FINANCING" shall mean the financing contemplated in the Commitment Letter on the terms set forth in the Commitment Letter or such other terms that Timken may agree to in compliance with Section 5.10.

                  "FRENCH OFFER LETTER" shall mean that certain letter dated as of the date hereof addressed by Timken to IR, in the form attached hereto as Exhibit E, relating to Timken's offer to purchase the Nadella Shares and the Torrington France Shares.

                  "GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time.

                  "GOVERNMENTAL APPROVAL" shall mean any Consent of, with or to any Governmental Authority.

                  "GOVERNMENTAL AUTHORITY" shall mean any United States or foreign federal, state, provincial or local government or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states.

                  "GOVERNMENTAL ORDER" shall mean, with respect to any Person, any judgment, order, writ, injunction, decree, stipulation, agreement, determination or award entered or issued by or with any Governmental Authority and binding on such Person.

                  "HAZARDOUS MATERIALS" shall mean any substance or preparation defined as a "hazardous substance," "toxic substance," "hazardous waste," "dangerous preparation" or "dangerous substance" or any other term of similar import under any Environmental Law as in effect as of the date of the Closing or any other materials which are regulated or give rise to liability under Environmental Law as in effect as of the date of the Closing, including petroleum (including crude oil or any fraction thereof), asbestos and asbestos-containing materials, radiation and radioactive materials, leaded paints, molds and other harmful biologic agents, and polychlorinated biphenyls.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INTELLECTUAL PROPERTY" shall mean all (i) patents, (ii) inventions, discoveries, processes, formulae, designs, models, industrial designs, know-how, confidential information, proprietary information and trade secrets, whether or not patented or patentable, (iii) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names,
(iv) copyrights and other copyrightable works and works in progress, databases and software, (v) all other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world, (vi) any renewals, extensions, continuations, divisionals, reexaminations or reissues or equivalent or counterpart of any of the foregoing in any jurisdiction throughout the world, and (vii) all registrations and applications for registration of any of the foregoing.
                  "IRNJ" shall mean Ingersoll-Rand Company, a New Jersey corporation.

                  "KNOWLEDGE OF THE BUYERS" shall mean the actual knowledge (after reasonable inquiry) of the individuals listed on Schedule 1.1(a).

                  "KNOWLEDGE OF THE SELLERS" shall mean the actual knowledge (after reasonable inquiry) of the individuals listed on Schedule 1.1(b); PROVIDED, that (i) with respect to the Venture Entities, other than NSK Torrington Company, Ltd. "Knowledge of the Sellers" shall mean the actual knowledge without inquiry of the individuals listed on Schedule 1.1(b) and (ii) with respect to NSK Torrington Company, Ltd., "Knowledge of the Sellers" shall mean the actual knowledge (after reasonable inquiry) of the individuals listed on Schedule 1.1(b).

                  "LAW" shall mean any applicable Governmental Order or any applicable provision of any constitution, law (including principles of the common law), legally binding directive, treaty, statute, rule, regulation or order of any Governmental Authority.

                  "LIABILITIES" shall mean any and all liabilities and obligations of every kind and description whatsoever, whether such liabilities or obligations are known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute, contingent or otherwise.

                  "LOSSES" shall mean any and all claims, Liabilities, losses, damages, fines, penalties and costs (in each case including reasonable out-of-pocket expenses (including reasonable attorneys', accountants', technical consultants', engineers' and experts' fees and expenses)).

                  "NADELLA" shall mean Nadella S.A., a company organized under the laws of France and a direct, wholly owned subsidiary of IR.

                  "NADELLA SHARES" shall mean all of the issued and outstanding shares of Nadella.

                  "NET WORKING CAPITAL" shall mean Net Working Capital as set forth on the Closing Net Working Capital Statement, as determined in accordance with Section 2.6.

                  "NET WORKING CAPITAL BASE AMOUNT" shall mean Benchmark Net Working Capital as set forth on the Benchmark Net Working Capital Statement.

                  "NSULC" shall mean the Nova Scotia unlimited liability company formed pursuant to the Restructuring to receive the Separate Assets of Ingersoll-Rand Canada, Inc.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "ORDINARY COURSE OF BUSINESS" shall mean, in all material respects, the usual, regular and ordinary course of a business consistent with the past practice thereof.

                  "ORGANIZATIONAL DOCUMENT" shall mean, as to any Person, its certificate or articles of incorporation, its regulations or by-laws or any equivalent documents under the law of such Person's jurisdiction of incorporation or organization.

                  "PERMITTED ENCUMBRANCE" shall mean, (i) with respect to the Shares, the Venture Interests and the shares of capital stock owned by the Sold Companies or the Subsidiaries, Encumbrances set forth on Schedules 3.3, 3.4(a) and 3.4(b), as applicable, (ii) with respect to the Share Consideration and the shares of capital stock or other equity interest of Timken, Encumbrances set forth on Schedule 4.5, (iii) the leases, subleases and occupancy contracts referred to in Schedule 3.19(a) and the Encumbrances set forth on Schedule 3.18, and (iv) in all other cases, (A) liens for Taxes, assessments and other charges of Governmental Authorities not yet due and payable or being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed, (B) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business or by operation of law if the underlying obligations are not delinquent, (C) with respect to the Real Property (1) any conditions that may be shown by a current, accurate survey (2) easements, encroachments, restrictions, rights of way and any other non-monetary title defects; and (3) zoning, building and other similar restrictions; PROVIDED none of the foregoing described in clause (iv) shall individually or in the aggregate impair the continued use and operation or materially impair the value of the property to which they relate in the Business as presently conducted.

                  "PERSON" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity.

                  "PRICE PER SHARE" shall mean the gross public offering price per share (before underwriting discounts and commissions) of the shares of Timken Common Stock issued in the Qualifying Equity Offering, as set forth in the final prospectus for such offering.

                  "PROCEEDING" shall mean any action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any Governmental Authority.

                  "QUALIFYING EQUITY OFFERING" shall mean a registered public offering of not more than 11,000,000 shares of Timken Common Stock (without giving effect to any overallotment option, which overallotment option shall not exceed 15% of the offered shares) at a Price Per Share of at least $14.75.

                  "REAL PROPERTY" shall mean the Owned Real Property and the Leased Real Property.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A.

                   "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into surface water, ground water, a drinking water supply, land surface or subsurface strata or ambient air (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant) and any condition that poses a threat of any of the foregoing or results in exposure of a Person to a Hazardous Material.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SOLD COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, occurrence or development that has a material adverse effect on the business, assets, Liabilities (except to the extent assumed or retained by the Sellers' hereunder) results of operations or financial condition of the Business, taken as a whole, but shall exclude any effect (i) resulting from general economic conditions, (ii) affecting companies in the bearings industry generally, (iii) resulting from the announcement or performance of this Agreement or the transactions contemplated hereby or (iv) resulting from any actions required under this Agreement to obtain any Consent.

                  "STANDSTILL AND VOTING AGREEMENT" shall mean the Standstill and Voting Agreement, substantially in the form attached hereto as Exhibit D.

                  "SUBSIDIARIES" shall mean the Persons listed on Schedule 3.4(a); PROVIDED that as of the Closing Date, Subsidiaries shall be deemed to include a newly formed entity formed pursuant to the Restructuring to receive the Separate Assets of Ingersoll-Rand Canada, Inc.

                  "SUBSIDIARIES" shall mean, with respect to any Person, any other Person 50% or more of the voting equity of which is owned, directly or indirectly, by such first Person.

                  "TAX" OR "TAXES" shall mean any taxes of any kind, including but not limited to those measured on, measured by or referred to as, income, alternative or add-on minimum, gross receipts, escheat, capital, capital gains, sales, use, ad valorem, franchise, profits, license, privilege, transfer, withholding, payroll, employment, social, excise, severance, stamp, occupation, premium, value added, property, environmental or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, including any contractual obligation to indemnify another Person for Taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

                  "TAX RETURN" shall mean any return, report, declaration, form, election letter, statement or other information required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

                  "TAXING AUTHORITY" shall mean, with respect to any Tax, the Governmental Authority thereof that imposes such Tax and the agency, court or other body (if any) charged with the interpretation, administration or collection of such Tax for such Governmental Authority.

                  "TORRINGTON" shall mean The Torrington Company, a Delaware corporation.

                  "TORRINGTON FRANCE" shall mean Torrington France S.A.R.L., a company organized under the laws of France and an indirect subsidiary owned 99.98% by IR and 0.02% by The Torrington Company Limited.

                  "TORRINGTON FRANCE SHARES" shall mean all of the issued and outstanding shares of Torrington France.

                   "TRANSACTION AGREEMENTS" shall mean (a) with respect to the Separate Assets, such deeds, bills of sale, endorsements, assignments, affidavits and other instruments of sale, conveyance, transfer and assignment from the Asset Sellers, in form and substance reasonably satisfactory to IR and Timken, as shall be necessary under Law or contemplated by this Agreement in order to transfer all right, title and interest of the applicable Asset Sellers in, to and under such Separate Assets in accordance with the terms hereof, (b) with respect to the Assumed Liabilities, such instruments of assumption, in form and substance reasonably satisfactory to IR and Timken, as shall be necessary under Law or contemplated by this Agreement in order for the Assumed Liabilities to be effectively assumed by the applicable Buyer, (c) with respect to the Shares and Venture Interests, such instruments of sale, conveyance, transfer and assignment, and such other agreements or documents, if any, in each case in form and substance reasonably satisfactory to IR and Timken, as shall be necessary under Law or contemplated by this Agreement in order to transfer all right, title and interest of the applicable Stock Sellers or Sold Companies in such Shares or Venture Interests in accordance with the terms hereof (and with respect to the Nadella Shares and the Torrington France Shares, the French Offer Letter), (d) the Registration Rights Agreement, (e) the Transition Services Agreement and (f) the Standstill and Voting Agreement.

                  "TRANSFER REGULATION" shall mean any Law pursuant to which the employment of any employee of an Asset Seller will automatically transfer to a Buyer in connection with the transactions contemplated by this Agreement, including pursuant to Directive 77/187/EC of the European Parliament and council and any Law adopted pursuant thereto, and any Law otherwise requiring the delivery of information to or consultation with employees or their representatives in connection with the transactions contemplated by this Agreement.

                  "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement, substantially in the form attached hereto as EXHIBIT B.

                  "TREASURY REGULATIONS" shall mean the Treasury Regulations promulgated under the Code.

                  1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                 TERM                                         SECTION
                 ----                                         -------
                 2001 PBO                                     5.8(m)
                 active employees                             5.8(a)
                 Adjusted Net Proceeds                        5.23(b)
                 Adjusted Transfer Value                      5.8(l)(iv)(G)
                 Antitrust Order                              5.23(b)
                 Asset Sellers                                Preamble
                 Assumed Liabilities                          2.2(a)
                 Audited Financial Statements                 3.5(a)
                 Australian Plan PBO                          5.8(l)(viii)
                 Balance Sheet                                3.5(a)
                 Buildings                                    2.6(i)
                 Business                                     Recitals
                 Buyer Appraisal                              2.6(i)
                 Buyer Excluded Representations               9.1(d)(iii)
                 Buyer Guaranteed Obligations                 10.4(b)
                 Buyer Guaranty                               10.4(b)
                 Buyer Indemnified Persons                    9.1(a)
                 Buyers                                       Preamble
                 Buyers' Australian Plan                      5.8(l)(viii)
                 Buyers' Flexible Account Plan                5.8(j)
                 Buyers' U.K. Actuary                         5.8(l)(iv)(B)
                 Buyers' U.K. Plan                            5.8(l)(iv)(G)
                 Canadian Pension Plan                        5.8(l)(vii)(A)
                 Cash Consideration                           2.3(a)(i)
                 CDO Payment Rights                           5.17(a)
                 Closing                                      2.4(a)
                 Closing Date                                 2.4(a)
                 Closing PBO                                  5.8(m)
                 Code                                         5.3(b)

                 Commission                                   5.21(b)
                 Commitment Letter                            4.13
                 Company Benefit Plans                        3.12(a)
                 Company Employees                            5.8(a)
                 Connecticut Transfer Act                     5.23(e)
                 Consenting Employee                          5.8(l)(iv)(G)
                 Continued Dumping Offset                     5.17(a)
                 Controlled Group                             3.12(g)
                 CPA Firm                                     2.6(d)
                 Deferred Items                               2.4(b)
                 Deferred Transfer                            2.4(c)
                 Elections                                    5.3(b)
                 employee benefit plan                        3.12(a)
                 Environmental Liabilities                    9.1(a)(vii)
                 Excess Interest                              5.10(b)
                 Excluded Liabilities                         2.2(b)
                 Fair Market Value                            2.6(i)
                 FAS 87                                       5.8(l)(iv)(G)
                 Final Statement of Net Debt                  2.6(d)
                 Final Statement of Net Working Capital       2.6(d)
                 Foreign DB Plans                             5.8(m)
                 Foreign Plans                                3.12(a)
                 Former Employees                             5.8(b)(ii)
                 Former Non-U.S. Employees"                   5.8(l)(iii)
                 Income Taxes                                 5.5(a)
                 Indemnifying Party                           9.1(g)
                 Interim Financial Statements                 3.5(a)
                 Investment Grade LIBOR Margin                5.10(b)
                 IR                                           Preamble
                 IR Guaranty                                  10.4(a)
                 IR Receivables Funding Facility              5.1(a)(ii)
                 IR's Flexible Account Plan                   5.8(j)
                 IRS                                          3.12(b)
                 Joint Appraisal                              2.6(i)
                 Leased Real Property                         3.19(a)
                 Material Contracts                           3.15(a)
                 Membership Transfer Date                     5.8(l)(iv)(F)
                 Net Debt                                     2.6(a)
                 Net Debt Statement                           2.6(a)
                 Net Intercompany Receivables                 5.13
                 Non-Final Injunction                         2.4(b)
                 Non-U.S. Employees                           5.8(a)
                 Objection                                    2.6(b)
                 Other Taxes                                  5.5(a)
                 Owned Real Property                          3.19(b)
                 Payment Date                                 5.8(l)(iv)(H)

                 PBO                                          5.8(m)
                 Permits                                      3.8
                 Post-Closing Loss                            5.7(c)
                 Pre-Closing Straddle Period                  5.5(a)
                 Prime Rate                                   2.6(c)(i)
                 projected benefit obligation                 5.8(l)(iv)(G)
                 Purchase Price                               2.3(c)
                 Remaining Net Debt Deficiency                2.6(e)(ii)
                 Remaining Net Debt Excess                    2.6(e)(ii)
                 Remaining Net Working Capital Deficiency     2.6(e)(i)
                 Remaining Net Working Capital Excess         2.6(e)(i)
                 Reports                                      4.7(a)
                 Restructuring                                Recitals
                 Review Period                                5.3(d)
                 Section 2.3(c)(i) Allocation                 2.3(c)
                 Section 2.3(c)(ii) Allocation                2.3(c)
                 Section 338 Allocation                       5.3(d)
                 Section 338 Forms                            5.3(c)
                 Section 75 Act                               5.8(l)(iv)(F)
                 Section 75 Liability                         5.8(l)(iv)(F)
                 Seller Appraisal                             2.6(i)
                 Seller Excluded Representations              9.1(d)(ii)
                 Seller Guaranteed Obligations                10.4(a)
                 Seller Indemnified Persons                   9.1(b)
                 Sellers                                      Preamble
                 Sellers' Actuary                             5.8(l)(vii)(B)
                 Sellers' Australian Plan                     5.8(l)(viii)
                 Sellers' U.K. Actuary                        5.8(l)(iv)(B)
                 Separate Assets                              2.1(b)
                 Severance Agreements                         5.8(g)(ii)
                 Share Consideration                          2.3(a)(ii)
                 Shares                                       Recitals
                 Sold Companies                               Recitals
                 Stock Option Plans                           4.4(c)
                 Stock Sellers                                Preamble
                 Straddle Period                              5.4(b)
                 Tax Benefit                                  2.6(i)
                 Tax Claim                                    5.6(a)
                 Tax Diligence Schedule                       5.2(d)
                 Timken                                       Preamble
                 Timken Common Stock                          2.3(a)(ii)
                 Transfer Taxes                               5.4(c)
                 Transitional Period                          5.8(l)(iv)(A)

                 U.K. Assumptions                             5.8(l)(iv)(G)
                 U.K. Companies                               5.8(l)(iv)(A)
                 U.K. Pension Scheme                          5.8(l)(iv)(A)
                 Union Employees                              5.8(c)
                 U.S. Company Benefit Plans                   3.12(a)
                 USDOA                                        5.17(a)
                 Venture Entities                             Recitals
                 Venture Interests                            Recitals
                 WARN Act                                     3.13
                 Withheld Amount                              2.3(d)

                  1.3 OTHER INTERPRETIVE PROVISIONS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including any Schedules hereto) and not to any particular provision of this Agreement, and all Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

                                   ARTICLE II
                                PURCHASE AND SALE

                  2.1 TRANSFERS BY THE SELLERS AND THEIR AFFILIATES.
(a) PURCHASE AND SALE OF THE SHARES AND THE VENTURE INTERESTS. On the Closing Date and subject to the terms and conditions set forth in this Agreement, (i) the Stock Sellers will sell, convey, assign and transfer to the applicable Buyers set forth in Schedule F, and the applicable Buyers set forth in Schedule F will purchase and acquire, all of such Stock Sellers' right, title and interest in and to the Shares and Venture Interests, free and clear of all Encumbrances, other than Permitted Encumbrances and other than such as may be created by or on behalf of the Buyers; PROVIDED, HOWEVER, that with respect to the Nadella Shares and the Torrington France Shares, the purchase and sale thereof shall be effected exclusively in accordance with Section 5.22 and with the terms of the French Offer Letter and (ii) the other Venture Interests will be indirectly acquired by virtue of the sale and conveyance of the Shares.

                  (b) PURCHASE AND SALE OF THE SEPARATE ASSETS. On the Closing Date and subject to the terms and conditions set forth in this Agreement, the applicable Buyers set forth in Schedule F shall purchase and acquire from the Asset Sellers, and the Asset Sellers shall sell, convey, assign and transfer to the applicable Buyers, free and clear of all Encumbrances, other than Permitted Encumbrances and other than such as may be created by or on behalf of the Buyers, all those assets described in SCHEDULE E wherever situated and principally used in or held for use in the Business by the indicated Asset Seller, as the same shall exist on the Closing Date (collectively, the "SEPARATE ASSETS"). Except for the Separate Assets, the Asset Sellers will retain all other assets, properties, rights and interests owned, used or held by the Asset Sellers. For the purpose of this Agreement, (i) all references to the Business shall be deemed to include the Separate Assets and (ii) as of the date of this Agreement (but not the Closing Date), (A) the

Separate Assets shall be deemed to include the assets of Ingersoll-Rand Canada, Inc. set forth in Schedule E, and (B) the Asset Sellers shall be deemed to include Ingersoll-Rand Canada, Inc.

                  2.2 ASSUMPTION OF LIABILITIES. (a) Without limiting either (i) the Liabilities of the Sold Companies, the Subsidiaries and the Venture Entities or (ii) the assumption by the Buyers of any Liabilities expressly assumed pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the applicable Buyers shall assume, and shall thereafter pay, perform and discharge as and when due (x) all Liabilities of the respective Asset Sellers set forth on Schedule E attributable to the Business and (y) all Liabilities of IR and its Affiliates under the Material Contracts set forth in Schedule 3.15(a), (the foregoing Liabilities, the "ASSUMED LIABILITIES").

                  (b) Except as expressly provided in Section 2.2(a), the Buyers shall not assume, and shall not have been deemed to assume, any Liability of the Asset Sellers arising out of, relating to, or incurred in connection with the conduct of the Business or relating to the Separate Assets (such Liabilities of the Asset Sellers, other than those constituting the Assumed Liabilities, the "EXCLUDED LIABILITIES").

                  2.3 CONSIDERATION. (a) On the Closing Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment and transfer of the Shares, the Venture Interests and the Separate Assets, Timken, on behalf of the Buyers, will on the Closing Date:

                  (i) pay to the Sellers $700,000,000 (as adjusted pursuant to Section 2.6, the "CASH CONSIDERATION");

                  (ii) issue to IRNJ that number of shares (the "SHARE CONSIDERATION") of common stock, without par value, of Timken (the "TIMKEN COMMON STOCK") equal to the quotient of (x) $140 million divided by (y) the Price Per Share; and

                  (iii) assume the Assumed Liabilities.

                  (b) [Intentionally omitted]

                  (c) The Cash Consideration and the Share Consideration (collectively, as adjusted pursuant to this Agreement, the "PURCHASE PRICE") shall be allocated among the Sellers as set forth on Schedule 2.3 (the "SECTION 2.3(c)(i) ALLOCATION"). The Buyers and the Sellers agree that the amount of Purchase Price allocable to the Sold Companies, Separate Assets or Venture Interests, which allocation shall be set forth in dollar amounts on Schedule 2.3 (the "SECTION 2.3(c)(ii) ALLOCATION"), shall in each case be equal to the fair market value of the relevant Sold Companies, Separate Assets or Venture Interests, as applicable, determined after giving effect to the Restructuring; PROVIDED, that the amounts shown on the Section 2.3(c)(ii) Allocation shall be adjusted prior to the Closing to reflect any changes in the net book value of any of the Sold Companies, Separate Assets or Venture Interests (except for Industrias del Rodamiento S.A., NSULC, Torrington and the Separate Assets of Ingersoll-Rand Company Limited (Technology Branch) set forth on Schedule E) during the period beginning on December

31, 2001 and ending at the Closing and a corresponding adjustment shall be made to the amount shown on the Section 2.3(c)(ii) Allocation for Torrington.

                  (d) The Buyers shall withhold from the Purchase Price (i) any and all amounts equal to any withholding Tax owed to any Taxing Authority as a result of the transactions contemplated by this Agreement and (ii) an amount equal to any U.S. state Tax owed for periods ending on or prior to the taxable period ending on the Closing Date that, if not withheld, would cause the Buyers to be successors to any Tax (a "WITHHELD AMOUNT"). If any Buyer computes an amount of Tax owed to any Taxing Authority for which it desires to withhold, such Buyer shall provide to the Sellers a schedule detailing the amount of Tax due in each jurisdiction and such Buyer and the Sellers must both agree on the amount properly owed before such Buyer may withhold any such Taxes. If the applicable Buyer and the Sellers are unable to agree on a Withheld Amount, they shall request a nationally recognized accounting firm to provide an opinion on the Withheld Amount and such opinion shall be determinative. If, subject to the other provisions of this Section 2.3(d), any Buyer withholds any amount from the Purchase Price, such Buyer agrees to pay over to the applicable Taxing Authority the amount required to be withheld, and to promptly deliver to the Sellers any withheld amounts remaining thereafter in such Buyer's custody (including, without limitation, any withheld amounts subsequently refunded to such Buyer). IR shall be responsible for the appointment of a Tax representative in France in relation to the sale of Nadella and will provide the Buyer with satisfactory evidence that such Tax representative has been formally accepted by the French Tax Authorities; PROVIDED that all costs and expenses of such Tax representative shall be borne equally by the Sellers, on the one hand, and the Buyers, on the other hand.

                  2.4 THE CLOSING. (a) Unless this Agreement shall have been terminated pursuant to ARTICLE VIII, subject to the satisfaction or waiver of the conditions set forth in ARTICLES VI and VII, the closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Jones, Day, Reavis & Pogue, 222 East 41st Street, New York, New York 10017, not later than on the third Business Day following the satisfaction or waiver of the conditions set forth in Section 7.7, or if the conditions set forth in
Section 6.4 and 7.4 are not satisfied on such date, on the third Business Day following the satisfaction or waiver of the conditions set forth in 6.4 and 7.4 hereof (the "CLOSING DATE"), or at such other place and time as may be agreed upon by the Sellers and the Buyers.

                  (b) If, on the Closing Date, (i) (A) any Seller or applicable Buyer has not obtained any Governmental Approval or other Consent required in order to transfer (directly or indirectly) any Shares or Venture Interests in Industria Cuscinetti S.p.A. or Torrington Wuxi Bearings Company Limited (collectively, the "DEFERRED ITEMS"), and (B) the conditions precedent to the Closing have been satisfied or waived or (ii) there is in effect any injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction or any Law or Governmental Order that restrains or prohibits the transfer to the applicable Buyer of any of the Deferred Items (but not any of the other transactions contemplated hereby) that is not permanent and non-appealable (a "NON-FINAL INJUNCTION"), such Deferred Items shall be withheld from sale without any reduction in the Purchase Price. From and after the Closing, the Sellers and the Buyers shall continue to use reasonable best efforts to obtain all Governmental Approvals and Consents relating to the Deferred Items or the transfer thereof, and/or to cause all Non-Final Injunctions relating to the Deferred Items or the transfer thereof to be lifted.

                  (c) Until such time as any Deferred Items have been transferred to the applicable Buyer pursuant to Section 2.4(d) (each, a "DEFERRED TRANSFER"), the Deferred Items shall be held for such Buyer's benefit and shall be managed and operated by the Sellers for such Buyer's benefit and account from the Closing to the time of the respective Deferred Transfers, with all gains, income, losses, taxes or other items generated thereby to be for such Buyer's account. IR and its Affiliates shall have no Liability to any Buyer arising out of the management or operation of Deferred Items other than for negligence or willful misconduct, for which negligence or willful misconduct IR and its Affiliates will indemnify the Buyers; PROVIDED, that IR and its Affiliates will have no Liability for actions taken in accordance with the request or direction of Timken or its Affiliates. Except as set forth in the immediately preceding sentence, the Buyers shall reimburse the Sellers and shall hold the Sellers harmless from and against all Liabilities, incurred or asserted as a result of the Sellers' post-Closing direct or indirect ownership, management or operation of the Deferred Items, including, without limitation, the amount of any additional Taxes payable by the Sellers (whether currently or in the future), after application of the terms of this Agreement, as a result thereof in excess of the amount of Taxes which would have been payable by the Sellers, after application of the terms of this Agreement, if the Deferred Items had been transferred to the applicable Buyer on the Closing Date. Notwithstanding the foregoing, the Sellers shall reimburse the applicable Buyers and hold them harmless from and against any additional Taxes payable by such Buyers (whether currently or in the future), after application of the terms of this Agreement, as a result of such Buyers being denied the use of a loss, deduction or Tax credit generated with respect to the Deferred Items because of the Sellers' post-Closing direct or indirect ownership, management or operation of the Deferred Items. Any claim made against the Buyers by any Taxing Authority that would result in a payment pursuant tot he immediately preceding sentence shall be treated as a Tax Claim and be subject to Section 5.6.

                  (d) The closing of a transfer of any Deferred Item shall be effected on the fifth Business Day after receipt of all necessary Consents and Approvals, or at such other time as the parties may agree, and shall be effective upon the execution and delivery of all Transaction Agreements required under Law to effect such transfer.

                  (e) If the Closing of the transfer of any Deferred Item shall not have occurred prior to the 18-month anniversary of the Closing Date, (i) all obligations of the parties with respect to the sale of such Deferred Item and all other Liabilities pursuant to this Agreement with respect to such Deferred Item (other than the indemnities referred to in clause (c) above) shall be terminated, (ii) IR and its Affiliates shall retain such Deferred Item and (iii) IR shall pay to Timken on the 18-month anniversary of the Closing Date the amount set forth in the Section 2.3(a)(ii) Allocation with respect to such Deferred Item, plus interest thereon at the Prime Rate for the period beginning on the Closing Date and ending on the date of payment.

                  2.5 DELIVERIES AT THE CLOSING. (a) At or prior to the Closing, IR shall deliver or cause to be delivered to each of the respective
Buyers:

                  (i) stock certificates (or local legal equivalent) evidencing the Shares and/or the Venture Interests to be sold by each Stock Seller, duly endorsed in blank, or accompanied by stock powers duly executed in blank and with any required stock transfer tax stamps affixed;

                  (ii) a receipt from each Seller for the portion of the Purchase Price paid to such Seller, as the case may be;

                  (iii) the Transaction Agreements to which each Seller is a party, duly executed by each relevant Seller;

                  (iv) copies of the resolutions (or local equivalent) of the boards of directors and, where required, the stockholders of each Seller, authorizing and approving this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby, certified by the respective corporate secretaries (or local equivalent) of the applicable Sellers to be true and complete and in full force and effect and unmodified as of the Closing Date;

                  (v) the Consents listed on Schedule 2.5(a)(v); and

                  (vi) the certificates required by Section 7.3.

                  (b) At or prior to the Closing, Timken shall deliver or cause to be delivered to each of the respective Sellers the following:

                  (i) the Cash Consideration by wire transfer of immediately available funds to an account or accounts designated by IR to Timken not less than two Business Days prior to the Closing;

                  (ii) stock certificates evidencing the Share Consideration in the denominations and duly registered in the name(s) specified by IR;

                  (iii) a receipt evidencing the applicable Buyer's receipt of the Shares, the Separate Assets and the Venture Interests;

                  (iv) copies of the resolutions of the board of directors of each Buyer authorizing and approving this Agreement and all other transactions and agreements contemplated hereby, certified by the corporate secretary of each Buyer to be true and complete and in full force and effect and unmodified as of the Closing Date;

                  (v) the Transaction Agreements to which Timken or other applicable Buyer is a party, duly executed by Timken or such other Buyer;

                  (vi) the Consents listed on Schedule 2.5(b)(vi); and

                  (vii) the certificate required by Section 6.3.

                  2.6 PURCHASE PRICE ADJUSTMENT. (a) Within 90 days after the Closing Date, PricewaterhouseCoopers LLP, on behalf of IR, will prepare, or cause to be prepared, the Closing Net Working Capital Statement. The Closing Net Working Capital Statement shall be prepared on a combined basis in accordance with GAAP (subject to the exceptions described in Schedule 2.6(a)), applied on a basis consistent with the Audited Financial Statements and, except as set forth on Schedule 2.6(a), prepared on a basis consistent with, and reflecting, all adjustments reflected on the Benchmark Net Working Capital Statement and eliminating the effect of currency fluctuations since December 31, 2001. At the same time, PricewaterhouseCoopers LLP, on behalf of IR, will prepare, or cause to be prepared, a statement containing a calculation of the Net Debt (the "NET DEBT STATEMENT"), which shall be prepared in accordance with the definition of Net Debt. "NET DEBT" shall mean the excess of Debt Obligations identified on
Schedule 5.25 over the Cash of the Business after giving effect to the Restructuring as of 12:01 A.M. (local time) on the Closing Date, determined on a combined basis in accordance with GAAP (subject to the exceptions described in Schedule 2.6(a)), applied on a basis consistent with the Audited Financial Statements; PROVIDED that with respect to Torrington Wuxi Bearings Company Limited, for purposes of calculating Net Debt, (i) Debt Obligations shall be equal to the product of (x) the Debt Obligations of Torrington Wuxi Bearings Company Limited multiplied by (y) 78% and (ii) Cash shall be equal to the product of (x) the Cash of Torrington Wuxi Bearings Company Limited multiplied by (y) 78%. Timken will assist and cooperate with IR in the preparation of the Closing Net Working Capital Statement and the Net Debt Statement, including by providing IR and its accountants reasonable access to the books and records of the Business and to any other information reasonably necessary to prepare the Closing Net Working Capital Statement and the Net Debt Statement.

                  (b) Timken shall, within 30 days after the delivery by IR of the Closing Net Working Capital Statement and the Net Debt Statement, complete its review of the Closing Net Working Capital Statement and the Net Debt Statement. Timken and its accountants shall be provided with reasonable access to the workpapers of PricewaterhouseCoopers LLP in connection with such review. In the event that Timken determines that either of the Closing Net Working Capital Statement or the Net Debt Statement has not been prepared on a basis consistent with the requirements of Section 2.6(a), Timken shall, on or before the last day of such 30-day period, inform IR in writing (the "OBJECTION"), setting forth a specific description of the basis of the Objection, the adjustments to the Closing Net Working Capital Statement or the Net Debt Statement which Timken believes should be made, and Timken's calculation of the Net Working Capital or Net Debt, as the case may be, and Timken shall be deemed to have accepted any items not specifically disputed in the Objection. Failure to so notify IR shall constitute acceptance and approval of IR's calculation of the Net Working Capital and Net Debt. The parties agree that, to the extent either party elects to conduct a physical count of the inventory of the Business following the date of this Agreement (such physical count to be performed on a basis consistent with the basis employed in connection with the preparation of the Audited Financial Statements), the other party and its independent accountants shall have the right to be present at such inventory and, unless the observing party objects to the method of conducting such inventory, the physical count obtained at such inventory shall be used for purposes of determining the Net Working Capital.

         (c) (i) Subject to Section 2.6(f), if the Net Working Capital calculated by Timken and the Net Working Capital calculated by IR are both less than the Net Working Capital

         Base Amount, the Sellers shall pay an amount in cash equal to the sum of (x) the amount of the deficiency between the Net Working Capital Base Amount and the Net Working Capital calculated by IR plus (y) interest on the amount paid computed at the rate declared from time to time by JPMorgan Chase Bank at its "base rate" (based on a 365-day year) (the "PRIME RATE") for the period from the Closing Date to the date of such payment, in immediately available funds to the Buyers no later than the third Business Day following IR's receipt of Timken's Objection. If the Net Working Capital calculated by Timken and the Net Working Capital calculated by IR are both greater than the Net Working Capital Base Amount, the Buyers shall pay the Sellers an amount in cash equal to the sum of (x) the amount of the excess of the Net Working Capital calculated by Timken over the Net Working Capital Base Amount plus (y) interest on the amount paid computed at the Prime Rate for the period from the Closing Date to the date of such payment, in immediately available funds to the Sellers no later than the third Business Day following IR's receipt of Timken's Objection.

         (ii) Subject to Section 2.6(f), if the Net Debt calculated by Timken and the Net Debt calculated by IR are both negative (i.e., Cash exceeds Debt Obligations), the Buyers shall pay an amount in cash equal to the sum of (x) the amount of the Net Debt calculated by Timken plus (y) interest on the amount paid computed at the Prime Rate for the period from the Closing Date to the date of such payment, in immediately available funds to the Sellers no later than the third Business Day following IR's receipt of Timken's Objection. If the Net Debt calculated by Timken and the Net Debt calculated by IR are positive (i.e., Cash is less than Debt Obligations), the Sellers shall pay an amount in cash equal to the sum of (x) the amount of the Net Debt calculated by IR plus (y) interest on the amount paid computed at the Prime Rate for the period from the Closing Date to the date of such payment, in immediately available funds to Timken no later than the third Business Day following IR's receipt of Timken's Objection.

                  (d) IR shall then have 30 days following the date it receives the Objection to review and respond to the Objection. If IR and Timken are unable to resolve all of their disagreements with respect to the determination of the foregoing items by the 30th day following IR's response thereto, after having used their good faith efforts to reach a resolution, they shall refer their remaining differences to Deloitte & Touche LLP or another internationally recognized firm of independent public accountants as to which IR and Timken mutually agree (the "CPA FIRM"), who shall, acting as experts in accounting and not as arbitrators, determine on a basis consistent with the requirements of
Section 2.6(a), and only with respect to the specific remaining accounting related differences so submitted, whether and to what extent, if any, the Closing Net Working Capital Statement and/or the Net Debt Statement, as applicable, requires adjustment. IR and Timken shall request the CPA Firm to use its reasonable best efforts to render its determination within 45 days. The CPA Firm's determination shall be conclusive and binding upon IR and Timken. IR and Timken shall make reasonably available to the CPA Firm all relevant books and records, any work papers (including those of the parties' respective accountants) and supporting documentation relating to the Net Working Capital Statement and/or the Net Debt Statement, as applicable, and all other items reasonably requested by the CPA Firm. The "FINAL STATEMENT OF NET WORKING CAPITAL" shall be (i) the Closing Net Working Capital Statement in the event that (x) no Objection is delivered to IR during the initial 30-day period specified above or (y) IR and Timken so agree, (ii) the Net Working Capital Statement, adjusted in accordance with the Objection, in the event that (x) IR does not respond to the Objection during the 30-day period specified above following receipt by IR of the Objection or (y) IR and Timken so agree or (iii) the Closing Net Working Capital Statement, as adjusted pursuant to the agreement of Timken and IR or as adjusted by the CPA Firm, together with any other modifications to the Closing Net Working Capital Statement agreed upon by IR and Timken. The "FINAL STATEMENT OF NET DEBT" shall be (i) the Net Debt Statement in the event that (x) no Objection is delivered to IR during the initial 30-day period specified above or
(y) IR and Timken so agree, (ii) the Net Debt Statement, adjusted in accordance with the Objection, in the event that (x) IR does not respond to the Objection during the 30-day period specified above following receipt by IR of the Objection or (y) IR and Timken so agree or (iii) the Net Debt Statement, as adjusted pursuant to the agreement of Timken and IR or as adjusted by the CPA Firm, together with any other modifications to the Net Debt Statement agreed upon by IR and Timken. All fees and disbursements of the CPA Firm shall be shared equally by the Sellers, on the one hand, and the Buyers, on the other hand.

                  (e) (i) Subject to Section 2.6(f), if the calculation of the Net Working Capital contained in the Final Statement of Net Working Capital is less than the Net Working Capital Base Amount, the Sellers shall pay an amount in cash equal to the difference of (x) the amount of such deficiency, minus (y) any amounts paid by the Sellers to the Buyers pursuant to Section 2.6(c) (such difference, the "REMAINING NET WORKING CAPITAL DEFICIENCY"), plus (z) interest on the amount paid computed at the Prime Rate for the period from the Closing Date to the date of such payment. Such payment shall be made by the Sellers on the Remaining Net Working Capital Deficiency, in immediately available funds to the Buyers within three Business Day after the ultimate determination of the Final Statement of Net Working Capital as provided in this Section 2.6. If the calculation of the Net Working Capital contained in the Final Statement of Net Working Capital is greater than the Net Working Capital Base Amount, the Buyers shall pay an amount in cash equal to the difference of (x) the amount of such excess minus (y) any amounts paid by the Buyers to the Sellers pursuant to Section 2.6(c) (such difference, the "REMAINING NET WORKING CAPITAL EXCESS"), plus (z) interest on the amount paid computed at the Prime Rate for the period from the Closing Date to the date of such payment on the Remaining Net Working Capital Excess, in immediately available funds to the Sellers, within three Business Days after the ultimate determination of the Final Statement of Net Working Capital as provided in this Section 2.6.

                  (ii) Subject to Section 2.6(f), if the calculation of the Net Debt contained in the Final Statement of Net Debt is negative, the Buyers shall pay an amount in cash equal to the difference of (x) the Net Debt minus (y) any amounts paid by the Buyers to the Sellers pursuant to Section 2.6(c) (such difference, the "REMAINING NET DEBT DEFICIENCY"), plus (z) interest on the amount paid computed at the Prime Rate for the period from the Closing Date to the date of such payment, in immediately available funds to the Sellers within three Business Days after the ultimate determination of the Final Statement of Net Debt as provided in this Section 2.6. If the calculation of the Net Debt contained in the Final Statement of Net Debt is positive, the Sellers shall pay an amount in cash equal to the difference of (x) the amount of such excess minus (y) any amounts paid by the Sellers in cash to the Buyers pursuant to Section 2.6(c) (such difference, the "REMAINING NET DEBT EXCESS"), plus (z) interest on the amount paid computed at the

         Prime Rate for the period from the Closing Date to the date of such payment, in immediately available funds to the Buyers, within three Business Days after the ultimate determination of the Final Statement of Net Debt as provided in this Section 2.6.

                  (f) All amounts payable by the Buyers or the Sellers, as the case may be, pursuant to Section 2.6(c) or 2.6(e), as the case may be, shall be netted against all amounts payable to such party by the other party pursuant to such Section.

                  (g) Any amounts payable to or from the Sellers under this
Section 2.6 shall be paid pro rata among the Sellers based on the portion of the Purchase Price paid to each of the Sellers. The Buyers and the Sellers agree to treat any amounts payable pursuant to this Section 2.6 as an adjustment to the Purchase Price.

                  (h) Notwithstanding the foregoing provisions of this Section 2.6, in the event that any assets or businesses of the Sold Companies or the Subsidiaries or any Separate Assets are divested or sold pursuant to Section 5.23(b) in one or more transactions that, had such transactions occurred prior to December 31, 2001, would have impacted the Benchmark Net Working Capital Statement and the Net Working Capital Base Amount, then the Benchmark Net Working Capital Statement and the Net Working Capital Base Amount shall each be adjusted to give effect to such divestiture or sale as if such divestiture or sale occurred prior to December 31, 2001. In such event, all calculations pursuant to this Section 2.6 shall be effected utilizing such adjusted Benchmark Net Working Capital Statement and adjusted Net Working Capital Base Amount.

                  (i) Notwithstanding the foregoing provisions of this Section 2.6, the Purchase Price shall be reduced by an amount equal to the net present value of the depreciation deductions (the "TAX BENEFIT") allowable under Canadian Tax Law with respect to the assets of NSULC listed on Schedule 2.6(i) (the "BUILDINGS"), calculated as follows: (i) the Buildings will be deemed to be depreciated on a basis consistent with Canadian Tax Law; (ii) the depreciable basis in the Buildings shall be deemed to be an amount equal to the difference between the fair market value of the Buildings (the "FAIR MARKET VALUE") and NSULC's Tax basis in the Buildings as of the Closing Date; and (iii) the effective Tax rate of NSULC shall be deemed to be the actual combined effective Tax rate (taking into account Canadian federal, provincial and local Taxes) of Ingersoll-Rand Canada, Inc. as of the Closing Date. The net present value of the Tax Benefit shall be calculated by discounting the amount of the Tax Benefit, as determined pursuant to the immediately preceding sentence, back to the Closing Date, using a discount rate of 10%. Within 30 days of the Closing Date, the Buyers shall, at their sole cost and expense, select a nationally recognized independent appraisal firm to conduct an appraisal of the Buildings (the "BUYER APPRAISAL") to determine its Fair Market Value. The determination of Fair Market Value set forth in the Buyer Appraisal shall be final unless the Sellers object to the Buyer Appraisal within 15 days of their receipt thereof, in which case the Sellers shall have 30 days from the date of such objection to select, at their sole cost and expense, a nationally recognized independent firm to conduct an appraisal of the Buildings (the "SELLER APPRAISAL") to determine its Fair Market Value. The determination of Fair Market Value set forth in the Seller Appraisal shall be final unless the Buyers object to the Seller Appraisal within 15 days of their receipt thereof, in which case the Buyers and the Sellers shall mutually agree on a nationally recognized independent firm to conduct an appraisal of the Buildings (the "JOINT APPRAISAL") to determine its Fair Market

Value. The determination of Fair Market Value set forth in the Joint Appraisal shall be final and binding on the parties for purposes of determining the amount of the Tax Benefit.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers, jointly and severally, hereby represent and warrant to the Buyers as follows:

                  3.1 ORGANIZATION. Each of the Sellers and the Sold Companies is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of the Sellers and the Sold Companies has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed (i) would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement or (ii) with respect to the Sold Companies, would not reasonably be expected, individually or in the aggregate, to have a Sold Company Material Adverse Effect.

                  3.2 AUTHORIZATION; ENFORCEABILITY. Each of the Sellers has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which each is a party and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Agreements by each of the Sellers, as applicable, and the performance by each of them of their respective obligations hereunder and thereunder, in the case of IR have been, and in the case of the other Sellers, prior to the Closing Date will be, duly authorized by all necessary corporate action on the part of such party, and, upon such authorization, no other corporate or shareholder proceedings or actions are necessary to authorize and consummate this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by IR, and the Transaction Agreements will be duly executed and delivered by IR and each of the Sellers, as applicable, and, assuming due authorization, execution and delivery by the Buyers, constitutes, or will constitute, a valid and binding agreement of each of the Sellers, as applicable, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  3.3 CAPITAL STOCK OF THE SOLD COMPANIES. Set forth on Schedule
3.3 is the jurisdiction of incorporation, formation or organization, its entity classification for United States federal income tax purposes, and the number of authorized, issued and outstanding Shares of each of the Sold Companies and, except as set forth on Schedule 3.3, there are no other authorized, issued or outstanding shares of capital stock or other equity interests of any of the Sold Companies. Except as set forth on Schedule 3.3, all of the issued and outstanding Shares of each of the Sold Companies are owned, beneficially and of record, free and clear of any Encumbrances, other than Permitted Encumbrances, by the indicated Stock Sellers. All of such issued and outstanding Shares were duly authorized and have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth on Schedule 3.3, there are no preemptive or similar rights on the part of any holders of any class of securities of any Sold Company and, except for this Agreement or as set forth on
Schedule 3.3, there are no outstanding subscriptions, options, warrants, calls, conversion or other rights, agreements, commitments, arrangements or understandings relating to the sale, issuance or voting of any shares of the capital stock of any of the Sold Companies, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of any of the Sold Companies. There are no outstanding agreements or commitments obligating any Stock Seller or Sold Company to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any Sold Company. At the Closing, the applicable Stock Sellers will convey good and valid title to the Shares to the applicable Buyer, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances created by or on behalf of the Buyers.

                  3.4 SUBSIDIARIES AND VENTURE INTERESTS. (a) Schedule 3.4(a) sets forth for each of the Subsidiaries (i) its jurisdiction of incorporation, formation or organization, as applicable, its entity classification for United States federal income tax purposes and (ii) the number of authorized, issued and outstanding shares of each class of its capital stock or other authorized, issued and outstanding equity interests, as applicable, the names of the holders thereof, and the number of shares or percentage interests, as applicable, held by each such holder. Each Subsidiary is duly incorporated, formed or organized, as applicable, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation, formation or organization, as applicable, has the requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business, and, where applicable, is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Sold Company Material Adverse Effect. All the issued and outstanding shares of capital stock or other equity interests of the Subsidiaries are owned, beneficially and of record, free and clear of any Encumbrances, other than Permitted Encumbrances, by the Sold Companies or another Subsidiary. All of such issued and outstanding shares are duly authorized and have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth in Schedule 3.4(a), there are no preemptive or similar rights on the part of any holders of any class of stock of any Subsidiary. Except as set forth on Schedule 3.4(a), there are no outstanding subscriptions, options, warrants, calls, conversion or other rights, agreements or commitments relating to the sale, issuance or voting of any shares of the capital stock or other equity interest of any of the Subsidiaries, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of any of the Subsidiaries. There are no outstanding agreements or commitments obligating any Stock Seller or Sold Company or Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any Subsidiary. Except (i) as set forth on Schedule 3.4(a) and (ii) except for equity interests that will no longer be owned by the Sold Companies and Subsidiaries after giving effect to the Restructuring, neither the Sold Companies nor the Subsidiaries own any equity interest in any other Person.

                  (b) Schedule 3.4(b) sets forth for each of the Venture Entities (i) its jurisdiction of incorporation, formation or organization, as applicable, and its entity classification for United States federal income tax purposes and (ii) a description of the Venture Interests to be sold or otherwise transferred pursuant hereto, the name of the Seller or Sold Company that holds such Venture Interests and the number of Venture Interests held by each such holder. Each of the Venture Entities is duly incorporated, formed or organized, as applicable, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation, formation or organization. Except as set forth on Schedule 3.4(b), all the Venture Interests set forth on Schedule 3.4(b) are owned, beneficially and of record, by the applicable Stock Seller or Sold Company identified on Schedule 3.4(b), free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances created by or on behalf of the Buyers. Except for this Agreement, none of the Sellers or the Sold Companies is party to any contract, agreement or commitment requiring such Seller or Sold Company to sell or dispose of the Venture Interests or to purchase or otherwise acquire any additional shares or other equity interests of any Venture Entity, or governing the voting of any of the Venture Interests. The Venture Interests are duly authorized and have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

                  3.5 FINANCIAL STATEMENTS. Schedule 3.5(a) sets forth the audited combined balance sheets of the Business as of December 31, 2001 and 2000 (such balance sheet as of December 31, 2001, the "BALANCE SHEET") and the related audited combined statements of income and cash flows for the years ended December 31, 2001, 2000 and 1999 (the "AUDITED FINANCIAL STATEMENTS"). Schedule 3.5(a) also sets forth the unaudited combined balance sheets of the Business as of June 30, 2002 and 2001 and the related unaudited combined statements of income and cash flows for the six-month periods ended June 30, 2002 and 2001 (the "INTERIM FINANCIAL STATEMENTS"). All the foregoing financial statements have been prepared from the books and records of the Business. All the foregoing income statements and statements of cash flow present fairly in all material respects the combined results of operations and cash flows of the Business for the respective periods covered, and all of the foregoing balance sheets present fairly in all material respects the combined financial condition of the Business as of their respective dates, in each case in accordance with GAAP applied on a consistent basis, subject in the case of the unaudited financial statements, to the absence of notes and normal year end adjustments not inconsistent with prior practice and to the exceptions described in Section 3.5(b) and Schedule 2.6(a). The Interim Financial Statements are suitable for inclusion without adjustment in the registration statement for the Qualifying Equity Offering.

                  (b) Section 3.5(a) is qualified by the fact that the Sold Companies and the Subsidiaries comprising the Business have not operated as separate "stand alone" entities within IR. As a result, the Business, the Sold Companies and the Subsidiaries have been allocated certain charges and credits as discussed more fully in the notes accompanying the Audited Financial Statements. Such charges and credits do not necessarily reflect the amounts that would have resulted from arms-length transactions.

                  3.6 ABSENCE OF UNDISCLOSED LIABILITIES. None of the Sold Companies or the Subsidiaries or, with respect to the Separate Assets, the Asset Sellers have any Liabilities, other than Liabilities (i) reflected or reserved against in the Balance Sheet, disclosed in the notes thereto or not required by GAAP to be so reflected, reserved or disclosed, (ii) arising after

December 31, 2001 in the ordinary course of business, (iii) disclosed on
Schedule 3.6, (iv) arising under contracts disclosed in the Schedules to this Agreement or not required to be so disclosed, or (v) that would not reasonably be expected to have a Sold Company Material Adverse Effect.

                  3.7 NO CONFLICTS OR APPROVALS. (a) Except as set forth on
Schedule 3.7, the execution, delivery and performance by the Sellers of this Agreement and the Transaction Agreements and the consummation by the Sellers of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach by any of the Sellers of the organizational documents of any of the Sellers, the Sold Companies or the Subsidiaries, (ii) violate, conflict with or result in a breach of, or constitute a default by any of the Sellers, the Sold Companies or the Subsidiaries (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance, other than Permitted Encumbrances, upon any of the properties or assets of any of the Sellers, the Sold Companies, the Subsidiaries or on the Shares or the Separate Assets under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which any of the Sellers, the Sold Companies or the Subsidiaries or any of their respective properties or assets may be bound, (iii) violate or result in a breach of any Governmental Order or Law applicable to any of the Sellers, the Sold Companies or the Subsidiaries or any of their respective properties or assets or (iv) except for applicable requirements of the HSR Act, the EC Merger Regulation and any other Competition/Investment Law, require any Governmental Approval, except, with respect to the foregoing clauses (ii), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Sold Company Material Adverse Effect or a material adverse effect on the ability of any of the Sellers to consummate the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 3.7, to the Knowledge of the Sellers, the execution, delivery and performance by the Sellers of this Agreement and the Transaction Agreements and the consummation by the Sellers of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach by any of the Venture Entities of the organizational documents of any of the Venture Entities, (ii) violate, conflict with or result in a breach of, or constitute a default by any of the Venture Entities (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance, other than Permitted Encumbrances, upon any of the properties or assets of any of the Venture Entities or on the Venture Interests under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which any of the Venture Entities or any of their respective properties or assets may be bound, (iii) violate or result in a breach of any Governmental Order or Law applicable to any of the Venture Entities or any of their respective properties or assets or (iv) except for applicable requirements of the HSR Act, the EC Merger Regulation and any other Competition/Investment Law, require any Governmental Approval, except, with respect to the foregoing clauses (ii), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Sold Company Material Adverse Effect or a material adverse effect on the ability of any of the Sellers to consummate the transactions contemplated by this Agreement.

                  3.8 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. Except as set forth on Schedule 3.8 (and except with respect to compliance with Environmental Laws, which is covered by Section 3.16), the Sold Companies, the Subsidiaries, and, to the Knowledge of the Sellers, the Venture Entities have conducted the Business, and the Separate Assets have been maintained, and the Sold Companies, the Subsidiaries, the Asset Sellers with respect to the Business and, to the Knowledge of the Sellers, the Venture Entities are currently in compliance with all Laws, except where noncompliance would not reasonably be expected to have a Sold Company Material Adverse Effect. Except with respect to compliance with Environmental Laws, which is covered by Section 3.16, each of the Sold Companies and the Subsidiaries and, to the Knowledge of the Sellers, the Venture Entities possess all licenses, consents, approvals, permits and other governmental authorizations ("PERMITS") necessary to own, lease and operate its assets and conduct the Business as currently conducted and the Asset Sellers possess all Permits necessary to own, lease and operate the Separate Assets, except, in each case, where the failure to have such Permits would not reasonably be expected to have a Sold Company Material Adverse Effect. None of the Sold Companies, the Subsidiaries, the Asset Sellers or, to the Knowledge of the Sellers, the Venture Entities have received any communication alleging or threatening that any such Permit may be modified, suspended or revoked and, to the Knowledge of the Sellers, there are no circumstances or conditions providing valid grounds for the same, except where any such modification, suspension or revocation would not reasonably be expected to have a Sold Company Material Adverse Effect.

                  3.9 PROCEEDINGS. Except as set forth on Schedule 3.9 (and except with respect to compliance with Environmental Laws, which is covered by
Section 3.16), (i) there are no actions, suits or proceedings pending or, to the Knowledge of the Sellers threatened and, to the Knowledge of the Sellers, there are no claims or investigations pending or threatened, against any of the Sold Companies or the Subsidiaries or any of their directors or officers in their capacities as such or, to the extent such Proceeding would become an Assumed Liability, against any Affiliate of the Sellers and (ii) to the Knowledge of the Sellers, there are no actions, suits, proceedings, claims or investigations pending or threatened against the Venture Entities or any of their directors or officers in their capacities as such.

                  3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in
Schedule 3.10, as contemplated by the Restructuring or as otherwise contemplated or expressly permitted by this Agreement, since December 31, 2001, (i) the Business has been conducted only in the ordinary course of business, and (ii) there has not been any change or development in or affecting the business or operations of the Sold Companies, the Subsidiaries, the Business or, to the Knowledge of the Sellers, the Venture Entities, that has had, or would reasonably be expected to have, a Sold Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Schedule 3.10, as contemplated by the Restructuring or as otherwise contemplated by this Agreement, between December 31, 2001 and the date of this Agreement, there has not been:

                  (a) any damage, destruction or loss (whether or not covered by insurance) affecting the business, properties or assets of the Sold Companies, the Subsidiaries, the Separate Assets, the Business or, to the Knowledge of the Sellers, the Venture Entities, that has had or could reasonably be expected to have a Sold Company Material Adverse Effect;

                  (b) any sale, purchase, option, subscription, warrant, call, commitment or agreement of any character granted or made by the Sellers in respect of the capital stock or other equity interests of the Sold Companies, the Subsidiaries or in respect of the Venture Interests;

                  (c) any sale or other disposition of properties or assets by the Sold Companies or the Subsidiaries or, to the Knowledge of the Sellers, the Venture Entities or any sale or other disposition of any of the Separate Assets, in the case of all sales having an aggregate value exceeding $500,000, excluding sales of inventory and receivables in the ordinary course of business;

                  (d) any acquisition of assets by the Sold Companies or the Subsidiaries or, to the Knowledge of the Sellers, the Venture Entities, or any acquisition of Separate Assets, in all such cases having an aggregate value exceeding $500,000, excluding acquisitions of assets and capital expenditures in the ordinary course of business;

                  (e) any merger or consolidation by the Sold Companies, the Subsidiaries or, to the Knowledge of the Sellers, the Venture Entities with any Person;

                  (f) any capital expenditure by any of the Sold Companies or the Subsidiaries in excess of $2,500,000 in the aggregate;

                  (g) any incurrence, assumption or guarantee of any Debt Obligation by the Sold Companies or the Subsidiaries or, to the Knowledge of the Sellers, the Venture Entities, other than (1) intercompany loans from any of the Sellers, the Sold Companies or the Subsidiaries in the ordinary course of business and (2) letters of credit entered into in the ordinary course of business;

                  (h) any Encumbrance on the Shares, Venture Interests or Separate Assets, in each case other than Permitted Encumbrances;

                  (i) any increase in the compensation of employees of the Business other than in the ordinary course of business;

                  (j) any loan made by any of the Sold Companies or the Subsidiaries to any officer or other member of senior management of any of the Sold Companies or the Subsidiaries;

                  (k) any material change in the accounting methods or practices followed by the Business (other than such changes that have been required by Law or GAAP);

                  (l) any material modification or amendment, or any cancellation or termination of, or a failure of a Seller or Sold Company or, to the Knowledge of any of the Sellers, a Venture Entity, as the case may be, in any material respect to perform obligations under, or the occurrence of any material default under, any Material Contract;

                  (m) any waiver or release of any right or claim having a value in excess of $500,000 by the Sold Companies or the Subsidiaries or, to the Knowledge of the Sellers, the Venture Entities, other than in the ordinary course of business;

                  (n) any amendment to the organizational documents of the Sold Companies or the Subsidiaries or, to the Knowledge of the Sellers, the Venture Entities; or

                  (o) any agreement or commitment by any of the Sellers or the Sold Companies, as the case may be, or the Subsidiaries or, to the Knowledge of the Sellers, the Venture Entities, to do any of the foregoing.

                  3.11 TAX MATTERS. Except as set forth in Schedule 3.11:

                  (a) All material Tax Returns required to be filed by or on behalf of the Sold Companies and Subsidiaries or with respect to the Separate Assets prior to the Closing Date (separately or as part of a consolidated, combined or unitary group) have been or shall be timely filed (subject to permitted extensions applicable to such filing), all such Tax Returns were correct and complete in all material respects and all Taxes of the Sold Companies and Subsidiaries and with respect to the Separate Assets shown as due or payable on such Tax Returns have been or shall be paid within the prescribed period or any extension thereof, other than Taxes that are being contested in good faith for which adequate reserves have been established.

                  (b) There are no material Encumbrances relating to Taxes encumbering any of the Shares, Separate Assets or Venture Interests or any assets or properties of the Sold Companies or the Subsidiaries, except Encumbrances for current Taxes not yet due and payable or Taxes being contested in good faith for which adequate reserves have been established.

                  (c) There are no (i) examinations, audits, Proceedings or disputes pending or, to the Knowledge of the Sellers, threatened, (ii) written claims for Taxes asserted, or (iii) unresolved claims in competent authority pursuant to any income tax, trade tax or social insurance tax treaty, against the Sold Companies or Subsidiaries or with respect to the Separate Assets that, in each case, would reasonably be expected to result in material Taxes of the Sold Companies or Subsidiaries or with respect to the Separate Assets for any taxable period ending on or before the Closing Date.

                  (d) None of the Sold Companies or Subsidiaries is currently a beneficiary of any extension of time within which to file any Tax Return. All material Taxes that any Sold Company, Subsidiary or, with respect to the Separate Assets, any Asset Seller is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority.

                  (e) None of the Sold Companies or Subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any material Tax or Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

                  (f) None of the Sold Companies or Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group as set forth in
Section 1504 of the Code or any other similar provision of state, local or foreign Law other than a group the common parent of which is Compagnie Ingersoll-Rand or IRNJ. None of the Sold Companies or Subsidiaries is liable for the Taxes of any taxpayer other than IR and its Affiliates under Treasury Regulation

Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

                  (g) None of the Sold Companies or Subsidiaries is a party to any Tax allocation or sharing agreement.

                  (h) None of the Sold Companies or Subsidiaries has participated in any "tax shelter" within the meaning of Section
6662(d)(2)(C)(iii) of the Code, or any tax shelter which is subject to registration pursuant to Section 6111 of the Code.

                  (i) None of the Sold Companies or Subsidiaries constitutes a
(i) "dual resident corporation" as defined in Treasury Regulation Section 1.1503-2(c)(2), (ii) branch the losses of which could be restricted for the purposes of United Kingdom group relief under Part IV Chapter X Taxes Act 1988 by Sections 403D or 403E of that Act, (iii) company described in Section 14, paragraph 1, number 5 of the German Corporation Tax Act or (iv) company described in Section 6F of the Australian Income Tax Assessment Act.

                  3.12 EMPLOYEE BENEFITS. (a) Schedule 3.12(a) sets forth a list of (i) each material "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (ii) all other material severance, salary continuation, change in control, employment, incentive, bonus, stock option, stock purchase, restricted stock, retirement, pension, redundancy, profit sharing or deferred compensation plan, program, agreement or policy and (iii) all other material employee benefit plans or programs (whether qualified or nonqualified, funded or unfunded, foreign or domestic) and any trust or similar agreement related thereto, whether or not funded, sponsored or maintained by any of the Sold Companies, the Subsidiaries, or the Sellers in which Company Employees participate (other than any such plans, programs, agreements or policies required by Law to be provided to any such employees) (collectively, the "COMPANY BENEFIT PLANS"). Company Benefit Plans which are maintained in the United States shall hereinafter be referred to as "U.S. COMPANY BENEFIT PLANS" and Company Benefit Plans which are not U.S. Company Benefit Plans shall hereinafter be referred to as "FOREIGN PLANS".

                  (b) Copies of the following materials have been delivered or made available to Timken with respect to each Company Benefit Plan to the extent applicable: (i) current plan documents, (ii) the most recent determination letter from the Internal Revenue Service ("IRS"), (iii) the most recent summary plan description and summary of material modifications to the extent not included in the summary plan description in each case distributed to employees,
(iv) current agreements and other documents relating to the funding or payment of benefits, and (v) the most recent actuarial valuation report, if applicable.

                  (c) The Company Benefit Plans are in compliance with their terms and applicable requirements of ERISA, the Code, and other Laws except where the failure to so comply would not reasonably be expected to have a Sold Company Material Adverse Effect. Each Company Benefit Plan and related trust which is intended to be qualified within the meaning of Section 401 or 501, as applicable, of the Code has received a favorable determination letter as to its qualification and to the Knowledge of the Sellers, nothing has occurred that could reasonably be expected to adversely affect such determination.

                  (d) Except as set forth in Schedule 3.12(d), there are no pending or, to the Knowledge of the Sellers, threatened Proceedings with respect to any Company Benefit Plans, other than routine claims for benefits by participants and beneficiaries that would result in a liability that would have a Sold Company Material Adverse Effect. With respect to any Foreign Plans sponsored or maintained by the Sold Companies or Subsidiaries, all contributions, payments or expenses relating to pre-Closing service of the participating Company Employees have, to the extent required by Law or the applicable Foreign Plan, been paid or accrued for on the Balance Sheet, except as would not reasonably be expected to result in a Sold Company Material Adverse Effect.

                  (e) No event or condition has occurred in connection with which any of the Sold Companies, the Subsidiaries or the Sellers could be subject to any Liability or Encumbrance under Title IV of ERISA that would have a Sold Company Material Adverse Effect.

                  (f) Neither the Sold Companies nor the Subsidiaries currently has or for the past 5 years has had an obligation to contribute to a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code.

                  (g) With respect to each group health plan that is subject to
Section 4980B of the Code maintained by any entity described in this Section 3.12(g), the Sold Companies, the Subsidiaries and each member of the Controlled Group have complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, except where the failure to so comply would not reasonably be expected to have a Sold Company Material Adverse Effect. For purposes of this Agreement, "CONTROLLED GROUP" shall mean any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with any of the Sold Companies or (ii) which together with any of the Sold Companies is treated as a single employer under Section 414(t) of the Code.

                  (h) Except as disclosed on Schedule 3.12(h) or as required by Law, no benefit under any of the Foreign Plans, including any severance payment plan or agreement, will be provided or become accelerated, vested or payable solely by reason of any transaction contemplated by this Agreement.

                  (i) The U.K. Pension Scheme has been granted the status of an exempt approved scheme (within the meaning of Section 592(1) U.K. Income & Corporation Taxes Act 1988) by the applicable Taxing Authority. The U.K. Companies have at all material times been named on a contracting-out certificate referable to the U.K. Pension Scheme. With respect to the Foreign Plans, except as set forth in Schedule 3.12(a), none of the Sold Companies nor any of the Subsidiaries (nor the Asset Sellers with respect to the Business) maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees. Except as set forth in Schedule 3.12(i), the Foreign Plans have been granted a Tax-favorable status by the applicable Taxing Authority, to the extent possible or applicable under local Law, such Tax treatment has not been withdrawn by the applicable Taxing Authority, and, to the Knowledge of the Sellers, no fact exists that would reasonably be expected to result in the withdrawal of such Tax treatment.

                  (j) To the Knowledge of Sellers, (i) no consultancy arrangements, if any, between the Asset Sellers, the Sold Companies, or the Subsidiaries and any Person who is not employed by any Asset Seller, Sold Company or Subsidiary will be deemed to be, under any Law, an employment agreement between the Asset Sellers, the Sold Companies, the Subsidiaries and the consultant and (ii) no consultant has, or may be deemed to have, an employee status or request to be recognized as an employee of any Asset Seller, Sold Company or Subsidiary, in each case of clause (i) or (ii) above except as would not reasonably be expected to result in a Sold Company Material Adverse Effect.

                  (k) Except as otherwise provided in the agreements listed in
Schedule 3.12(k), the contracts of employment of the Non-U.S. Employees who are employed by the Sold Companies, the Subsidiaries and the Asset Sellers may be terminated by the employer without damages or compensation (other than that required by Law) by the giving not more than six months' notice at any time.

                  3.13 LABOR RELATIONS. Except as set forth in Schedule 3.13 or as otherwise permitted pursuant to this Agreement, (i) none of the Asset Sellers with respect to the Business, and none of the Sold Companies or the Subsidiaries is a party to any collective bargaining agreement nor is any such contract or agreement presently being negotiated or, to the Knowledge of the Sellers, contemplated, (ii) there is no unfair labor practice charge or comparable or analogous complaint pending before the National Labor Relations Board or before another comparable administrative body or, to the Knowledge of the Sellers, threatened with any administrative, judicial or other governmental body outside the United States against the Sold Companies, (iii) there is no grievance, arbitration hearing, or arbitration award pending or, to the Knowledge of the Sellers, threatened against the Asset Sellers with respect to the Business or the Sold Companies or the Subsidiaries, (iv) none of the Asset Sellers, with respect to the Business or the Sold Companies or Subsidiaries, is in breach of any collective bargaining agreement, (v) within the past three years, there has been no labor strike, slowdown, work stoppage, or lockout in effect, or, to the Knowledge of the Sellers, threatened against or otherwise affecting the Sold Companies, the Subsidiaries or the Company Employees, (vi) none of the Asset Sellers with respect to the Business and none of the Sold Companies or the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (vii) none of the Asset Sellers, the Sold Companies or the Subsidiaries has any collective redundancy policy or procedure in place at the date hereof, no such policy or procedure is, to the Knowledge of the Sellers, currently being prepared and all financial undertakings under any such policies and procedures as specified on Schedule 3.13 have been or are being complied with; and (viii) the Asset Sellers, with respect to the Business, and the Sold Companies and the Subsidiaries are in compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT"), and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise, except, in the case of clauses (ii) through (viii) above, as would not reasonably be expected to have a Sold Material Company Material Adverse Effect. To the Knowledge of the Sellers, except as set forth in Schedule 3.13, as of the date hereof there is no effort to organize Company Employees which is pending or threatened.

                  3.14 INTELLECTUAL PROPERTY. Except (a) as set forth in
Schedule 3.14, (b) for the agreements listed on Schedule 3.15(a), (c) with respect to the use of corporate names in accordance with Section 5.15, or (d) as would not reasonably be expected to have a Sold Company Material Adverse Effect, (i) one or more of the Sold Companies or the Subsidiaries or, with respect to the Separate Assets, the Asset Sellers, legally or beneficially owns or has the sole and exclusive right to use, transfer and license all material Intellectual Property necessary for the conduct of the Business as it is currently conducted, free from (A) any Encumbrances other than Permitted Encumbrances, and (B) any requirement of royalty payments or other license fees or payments and (ii) to the Knowledge of the Sellers, (A) the operation of the Business does not infringe or otherwise violate any Intellectual Property of any other Person (including IR and its Affiliates) and (B) none of the Intellectual Property owned by the Sold Companies, the Subsidiaries or, with respect to the Separate Assets, the Asset Sellers is being materially infringed by any other person. None of the Separate Assets constitutes registrations for applications or registrations of patents, trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names copyrights, or other registered intellectual property rights of a similar or analogous nature or having similar effect in any jurisdiction throughout the world.

                  3.15 CONTRACTS. Schedule 3.15(a) sets forth a complete list of each of the following contracts to which any of the Sold Companies or the Subsidiaries, or any of the Asset Sellers with respect to the Business, is party is a party or by which any of them is bound as of the date of this Agreement, other than Company Benefit Plans (collectively, the "MATERIAL CONTRACTS"):

                  (i) contracts involving the expenditure by the Sold Companies, the Subsidiaries or the Asset Sellers in respect of the Business of more than $500,000 in any instance for the purchase of materials, supplies, equipment or services, excluding any such contracts that are terminable by the Sold Companies, the Subsidiaries or the Asset Sellers without penalty on not more than 90 days notice;

                  (ii) indentures, mortgages, loan agreements, capital leases, security agreements, or other agreements for the incurrence of Debt Obligations, other than letters of credit entered into in the ordinary course of business;

                  (iii) guarantees of the obligations of other Persons (other than the Sold Companies or any Subsidiary) involving the potential expenditure by the Sold Companies, the Subsidiaries or the Asset Sellers in respect of the Business after the date of this Agreement of more than $500,000 in any instance;

                  (iv) contracts that restrict the Sold Companies, the Subsidiaries or the Asset Sellers with respect to the Business after the date of this Agreement from engaging in any line of business in any geographic area or competing with any Person;

                  (v) agreements under which (A) any of the Sold Companies or the Subsidiaries has licensed material Intellectual Property to or from any other Person (including Affiliates of IR) or (B) under which any of the Asset Sellers have licensed material Intellectual Property constituting part of the Separate Assets to or from any other Person (including Affiliates of IR);

                  (vi) partnership, limited liability company, joint venture agreements or other agreements involving a sharing of profits or expenses by the Sold Companies or Subsidiaries or the relevant Asset Seller party thereto with respect to the Business;

                  (vii) contracts under which the Sold Companies or the Subsidiaries will have Liabilities after the date of this Agreement, or which will otherwise constitute Assumed Liabilities, relating to the acquisition or sale of any business enterprise in each case for consideration in excess of $1,000,000;

                  (viii) exclusive distributor, dealer or similar contracts under which any of the Sold Companies or the Subsidiaries or any Asset Seller in respect of the Business is obligated to pay after the date of this Agreement an amount in excess of $500,000 during any calendar year; and

                  (ix) any contract providing that a Sold Company or Subsidiary or any Asset Seller in respect of the Business will receive future payments aggregating more than $500,000 per annum or $1,000,000 in the aggregate prior the expiration of such contract.

                  (b) True and correct copies (or, if oral, written summaries) of each of the Material Contracts have been made available to Timken.

                  (c) Each Material Contract is in full force and effect, and is a valid and binding agreement of the applicable Sold Company, Subsidiary or Asset Seller and, to the Knowledge of the Sellers, each of the other parties thereto, enforceable by or against such Sold Company, Subsidiary, Asset Seller and, to the Knowledge of the Sellers, each of such other parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a Proceeding in equity or at law). No condition exists or event has occurred that (whether with or without notice or lapse of time or both) would constitute a default by
(x) any of the Sold Companies, any Subsidiary or any Asset Seller under any Material Contract or (y) to the Knowledge of the Sellers, any other party to any Material Contract, in each case, except for defaults that would not reasonably be expected to have a Sold Company Material Adverse Effect.

                  3.16 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.16:

                  (a) each of the Sold Companies, the Subsidiaries, the Separate Assets and, to the Knowledge of the Sellers, each of the Venture Entities is and has been in compliance with all Environmental Laws, any Permits required pursuant to Environmental Law and Laws relating to workplace safety and health;

                  (b) none of the Sold Companies, the Subsidiaries, with respect to the Separate Assets, the Asset Sellers or, to the Knowledge of the Sellers, the Venture Entities, has received any Environmental Claim or, to the Knowledge of the Sellers, notice of any threatened Environmental Claim regarding either the Business or any property currently owned, operated or used by the Sold Companies, the Subsidiaries, the Venture Entities or the Asset Sellers;

                  (c) none of the Sold Companies, the Subsidiaries, the Asset Sellers or, to the Knowledge of the Sellers, the Venture Entities has entered into, has agreed to, or is subject to, any Governmental Order under any Environmental Law regarding either the Business or any property currently owned, operated or used by the Sold Companies, the Subsidiaries, the Venture Entities or the Asset Sellers;

                  (d) none of the Sold Companies, the Subsidiaries, the Asset Sellers or, to the Knowledge of the Sellers, the Venture Entities, has Released any Hazardous Materials in violation of Environmental Law or in a manner that would reasonably be expected to result in Liability under Environmental Law, and, to the Knowledge of the Sellers, no other Person has caused a Release of any Hazardous Materials at any property currently owned or operated by any of the Sold Companies, the Subsidiaries or the Venture Entities or which is included among the Separate Assets in violation of Environmental Law or in a manner that would reasonably be expected to result in Liability under Environmental Law;

                  (e) no property currently owned or operated by any Sold Company, any Subsidiary, or which is included among the Separate Assets and, to the Knowledge of the Sellers, no property currently owned or operated by any Venture Entity: (i) is listed or, to the Knowledge of the Sellers, proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation, and Liability Information System, the National Corrective Action Priority System or any similar Governmental Authority's list of sites at which remedial action is or may be necessary or (ii) contains asbestos or asbestos-containing materials, in either case in a condition constituting a violation of Environmental Law; and

                  (f) to the Knowledge of the Sellers, no Sold Company, Separate Asset, Venture Entity or Subsidiary will require a capital expenditure or annual operating expense increase during any of the next two fiscal years to achieve compliance with Environmental Laws which would reasonably be expected to have a Sold Company Material Adverse Effect.

                  3.17 INSURANCE. Schedule 3.17 lists all insurance policies held in the names of the Sold Companies or the Subsidiaries covering the assets and operations of the Sold Companies and the Subsidiaries and the Company Employees as of the date hereof, specifying the insurer, amount of coverage and type of insurance. All such policies are in full force and effect, all premiums due thereon have been paid and, where applicable, the Sold Companies and the Subsidiaries have complied in all material respects with the provisions of such policies and have not received any notice from any of its insurance brokers or carriers that such broker or carrier has cancelled or terminated coverage or will not be willing or able to renew their existing coverage. All insurance policies not held in the names of the Sold Companies or the Subsidiaries but which cover the assets and operations of the Business and the Company Employees are in full force and effect (subject to changes made in the ordinary course of business that will not materially reduce the coverage thereunder) and will remain in full force and effect until the Closing, at which time, coverage thereunder will be discontinued with respect to the Sold Companies, the Subsidiaries and the Business.

                  3.18 PERSONAL PROPERTY ASSETS. (a) Except as set forth on
Schedule 3.18, the Asset Sellers, Sold Companies and the Subsidiaries have good title to, or hold by valid and existing lease or license, all the tangible personal property assets reflected as assets on the

Balance Sheet or acquired after December 31, 2001, except with respect to assets disposed of in the ordinary course of business since such date, free and clear of all Encumbrances, except for Permitted Encumbrances.

                  (b) After giving effect to the consummation of the Restructuring, the Sold Companies, the Subsidiaries and the Asset Sellers, with respect to the Separate Assets, will, own, or have valid leasehold interests in, all the assets necessary for the conduct of the Business, as currently conducted, and all such assets are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of the Business.

                  (c) Except to the extent reserved for in the Closing Date Net Working Capital Statement, all items of inventory of the Sold Companies and the Subsidiaries and all items of inventory of the Asset Sellers that are included in the Separate Assets consist of items of a quantity and quality usable or saleable in the ordinary course of business.

                  (d) Except to the extent reserved for in the Closing Date Net Working Capital Statement, the accounts receivable of the Sold Companies and the Subsidiaries and the accounts receivable of the Asset Sellers that are included in the Separate Assets (i) are valid and genuine, (ii) have arisen solely out of bona fide sales and deliveries of goods, performances of services and other business transactions in the ordinary course of business and (iii) are not subject to valid defenses, setoffs or counterclaims.

                  3.19 REAL PROPERTY. LEASED PROPERTIES. Schedule 3.19(a) lists all real property leased or subleased by any of the Sold Companies or the Subsidiaries or constituting Separate Assets (the "LEASED REAL PROPERTY"). Except for leases with respect to the shared facilities set forth in Schedule 3.19(a) (which leases shall not be transferred to the Buyers), the Sellers have delivered to Timken true and complete copies of the leases and subleases covering the Leased Real Property (as amended to the date of this Agreement). With respect to each lease and sublease and except as otherwise specified on
Schedule 3.19(a) or where the failure of any of the following to be true and correct would not reasonably be expected to have a Sold Company Material Adverse
Effect:

                  (i) such lease or sublease is, to the Knowledge of the Sellers, in full force and effect in all respects and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a Proceeding in equity or at law);

                  (ii) (A) none of the Sold Companies, the Subsidiaries or the Asset Sellers is in default under any such lease or sublease and, to the Knowledge of the Sellers, no event has occurred which, with the passage of time or expiration of any grace period would constitute a default of any Sold Company's, Subsidiary's or Asset Seller's obligations under such lease or sublease, (B) to the Knowledge of the Sellers, no other party to any such lease or sublease is in default thereunder and (C) none of the Sold Companies, the

         Subsidiaries or the Asset Sellers has received a notice of default with respect to such lease or sublease; and

                  (iii) no such lease or sublease has been mortgaged, deeded in trust or encumbered by the Sold Companies, the Subsidiaries or the Asset Sellers.

                  (b) OWNED PROPERTIES. Schedule 3.19(b) lists all real property owned by any of the Sold Companies or the Subsidiaries or which constitutes Separate Assets (the "OWNED REAL PROPERTY"). With respect to each such parcel of the Owned Real Property and except as otherwise specified on Schedule 3.19(b) and except where the failure of any of the following to be true and correct would not reasonably be expected to have a Sold Company Material Adverse Effect:

                  (i) the identified owner has good and marketable fee simple title to the parcel of the Owned Real Property, free and clear of any Encumbrances, except for Permitted Encumbrances; and

                  (ii) there are no pending or, to the Knowledge of the Sellers, threatened condemnation Proceedings.

                  3.20 CUSTOMERS AND SUPPLIERS. Schedule 3.20 sets forth a true, correct and complete list of (a) the 20 largest customers of the Business in terms of sales during the twelve-month period ended June 30, 2002 and (b) the 20 largest suppliers of the Business in terms of sales during the twelve-month period ended June 30, 2002. As of the date of this Agreement, no Sold Company, Subsidiary or Asset Seller with respect to the Business has received written notice from any customer or supplier listed on Schedule 3.20 that such customer or supplier intends to terminate its relationship with such Sold Company, Subsidiary or Asset Seller on account of any dissatisfaction with the performance by such Sold Company, Subsidiary or Asset Seller.

                  3.21 BOOKS AND RECORDS. The minute books and records of the Sold Companies and the Subsidiaries reflect all material actions taken by the board of directors or other governing authority of such Sold Company or Subsidiary.

                  3.22 INTERCOMPANY SERVICES AND TRANSACTIONS. Schedule 3.22 contains a complete and accurate list of all material agreements or arrangements, written or unwritten of any kind between IR or any of its Affiliates on the one hand and the Sold Companies, the Subsidiaries, the Asset Sellers with respect to the Business or the Venture Entities on the other.

                  3.23 NO BROKERS' OR OTHER FEES. Except for Salomon Smith Barney Inc., whose fees and expenses will be paid by the Sellers, no Person has acted directly or indirectly as a broker, finder, investment banker or financial advisor in connection with the transactions contemplated hereby, and no Person is entitled to any fee or commission or like payment in connection with the transactions contemplated hereby based upon any agreement, arrangement or other understanding made by or on behalf of any of the Sellers.

                  3.24 INVESTMENT INTENT. Each Seller who is acquiring shares of Timken Common Stock is acquiring such shares solely for such Seller's own account for investment and not with a view to or for sale in connection with any distribution thereof other than in compliance with the Securities Act. Each Seller agrees that it will not transfer any of such shares of Timken Common Stock, except in compliance with the Securities Act. Each of the Sellers further understands and acknowledges that such shares of Timken Common Stock have not been registered under the Securities Act and agrees that such shares of Timken Common Stock may not be transferred unless (a) such transfer is pursuant to an effective registration statement under the Securities Act or (b) such transfer is exempt from the provisions of Section 5 of the Securities Act.

                  3.25 ABILITY TO BEAR RISK. The financial situation of each Seller who is acquiring shares of Timken Common Stock is such that (a) it can afford to bear the economic risk of holding such shares and (b) it can afford to suffer the complete loss of its investment in such shares.

                  3.26 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this ARTICLE III, none of the Sellers or any other Person makes any other express or implied representation or warranty to the Buyers.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

                  The Buyers, jointly and severally, hereby represent and warrant to the Sellers as follows:

                  4.1 ORGANIZATION. Each of the Buyers is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of the Buyers has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have (i) a material adverse effect on the ability of the Buyers to consummate the transactions contemplated by this Agreement or (ii) a Buyer Material Adverse Effect.

                  4.2 AUTHORIZATION; ENFORCEABILITY. Each of the Buyers has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Agreements by each of the Buyers and the performance by each of them of their respective obligations hereunder and thereunder, in the case of Timken have been, and in the case of the other Buyers prior to the Closing Date will be, duly authorized by all necessary corporate action on the part of such Buyer and, upon such authorization, no other corporate or shareholder proceedings or actions are necessary to authorize or consummate this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Timken, and the Transaction Agreements will be duly executed and delivered by Timken and each of the Buyers, as applicable, and, assuming due authorization, execution and delivery by the Sellers, constitutes, or will constitute, a valid and binding agreement of each of the Buyers, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  4.3 NO APPROVALS OR CONFLICTS. The execution, delivery and performance by the Buyers of this Agreement and the Transaction Agreements and the consummation by the Buyers of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach by any of the Buyers of the organizational documents of any of the Buyers, (ii) violate, conflict with or result in a breach of, or constitute a default by any of the Buyers (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance, other than a Permitted Encumbrance, upon any of the properties or assets of any of the Buyers under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which any of the Buyers or any of its properties or assets may be bound, (iii) violate or result in a breach of any Governmental Order or Law applicable to any of the Buyers or any of their respective properties or assets or (iv) except for applicable requirements of the HSR Act, the EC Merger Regulation and other applicable Competition/Investment Law and filings that are or may be required by the Exchange Act, the Securities Act or any state securities or "blue sky" Laws, require any Governmental Approval, except, with respect to the foregoing clauses (ii), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have Buyer Material Adverse Effect or a material adverse effect on the ability of the Buyers to consummate the transactions contemplated by this Agreement.

                  4.4 CAPITAL STOCK OF TIMKEN. (a) As of September 30, 2002, the capitalization of Timken consisted of the following: 200,000,000 shares of Timken Common Stock, (i) 63,315,670 shares of which were issued and outstanding and (ii) 13,700,000 shares of which were reserved for future issuance to employees pursuant to outstanding stock options under the Stock Option Plans.

                  (b) Except upon the exercise of options issued in the ordinary course pursuant to the Stock Option Plans as in effect on the date hereof, since September 30, 2002, no shares of Timken Common Stock have been issued. All of the issued and outstanding shares of capital stock of Timken have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding agreements or commitments obligating Timken or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of Timken. At the Closing, Timken will convey good and valid title to the shares of Timken Common Stock constituting the Share Consideration to the Sellers, free and clear of any Encumbrances, other than Permitted Encumbrances.

                  (c) Timken has delivered to the Sellers copies of the documents identified on Schedule 4.4(c) (collectively referred to as the "STOCK OPTION PLANS"). Except as set forth in Schedule 4.4(c), other than (x) the 2,398,536 shares reserved for issuance upon the exercise of awards granted under the Stock Option Plans and (y) the awards granted pursuant to the Stock Option Plans, there are no preemptive or similar rights on the part of any holders of any class of securities of Timken and, except as contemplated by this Agreement or as set forth in Schedule 4.4(c), there are no outstanding subscriptions, options, warrants, calls, conversion or other rights, agreements or commitments relating to the sale, issuance or voting of any shares of the capital stock of Timken, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of Timken. Except as set forth on Schedule 4.4(c), the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscription, options, calls, warrants, commitments, contracts, preemptive rights, rights of first refusal, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever under which Timken is or may be obligated to issue or acquire shares of any of its capital stock.

                  4.5 SUBSIDIARIES OF TIMKEN. Except as set forth in Schedule 4.5, all the issued and outstanding shares of capital stock or other equity interests of the subsidiaries of Timken are owned, beneficially and of, record free and clear of any Encumbrances, by Timken or another subsidiary of Timken. Each subsidiary of Timken is duly incorporated, formed or organized, as applicable, validly existing and, where applicable, in good standing under the Laws of it jurisdiction of incorporation, formation or organization, as applicable, has the requisite power to own, lease and operate its assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business, and, where applicable, is in good standing in the jurisdictions in which the ownership of its property and the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Buyer Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of the subsidiaries of Timken are owned, beneficially and of record, free and clear of all Encumbrances, other than Permitted Encumbrances, by Timken or a subsidiary of Timken. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no preemptive or similar rights on the part of any holders of any class of stock of any subsidiary of Timken. There are no outstanding subscriptions, options, warrants, calls, conversion or other rights, agreements or commitments relating to the sale, issuance or voting of any shares of the capital stock or other equity interests of any of the subsidiaries of Timken, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of any of the subsidiaries of Timken. There are no outstanding agreements or commitments obligating Timken or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any subsidiary of Timken.

                  4.6 VALIDITY OF SHARE CONSIDERATION. The shares of Timken Common Stock issuable as Share Consideration have been duly authorized for issuance and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued and fully paid and nonassessable; and the issuance of such shares will not be subject to preemptive or other similar rights.

                  4.7 REPORTS; FINANCIAL STATEMENTS. (a) Since January 1, 1999, Timken has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the

SEC under the Securities Act or the Exchange Act (all such reports and statements are collectively referred to herein as the "REPORTS"). As of their respective dates, the Reports complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the SEC and did not as of the date of filing thereof (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements (including the related notes) included in the Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Timken and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Reports, as of their respective dates (and as of the date of any amendment to the respective Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  4.8 MATERIAL ADVERSE CHANGE. Since December 31, 2001, except as disclosed in any Report filed subsequent to such date but prior to the date of this Agreement, there has not been any change or development in or affecting the business or operations of Timken or any of its subsidiaries that has had, or would reasonably be expected to have, a Buyer Material Adverse Effect.

                  4.9 PROCEEDINGS. Except as set forth in (i) Schedule 4.9 (and except with respect to compliance with Environmental Laws, which is covered by
Section 4.16) or (ii) any Report filed prior to the date of this Agreement, there are no actions, suits or proceedings pending or, to the Knowledge of the Buyers, threatened against Timken or any of its subsidiaries that would reasonably be expected to have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Buyers to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 4.9, to the Knowledge of the Buyers, none of the Buyers is subject to any Governmental Order that would reasonably be expected to have a Buyer Material Adverse Effect or a material adverse effect on the ability of Buyers to consummate the transactions contemplated by this Agreement.

                  4.10 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in (i) Schedule 4.10 (and except with respect to compliance with Environmental Laws, which is covered by Section 4.16) or (ii) any Report filed prior to the date of this Agreement, each of the Buyers is and has been conducting its business in compliance with all Laws, except where noncompliance would not reasonably be expected to have a Buyer Material Adverse Effect. Except with respect to compliance with Environmental Laws, which is covered by Section 4.16, Timken and its subsidiaries possess Permits necessary to own, lease and operate its assets and conduct its business as currently conducted, except where the failure to have such Permits would not reasonably be expected to have a Buyer Material Adverse Effect. Neither Timken nor any of its subsidiaries has received any communication alleging or threatening that any such Permit may be modified, suspended or revoked and, to the Knowledge of the Buyers, there are no circumstances or conditions providing valid grounds for the same except where any such modification, suspension or revocation would not reasonably be expected to have a Buyer Material Adverse Effect.

                  4.11 ABSENCE OF UNDISCLOSED LIABILITIES. Timken and its subsidiaries have no Liabilities, other than Liabilities (i) reflected or reserved against in the consolidated balance sheet of Timken contained in its 2001 Annual Report on Form 10-K, as filed prior to the date of this Agreement, disclosed in the notes thereto or not required by GAAP to be so reflected, reserved or disclosed or disclosed in any Report filed prior to the date of this Agreement, (ii) arising after December 31, 2001, in the ordinary course of business consistent with past practices, (iii) disclosed on Schedule 4.11, (iv) arising under contracts disclosed or not required to be disclosed in the Reports filed prior to the date of this Agreement, or (v) that would not reasonably be expected to have a Buyer Material Adverse Effect.

                  4.12 TAX MATTERS. Except as set forth in Schedule 4.12, all material Tax Returns required to be filed by or on behalf of Timken or its subsidiaries prior to the Closing Date have been or shall be timely filed (subject to permitted extensions applicable to such filing), all such Tax Returns are correct and complete in all material respects and all material Taxes shown as due or payable on such Tax Returns have been or shall be paid within the prescribed period or any extension thereof other than Taxes that are being contested in good faith for which adequate reserves have been established.

                  4.13 FINANCING. Timken has obtained the written commitment of Banc of America Securities LLC, Merrill Lynch & Co., Morgan Stanley Bank and Keybank National Association to provide Timken with financing in an amount which, together with the proceeds of the Qualifying Equity Offering, is sufficient to consummate the transactions contemplated by this Agreement (the "COMMITMENT LETTER"). Timken has delivered a copy of the Commitment Letter to IR prior to the date hereof. As of the date hereof, each of the Commitment Letter, in the form so delivered, and the Fee Letter has been accepted by Timken, is in full force and effect, expires on March 31, 2003 and has not been amended or otherwise modified.

                  4.14 NO BROKERS' OR OTHER FEES. Except for the brokers, finders, investment bankers and financial advisors set forth on Schedule 4.14, whose fees and expenses will be paid by the Buyers, no Person has acted directly or indirectly as a broker, finder or investment banker in connection with the transactions contemplated hereby, and no Person is entitled to any fee or commission or like payment in connection with the transactions contemplated hereby based upon any agreement, arrangement or other understanding made by or on behalf of the Buyers.

                  4.15 EMPLOYEE BENEFITS. (a) The Buyer Group Plans are in material compliance with their terms and applicable requirements of ERISA, the Code, and other Laws, except where the failure to so comply would not reasonably be expected to have a Buyer Material Adverse Effect. Each Buyer Group Plan and related trust which is intended to be qualified within the meaning of Section 401 or 501, as applicable, of the Code has received a favorable determination letter as to its qualification, and to the Knowledge of the Buyers, nothing has occurred that could reasonably be expected to adversely affect such determination, except where the failure to so comply would not reasonably be expected to have a Buyer Material Adverse Effect.

                  (b) There are no pending or, to the Knowledge of the Buyers, threatened Proceedings with respect to any Buyer Group Plans, other than routine claims for benefits by participants and beneficiaries, that would not reasonably be expected to have a Buyer Material Adverse Effect.

                  (c) With respect to any Buyer Group Plan that is subject to Title IV of ERISA, no event or condition has occurred in connection with which Timken or any of its subsidiaries or any of their respective Affiliates could be subject to any Liability or Encumbrance that would have a Buyer Material Adverse Effect under or pursuant to Title IV of ERISA.

                  (d) As of the date hereof, neither the Buyer nor its subsidiaries currently has or for the past five years has had an obligation to contribute to a "multiemployer plan" as defined in Section 3(37) of ERISA or
Section 414(f) of the Code.

                  4.16 ENVIRONMENTAL MATTERS. Except (i) as set forth on
Schedule 4.16, (ii) as would not reasonably be expected, individually or in the aggregate, to have a Buyer Material Adverse Effect, or (iii) as disclosed in any Report filed prior to the date of this Agreement:

                  (a) each of Timken and its material subsidiaries is and has been in material compliance with all Environmental Laws and any Permits required pursuant to Environmental Law;

                  (b) none of Timken nor its material subsidiaries has received notice of any Environmental Claim or, to the Knowledge of the Buyers, any threatened Environmental Claim regarding the business of the Buyers or any property currently or formerly owned, operated or used by Timken or its material subsidiaries;

                  (c) none of Timken nor any of its material subsidiaries has entered into, has agreed to, or is subject to, any Governmental Order under any Environmental Law regarding either the Business or any property currently or formerly owned, operated or used by Timken or its material subsidiaries;

                  (d) none of Timken nor its material subsidiaries has Released any Hazardous Materials in violation of Environmental Law or in a manner that would reasonably be expected to result in Liability under Environmental Law, and to the Knowledge of the Buyers, no other Person has caused a Release of any Hazardous Materials at any property currently owned or operated by Timken or any of its material subsidiaries in violation of Environmental Law or in a manner that would reasonably be expected to result in Liability under Environmental Law;

                  (e) no property currently owned or operated by Timken or any of its material subsidiaries: (i) is listed or, to the Knowledge of the Buyers, proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation, and Liability Information System, the National Corrective Action Priority System or any similar Governmental Authority's list of sites at which remedial action is or may be necessary or
(ii)
contains asbestos or asbestos-containing materials, in either case in a condition constituting a violation of Environmental Law; and

                  (f) to the Knowledge of the Buyers, none of Timken nor its material subsidiaries will require a capital expenditure or annual operating expense increase during any of the next two fiscal years to achieve compliance with Environmental Laws which would reasonably be expected to have a Buyer Material Adverse Effect.

                  4.17 INSURANCE. Timken has previously made available to IR a summary of all material insurance policies covering the assets and operations of Timken and its subsidiaries as of the date hereof, specifying the insurer, amount of coverage and type of insurance. Except as would not reasonably be expected to have a Buyer Material Adverse Effect, all such policies are in full force and effect, all premiums due thereon have been paid and, where applicable, Timken and its subsidiaries have complied in all material respects with the provisions of such policies and have not received any written notice from any of its insurance brokers or carrier that such broker or carrier has cancelled or terminated coverage or will not be willing or able to renew its existing coverage.

                  4.18 OHIO REVISED CODE SECTION 1704.02. Prior to the date hereof, the board of directors of Timken has approved, for the purposes of Chapter 1704 of the Ohio Revised Code, this Agreement, the Transaction Agreements, the issuance of shares of the Timken Common Stock pursuant hereto and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable the provisions of Section 1704.02 of the Ohio Revised Code to all such transactions and to all future transactions between IRNJ and Timken if, as a result of the transactions contemplated hereby, IRNJ becomes an "interested shareholder" as defined therein, and in such event, until such time as IRNJ is no longer an "interested shareholder".

                  4.19 INVESTMENT INTENT. Each Buyer who is acquiring Shares or Venture Interests is acquiring such Shares or Venture Interests for such Buyer's own account for investment and not with a view to or for sale in connection with any distribution thereof other than in compliance with the Securities Act. Each Buyer agrees that it will not transfer any of the Shares or Venture Interests, except in compliance with the Securities Act. Each of the Buyers further understands and acknowledges that the Shares and the Venture Interests have not been registered under the Securities Act and agrees that neither the Shares nor the Venture Interests may be transferred unless (a) such transfer is pursuant to an effective registration statement under the Securities Act or (b) such transfer is exempt from the provisions of Section 5 of the Securities Act.

                  4.20 ABILITY TO BEAR RISK. The financial situation of each Buyer who is acquiring Shares or Venture Interests is such that (a) it can afford to bear the economic risk of holding such Shares or Venture Interests for an indefinite period and (b) it can afford to suffer the complete loss of its investment in such Shares or Venture Interests.

                  4.21 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this ARTICLE IV, neither the Buyers nor any other Person makes any other express or implied representation or warranty to the Sellers.

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

                  5.1 CONDUCT OF BUSINESS AND TIMKEN'S BUSINESS PRIOR TO THE CLOSING. (a) Except as contemplated by the Restructuring or as otherwise contemplated by this Agreement or as disclosed on Schedule 5.1(a), from and after the date of this Agreement and until the Closing, the Sellers with respect to the Business shall, and shall cause the Sold Companies and the Subsidiaries to, (i) conduct the operations of the Business in the ordinary course of business, and (ii) use their commercially reasonable efforts to maintain and preserve intact the Business and to maintain satisfactory relationships with suppliers, customers, key employees and other Persons having business relationships with the Business. Except as contemplated by the Restructuring or as otherwise contemplated by this Agreement and except as set forth on Schedule 5.1(a), the Sellers shall not with respect to the Business, and shall cause the Sold Companies and each of the Subsidiaries not to, do any of the following without the prior written consent of Timken (which consent shall not be unreasonably withheld or delayed):

                  (i) purchase or sell any capital stock or other equity interests of any Sold Company, Subsidiary or Venture Entity or grant or make any option, subscription, warrant, call, commitment or agreement of any character in respect of any such capital stock or other equity interests, PROVIDED, HOWEVER, that this shall not limit the ability of any Sold Company, Subsidiary or Venture Entity to pay cash dividends or distributions to IR or any of its Affiliates between the date hereof and the Closing Date;

                  (ii) sell or otherwise dispose of Separate Assets and assets of any Sold Company or Subsidiary having an aggregate value exceeding $500,000, excluding sales of inventory in the ordinary course of business and excluding sales of receivables pursuant to Sellers' existing program for the sale of receivables to IR Receivables Funding I Corporation (the "IR RECEIVABLES FUNDING FACILITY");

                  (iii) acquire assets of any Sold Company or Subsidiary or any Separate Assets having an aggregate value for all such acquisitions exceeding $500,000, but excluding (A) acquisitions in the ordinary course of business, and (B) capital expenditures in the ordinary course of business;

                  (iv) merge or consolidate any Sold Company or Subsidiary with or into any other Person or enter into any agreement requiring any such merger or consolidation;

                  (v) (A) in the case of any Sold Company or Subsidiary, incur, assume or guarantee any Debt Obligations and (B) in the case of any Seller with respect to the Business, incur, assume or guarantee any Debt Obligation that would become an Assumed Liability, in each case, other than intercompany loans from any of the Sellers or their subsidiaries in the ordinary course of business;

                  (vi) incur any Encumbrance on any material assets of any Sold Company or Subsidiary or any material Separate Assets, in each case, other than Permitted Encumbrances;

                  (vii) increase the cash compensation of the employees of the Business other than (A) in the ordinary course of business or (B) as required by any agreement in effect as of the date hereof or as required by Law;

                  (viii) make any loan to any officer or other member of senior management of the Business other than in the ordinary course of business;

                  (ix) make any material change in the accounting methods or practices followed by the Business (other than such changes that have been required by Law or GAAP or changes required in connection with the preparation of the Audited Financial Statements);

                  (x) enter into any contract that restricts the Sold Companies or the Subsidiaries after the date of this Agreement from engaging in any line of business in any geographic area or competing with any Person;

                  (xi) enter into any partnership, limited liability company or joint venture agreement between any Sold Company or Subsidiary and any other Person;

                  (xii) terminate or make any material amendment to a Material Contract;

                  (xiii) compromise, settle, grant any waiver or release relating to or otherwise adjust any right or claim or Proceeding having a value in the aggregate in excess of $500,000, or that imposes non-monetary relief that could reasonably be expected to have a Sold Company Material Adverse Effect other than in the ordinary course of business and other than any Proceeding the Liability in respect of which shall be assumed or retained by the Sellers and their Affiliates following the Closing (including, without limitation, any Tax Claim, subject to Section 5.6(b));

                  (xiv) other than (A) in the ordinary course of business, (B) as required by any agreement in effect as of the date hereof or (C) as required by Law, enter into, adopt or amend any employment agreement with or for the benefit of any employees of the Sold Companies, the Subsidiaries or the Asset Sellers to the extent such employees participate in the Business or enter into, adopt or amend any Company Benefit Plan;

                  (xv) enter into or renew any collective bargaining agreements, companywide collective agreements, social plans, special works contracts or compensation arrangements (including any such contracts or agreements that provide for benefits or compensation in the event of a reduction in force or relocation of work) covering Company Employees, except for renewals in the ordinary course of business on terms not materially inconsistent with prior practice;

                  (xvi) cancel or terminate any insurance policy naming any of the Sold Companies or the Subsidiaries as a beneficiary or a loss payee; PROVIDED, HOWEVER, that all such policies, other than policies held in the name of a Sold Company or Subsidiary, shall be terminated as of the Closing Date;

                  (xvii) amend any organizational document of any Sold Company, Subsidiary; or, with respect to the Venture Entities, vote in favor of an amendment of any organizational document, or

                  (xviii) agree or commit to do any of the foregoing.

                  (b) Without the consent of IR, which consent shall not be unreasonably withheld or delayed, except as contemplated or expressly permitted by this Agreement, from and after the date of this Agreement and until the Closing Date or the earlier termination of this Agreement, Timken shall, and shall cause its subsidiaries to, (i) conduct their operations in the ordinary course of business, and (ii) use their commercially reasonable efforts to maintain and preserve intact their businesses and to maintain satisfactory relationships with suppliers, customers, key employees and other Persons having business relationships with them. Except as contemplated by this Agreement, Timken shall not, and shall cause its subsidiaries not to, do any of the following without the prior written consent of IR (which consent shall not be unreasonably withheld or delayed):

                  (i) issue or sell any shares of capital stock, or any securities exercisable for or convertible into, such shares of capital stock, except for (A) the issuance of Timken Common Stock pursuant to the Qualifying Equity Offering, (B) issuances by subsidiaries of Timken in the ordinary course of business that would not impair or delay the consummation of the transactions contemplated by this Agreement and would not reasonably be expected to cause a Buyer Material Adverse Effect, (C) the issuance of stock-based employee or director awards or compensation in the ordinary course of business, and (D) issuances pursuant to acquisitions permitted by clause (iv) below;

                  (ii) (A) declare or pay any dividends or make any other distributions on its capital stock, except for (1) dividends by a subsidiary of Timken in the ordinary course of business and (2) the declaration and payment by Timken of regular cash dividends in an amount no greater than the quarterly dividend most recently declared or
         (B) split, combine or reclassify the Timken Common Stock;

                  (iii) sell, otherwise dispose of (including by way of merger, consolidation, asset or stock disposition, joint venture or otherwise) or encumber assets or businesses that are, individually or in the aggregate, material to Timken, except for (A) dispositions in the ordinary course of business and (B) other dispositions that would not impair or delay the consummation of the transactions contemplated by this Agreement and that would not reasonably be expected to cause a Buyer Material Adverse Effect .

                  (iv) acquire (whether by merger, consolidation, asset or stock acquisition, joint venture or otherwise) any corporation or other business organization, or any other material assets, other than (A) asset acquisitions in the ordinary course of business, and (B) other acquisitions that would not impair or delay the consummation of the transactions contemplated by this Agreement and that would not reasonably be expected to cause a Buyer Material Adverse Effect;

                  (v) (A) merge or consolidate with or into any Person (other than mergers or consolidations among wholly owned subsidiaries of Timken) or (B) adopt a plan of liquidation, reorganization or dissolution of Timken;

                  (vi) incur, assume or guarantee long-term Debt Obligations, other than long-term Debt Obligations that would not impair or delay the consummation of the transactions contemplated by this Agreement and that would not reasonably be expected to cause a Buyer Material Adverse Effect;

                  (vii) make any material change in the accounting methods or practices followed by Timken and its consolidated subsidiaries (other than such changes that have been required by Law or GAAP);

                  (viii) amend the articles of incorporation or regulations of Timken in any way that is adverse to the Sellers; or

                  (ix) agree or commit to do any of the foregoing.

                  (c) For purposes of this Agreement, the term "commercially reasonable efforts" shall not be deemed to require any Person to give any guarantee or other consideration of any nature, including in connection with obtaining any consent or waiver or to consent to any change in the terms of any agreement or arrangement.

                  5.2 ACCESS TO BOOKS AND RECORDS; COOPERATION. (a) The Sellers shall cause the books and records, contracts, documents and other information (in whatever form) of the Sold Companies and Subsidiaries, and the books and records, contracts, documents and other information (in whatever form) of the Business of Ingersoll-Rand Canada, Inc. and Ingersoll-Rand do Brasil Ltda. to be in the sole possession and control of the Sold Companies, the Subsidiaries or the Buyers at or as soon as practicable after the Closing. To the extent that books and records, contracts, documents and other information of the Sellers relevant to or affecting the Business and necessary to the operation of the Business after the Closing Date relate partially to the Sellers or their Affiliates other than the Sold Companies, Subsidiaries or Venture Entities, the Sellers shall provide the Buyers with reasonable access to the portions of such information pertaining to the Business. Timken agrees that from the Closing and until the fifth anniversary of the Closing, during normal business hours, it shall permit, and shall cause its Affiliates (including the Sold Companies and the Subsidiaries) and their respective officers, directors, employees, accountants and other advisors and agents, to permit, at no cost to the Sellers and without disruption of the business of Timken or its Affiliates, the Sellers and their respective counsel, accountants, employees, agents and other authorized representatives (i) to have reasonable access, upon reasonable advance notice, to the officers, directors, employees, accountants and other advisors and agents of the Sold Companies, Subsidiaries and the Business (including for the purpose of making such Persons available as witnesses upon the request of the Sellers and their Affiliates), (ii) to have reasonable access to the premises, properties, books, records, data and contracts of the Sold Companies, the Subsidiaries and the Business, and (iii) at the expense of the Sellers, to make copies and extracts from such books, records and contracts, in each case to the extent relating to matters pertaining to the Business prior to the Closing Date and necessary to facilitate the resolution of any pending or potential Proceedings or Liabilities asserted by or against or incurred by the Sellers and their Affiliates prior to the Closing Date or otherwise retained, assumed or incurred by the Sellers and their Affiliates pursuant to this Agreement. The Sellers and their Affiliates shall reimburse Timken and its Affiliates for the salary and benefits of any employee of Timken during any period in which such employee provides full-time litigation support to the Sellers and their Affiliates in lieu of services to Timken and its Affiliates and any other reasonable out-of-pocket expenses incurred by Timken in connection with such litigation support.

                  (b) Timken agrees that, until the fifth anniversary of the Closing, it shall not, and shall cause its subsidiaries not to, destroy any files or records which are subject to Section 5.2(a) without giving written notice to IR, and giving IR 45 days following receipt of such notice to request in writing that all or a portion of the records intended to be destroyed be delivered to IR at IR's expense.

                  (c) During the period commencing on the date hereof and ending on the Closing, each party to this Agreement will, and will cause its subsidiaries to, afford each other party and its counsel, accountants, employees, agents and other authorized representatives reasonable access, during normal business hours, upon reasonable advance notice, to the officers, directors, employees, accountants and other advisors and agents, and to the premises, properties, books, records, data and contracts of the Business, on the one hand, or Timken and its subsidiaries, on the other hand; PROVIDED that such access does not interfere with normal business operations. The foregoing shall be understood to include Timken's (but not the Sellers') (including the above-referenced representatives) access for the purpose of conducting environmental assessments (which environmental assessments shall not include any invasive or destructive sampling or testing).

                  (d) Within fifteen (15) days of the date hereof, Timken shall deliver to the Sellers a written schedule (which may be supplemented thereafter (but prior to Closing) as determined by Timken) (the "TAX DILIGENCE SCHEDULE") requesting such information relating to Taxes of the Sold Companies, Subsidiaries, Separate Assets and Venture Entities that it requires to conduct due diligence with respect to Taxes of the Sold Companies, Subsidiaries, Separate Assets and Venture Entities, including any agreements or arrangements relating to intercompany services and transactions that have been entered into between or among any of the Sold Companies, the Subsidiaries and the Venture Entities. The Sellers shall respond to the requests set forth in the Tax Diligence Schedule no later than thirty (30) days after the date they receive the Tax Diligence Schedule; PROVIDED, that the Sellers shall not be obligated to provide Timken with any information relating to Taxes that is requested in the Tax Diligence Schedule if such information (i) relates to taxable periods prior to 1999 or (ii) relates solely to Taxes of the Sellers or their Affiliates other than the Sold Companies, Subsidiaries or Venture Entities. If the information relating to Taxes that is requested by Timken relates partially to Taxes of the Sellers or their Affiliates other than the Sold Companies, Subsidiaries or Venture Entities (including, without limitation, any affiliated, consolidated, unitary or combined Tax Return or related filing), the Sellers shall provide the Buyers pro forma or redacted portions of such information pertaining solely to Taxes of the Sold Companies, Subsidiaries or Venture Entities. This Section shall not relieve Sellers of their obligation to transfer possession of books and records pursuant to Section 5.2(a). The Buyers and the Sellers agree to cooperate with one another and to act in good faith in preparing and responding to the Tax Diligence Schedule.

                  (e) The parties agree that the provisions of the Confidentiality Agreement shall continue in full force and effect following the execution and delivery of this Agreement. All information obtained by the Buyers and their respective counsel, accountants and representatives pursuant to this
Section 5.2 shall be kept confidential in accordance with the Confidentiality Agreement. Unless otherwise required by Law, each of the Sellers hereby agrees that it shall, and shall cause its respective officers, directors, employees, auditors and agents to, hold in confidence all non-public information acquired from Buyers pursuant to this Section 5.2 to the same extent as the Buyers are required to do so with respect to information received by Buyers pursuant to the Confidentiality Agreement.

                  (f) As promptly as reasonably practicable following the date hereof, the Sellers shall prepare and deliver to the Buyers a reasonably complete list of all Permits held by or in the name of any Asset Seller with respect to the Business.

                  5.3 SECTION 338 ELECTION. (a) The Buyers may, in their discretion, make any election under Section 338(g) of the Code with respect to any of the non-U.S. Sold Companies or their non-U.S. Subsidiaries. The Buyers shall notify the Sellers of any such election at least 30 days prior to the filing of such election.

                  (b) With respect to the Stock Sellers' sale of the Shares to the Buyers, the Stock Sellers and the Buyers shall, where permissible, jointly make timely, effective and irrevocable elections under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "CODE"), and, if permissible, similar elections under any applicable state or local income tax Laws (the "ELECTIONS"), and file the Elections in accordance with applicable regulations. The Buyers, the Stock Sellers, the Sold Companies and the Subsidiaries shall report the transaction consistent with such Elections and agree not to take any action that could cause such Elections to be invalid, and shall take no position contrary thereto unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code) or any similar state or local Tax provision. The Stock Sellers shall bear the responsibility for payment of any federal, state, local or foreign Tax attributable to making the Elections, and shall promptly reimburse the Buyers, the Sold Companies or the Subsidiaries to the extent any of the Buyers, the Sold Companies or the Subsidiaries incur any Tax Liability arising from such Election, including any state or local Tax Liability attributable to a deemed election under Section 338(g) of the Code.

                  (c) To the extent possible, the Buyers, the Stock Sellers, the Sold Companies and the Subsidiaries shall execute at the Closing any and all forms necessary to effectuate the Elections (including, without limitation, IRS Form 8023 and any similar forms under applicable state and local income tax laws (the "SECTION 338 FORMS")). In the event, however, any Section 338 Forms are not executed at the Closing, the Buyers, the Stock Sellers, the Sold Companies and the Subsidiaries shall prepare and complete each such Section 338 Form no later than 15 days prior to the date such Section 338 Form is required to be filed. The Buyers, the Stock Sellers, the Sold Companies and the Subsidiaries shall each cause the Section 338 Forms to be duly executed by an authorized person for the Buyers, the Stock Sellers, the Sold Companies and the Subsidiaries in each case, and shall duly and timely file the Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement.

                  (d) The Buyers shall prepare a schedule setting forth the fair market value of the assets of the Sold Companies and the Subsidiaries and the allocation of the aggregate deemed sales price of the assets of the Sold Companies and the Subsidiaries resulting from the elections under Section 338(h)(10) of the Code (as required pursuant to Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder) (the "SECTION 338 ALLOCATION") and shall deliver such Section 338 Allocation to the Sellers for their review within 170 days after the Closing Date. The Section 338 Allocation shall be prepared in accordance with the rules under Sections 1060 and 338 of the Code, as applicable. Notwithstanding the foregoing, the Buyers and the Sellers agree that in preparing the Section 338 Allocation, no portion of the aggregate deemed sales price of the assets of the Business resulting from the Elections shall be allocated to the CDO Payment Rights. The Sellers shall have thirty (30) days to review and comment on the Section 338 Allocation prepared by the Buyers; PROVIDED, that if the Buyers deliver the Section 338 Allocation to the Sellers prior to the 170th day following the Closing Date, such period of review and comment shall extend to the 200th day following the Closing Date (the "REVIEW PERIOD"). If the Sellers and the Buyers are unable to agree on the
Section 338 Allocation during the Review Period, they shall request a nationally recognized accounting firm to prepare such Section 338 Allocation (subject to the limitation contained in the immediately preceding sentence). The cost of any such firm shall be borne equally by the Buyers, on one hand, and the Sellers, on the other. In the event the Section 338 Allocation is audited or disputed by any Taxing Authority, the party receiving notice thereof shall promptly notify the other party hereto. If such an audit or dispute arises in connection with a Tax Claim or in connection with an audit or proceeding relating to a Seller's Tax Return, the Sellers shall, at their own expense, control all proceedings taken in connection with such audit or dispute (including selection of counsel and accountants) and, without limiting the foregoing, may in their sole discretion pursue or forego any and all administrative appeals, proceedings, hearings, audits and conferences with any Taxing Authority in connection therewith, subject to the last sentence of this Section 5.3(d). The Buyers shall, at their own expense, control all other audits or disputes in connection with any Section 338 Allocation (including selection of counsel and accountants) and, without limiting the foregoing, may in their sole discretion pursue or forego any and all administrative appeals, proceedings, hearings, audits and conferences with any Taxing Authority in connection therewith, subject to the last sentence of this Section 5.3(d). Notwithstanding the foregoing, (i) the party controlling the audit or dispute shall (A) consult with the other party prior to taking any action in connection with such audit or dispute that could reasonably be expected to have a material adverse effect on such other party and (B) not take any action in connection with such audit or dispute that would legally bind the other party without the prior written consent of such other party and (ii) each of the Buyers and the Sellers shall (A) be bound by the Section 338 Allocation for purposes of determining any Taxes, (B) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the
Section 338 Allocation, and (C) take no position, and cause its Affiliates to take no position, inconsistent with the Section 338 Allocation on any Tax Return, in any refund claim, in any audit, dispute or proceeding before any Taxing Authority or otherwise with respect to such Tax Returns.

                  5.4 TAX MATTERS; COOPERATION; PREPARATION OF RETURNS; TAX ELECTIONS. (a) The Buyers and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including, at the expense of the requesting party, reasonable access to the other party's Tax Return preparer, PROVIDED that such other party may limit such access as is it deems necessary to protect confidential information) relating to any of the Sold Companies, the Subsidiaries or Venture Entities (but, in the case of a Venture Entity, only to the extent the Sellers have reasonable access to such information or assistance under the applicable agreement(s) governing such Venture Entity) (including access to books and records, employees, contractors and representatives) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Each of the Buyers and the Sellers agrees that it shall (i) consult with the other party prior to taking any position or settling any claim with respect to Taxes that could reasonably be expected to have a material adverse effect on such other party and (ii) not take any action with respect to Taxes that would legally bind the other party without the prior written consent of such other party. The Buyers and the Sellers shall retain all books and records with respect to Taxes which are indemnifiable under Section 5.5(a) and pertain to the Sold Companies, the Subsidiaries and Venture Entities (but, in the case of a Venture Entity, only to the extent the Sellers have reasonable access to such information or assistance under the applicable agreement(s) governing such Venture Entity) until the expiration of all relevant statutes of limitations (and, to the extent notified by the Buyers and the Sellers, any extensions thereof). At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

                  (b) The Sellers shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns in respect of any of the Stock Sellers, Sold Companies, Subsidiaries or Separate Assets (including any affiliated, consolidated, unitary and combined Tax Returns, which include the operations of any of these entities or any Tax Returns for Venture Entities that the Sellers are responsible for filing) for any taxable period ending on or before the Closing Date. The party that is legally required to file a Tax Return relating to Transfer Taxes shall be responsible for preparing and timely filing such Tax Return. All such Tax Returns shall be prepared on a basis consistent with the last previous similar Tax Return and in accordance with Law. The Sellers shall timely pay to the relevant Taxing Authority all Taxes due in connection with any such Tax Returns. The Buyers shall prepare and timely file, or cause to be prepared and timely filed, all other Tax Returns in respect of the Sold Companies and any of the Subsidiaries, including for any taxable period ending after the Closing Date which begins before the Closing Date (a "STRADDLE PERIOD"). The Buyers shall provide IR with a copy of each proposed Straddle Period Tax Return (and such additional information regarding such Straddle Period Tax Return as may reasonably be requested by IR) for its approval (which approval will not be unreasonably withheld or delayed) (i) at least 15 days prior to the filing of such Tax Return or (ii) in the case of a Tax Return that is required to be filed within 20 days of the Closing Date, at least ten days prior to the date such Tax Return is required to be filed; PROVIDED, that in the case of a Tax Return that is required to be filed within 10 days of the Closing Date, the Buyer shall use its reasonable best efforts to afford IR a reasonable opportunity to review and approve such Straddle Period Tax Return prior to filing such Tax Return. Any Tax Return to be prepared and filed by the Buyers for a Straddle Period shall be prepared on a basis consistent with the last previous similar Tax Return; PROVIDED, that if after consultation with the Sellers the Buyers reasonably determine that they are required by Law to prepare any Tax Return for a Straddle Period on a basis inconsistent with the last previous similar Tax Return, then they shall so notify the Sellers, subject to the requirements of this Section 5.4(b).

                  (c) All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or gains) and related fees (including any penalties, interest and additions to Tax) ("TRANSFER TAXES") arising out of or incurred in connection with this Agreement shall be borne equally by the Buyers, on the one hand, and the Sellers, on the other hand.

                  (d) All Tax sharing agreements or similar arrangements with respect to or involving the Business shall be terminated prior to the Closing Date and, after the Closing Date, the Buyers and their Affiliates shall not be bound thereby or have any Liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                  5.5 TAX INDEMNITY. (a) The Sellers shall indemnify and defend the Buyers and their Affiliates (including the Sold Companies and the Subsidiaries) and each of their respective officers, directors, employees and agents and hold them harmless against all Losses that any such party may incur or suffer (i) for federal, state, local and foreign income, franchise or similar Taxes (including any Loss for Tax of the Sold Companies, Subsidiaries, Venture Entities (but only to the extent of the Sellers' direct Liability for Taxes of such Venture Entity, including joint and several Liability) and Separate Assets under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law) ("INCOME TAXES") and all Taxes other than Income Taxes ("OTHER TAXES") of the Sold Companies, Subsidiaries, Venture Entities (but only to the extent of the Sellers' direct Liability for Taxes of such Venture Entity, including joint and several Liability) and Separate Assets, in each case for all taxable periods ending on or before the Closing Date and the portion of the Straddle Period that begins before the Closing Date and ends on the Closing Date ("PRE-CLOSING STRADDLE PERIOD"); PROVIDED, that in the case of any U.S. state in which Taxes for any taxable period are based on or measured by income, receipts, or profits earned in any prior taxable period or portion thereof preceding the Closing Date, the taxable period for purposes of this Section 5.5(a) shall be deemed to include any such prior taxable period or portion thereof, (ii) for any breach of the Sellers' representations and warranties set forth in Section 3.11 and, solely as they relate to entity classification for U.S. federal income tax purposes, Sections 3.3 and 3.4, (iii) for federal, state, local and foreign Taxes arising as a result of Torrington's receipt or payment of those amounts in respect of the CDO Payment Rights that are payable to IRNJ pursuant to Section 5.17, (iv) arising out of or incident to the imposition, assessment or assertion of any Tax imposed on or as a result of the transactions described in that certain prospectus of IR, filed with the Commission on November 2, 2001 (Registration No. 333-71642), (v) arising out of or incidental to the imposition, assessment or assertion of any Tax imposed on or as a result of the Restructuring and (vi) arising out of or incident to the imposition, assessment or assertion of any Tax described in clauses (i), (ii), (iii), (iv) or (v) above.

                  (b) For purposes of Section 5.4 and this Section 5.5, the portion of such Tax related to a Pre-Closing Straddle Period shall (i) in the case of any Taxes (including French local business Taxes (taxe professionelle)) other than Taxes arising under Section 179 of the Taxation of Chargeable Gains Act 1992, Taxes arising as a result of the transactions contemplated under the Restructuring, gross receipts, sales or use taxes, valued-added taxes, employment taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and the denominator of which is the number of days in the entire taxable period, and
(ii) in the case of any sales or use taxes, valued added taxes, employment taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period (including, without limitation, Taxes arising under Section 179 of the Taxation of Chargeable Gains Act 1992, Taxes arising as a result of the transactions contemplated under the Restructuring be deemed to be the amount which would be payable if the relevant taxable period or Tax year in which the income, receipts or profits were earned ended on and included the Closing Date. The portion of any credits relating to a Pre-Closing Straddle Period shall be determined as though the relevant taxable period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the past practice of the Sold Companies and the Subsidiaries.

                  (c) Subject to the provisions set forth in this Agreement, the Buyers, the Sold Companies and the Subsidiaries shall indemnify and defend the Sellers and their Affiliates and hold them harmless against (i) any and all Taxes imposed on any of the Sold Companies or the Subsidiaries, which Taxes are not subject to indemnification pursuant to Section 5.5(a), including, but not limited to, any and all Losses for Taxes that may be incurred or suffered by the Sellers or their Affiliates (A) resulting from any transaction of any of the Sold Companies or the Subsidiaries occurring on the Closing Date (but not including the Restructuring or any other transaction undertaken by the Sellers on the Closing Date), (B) with respect to any taxable period that begins after the Closing Date and that are imposed on any of the Sold Companies or the Subsidiaries or with respect to the Separate Assets (but excluding, for the avoidance of doubt, any Taxes described in the proviso contained in Section 5.5(a)(i)) or (C) with respect to any portion of a Straddle Period that begins after the Closing Date (but excluding, for the avoidance of doubt, any Taxes described in the proviso contained in Section 5.5(a)(i)) and (ii) any Losses arising out of or incident to the imposition, assessment or assertion of any Tax described in (i).

                  (d) Payment by the indemnitor of any amount due under this
Section 5.5 shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate Taxing Authority is due, PROVIDED that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate Taxing Authority. In the case of a Tax that is contested in accordance with the provisions of Section
5.6 below, payment of the Tax to the appropriate Taxing Authority shall not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Taxing Authority or court.

                  (e) Notwithstanding anything to the contrary in this Agreement (other than as specifically set forth in Section 9.1(d)(i)), indemnification with respect to Taxes shall be governed solely by this Section 5.5.

                  5.6 PROCEDURES RELATING TO INDEMNITY OF TAX CLAIMS. (a) If a claim shall be made against any of the Buyers or any of their Affiliates (including, without limitation, the Sold Companies, the Subsidiaries and the Venture Entities) by any Taxing Authority, which, if successful, would result in an indemnity payment to any of the Buyers or one of their Affiliates (including, without limitation, the Sold Companies, the Subsidiaries and the Venture Entities) pursuant to Section 5.5(a) (a "TAX CLAIM"), such Buyer shall promptly notify the Sellers in writing of such Tax Claim stating the nature and basis of such Tax Claim and the amount thereof, to the extent known by such Buyer; PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Sellers of their obligations hereunder only to the extent that such failure prejudices the Sellers hereunder.

                  (b) With respect to any Tax Claim, the Sellers shall, at their own expense, control all proceedings taken in connection with such Tax Claim (including selection of counsel and accountants) and, without limiting the foregoing, may in their sole discretion pursue or forego any and all administrative appeals, proceedings, hearings, audits and conferences with any Taxing Authority with respect thereto and may, in their sole discretion, either pay the Tax claimed and sue for a refund where Law permits such refund suits or contest the Tax Claim in any permissible manner; PROVIDED, HOWEVER, that the Sellers shall not take or advocate (unless otherwise required by Law) any position that could reasonably be expected to have a material adverse effect on the Buyers or their Affiliates (including the Sold Companies, the Subsidiaries, the Separate Assets) without first consulting with the Buyers regarding such position or (ii) take any action with respect to such Tax Claim that would legally bind the Buyers without the prior written consent of the Buyers; and PROVIDED, FURTHER, that the Sellers shall afford the Buyers the opportunity to participate, as may reasonably be requested by the Buyers, with the Sellers in contesting any Tax Claim solely to the extent such Tax Claim would give rise to an indemnity obligation under Section 5.5(a)(iii) hereof. Notwithstanding the foregoing, the Buyers shall have the right, at their expense, to control any other Tax claim; PROVIDED, HOWEVER, that the Buyers shall not take or advocate (unless otherwise required by Law) any position that could reasonably be expected to have a material adverse effect on the Sellers or any of their Affiliates without first consulting with the Sellers regarding such position or
(ii) take any action with respect to such Tax claim that would legally bind the Sellers without the prior written consent of the Sellers.

                  5.7 REFUNDS AND TAX BENEFITS. (a) Except as otherwise provided in Section 5.7(c), (i) any Tax refunds that are received by the Buyers, any of the Sold Companies, the Subsidiaries or the Separate Assets, and any amounts credited against Tax to which the Buyers, any of the Sold Companies, the Subsidiaries or the Separate Assets become entitled, that relate to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of the Sellers, and the Buyers shall pay over to the Sellers any such refund or the amount of any such credit within 15 days after the receipt of such refund or entitlement to a credit thereto, (ii) to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a Taxing Authority to the Buyers, any of the Sold Companies, the Subsidiaries or the Separate Assets, of any amount accrued for any taxable periods or portions thereof ending before the Closing Date, the Buyers shall pay such amount to the Sellers within 15 days after receipt or entitlement thereto and (iii) to the extent that any of the Sellers prepay any Taxes relating to taxable periods or portions thereof beginning after the Closing Date, the Buyers shall repay such amounts to the Sellers within 15 days after the Tax Return relating to such Taxes is filed. Notwithstanding the foregoing, any Tax refunds that are received for Taxes described in Section 5.4(c) shall be shared equally by the Buyers, on the one hand, and the Sellers, on the other hand.

                  (b) The Buyers and their Affiliates shall be entitled to any
(i) refunds or credits of Taxes of the Sold Companies and Subsidiaries or Taxes related to the Separate Assets attributable to any taxable period or portion thereof beginning after the Closing Date and (ii) refunds or credits for Taxes for which the Sellers and their Affiliates are indemnified pursuant to Section 5.5(c).

                  (c) The Buyers agree that they shall not cause or permit any of the Sold Companies, the Subsidiaries or any Venture Entities the Taxes of which they are responsible for filing to carry back to any taxable period ending on or before the Closing Date any net operating loss, loss from operations or other Tax attribute that is attributable to a taxable period or portion thereof beginning after the Closing Date (a "POST-CLOSING LOSS") except in the case of a Post-Closing Loss that would be forfeited under Law unless it was first carried back to a taxable period ending on or before or including the Closing Date, in which case the Buyers may, at their sole expense, cause or permit any of the Sold Companies, Subsidiaries or Venture Entities to carry back such Post-Closing Loss. The Sellers shall have no obligation under this Agreement to return or remit any such refund or other Tax benefit attributable to a breach by any Buyer of the foregoing undertaking.

                  (d) The applicable Buyer shall give the Sellers at least 30 days' notice before it files a claim for a Tax refund with respect to a Post-Closing Loss that it is permitted to carry back to a taxable period ending on or before the Closing Date pursuant to Section 5.7(c). Notwithstanding anything to the contrary in this Agreement, (i) the Sellers shall be entitled to use any Post-Closing Loss that is carried back to a taxable period ending on or before the Closing date pursuant to Section 5.7(c) to reduce their Taxes for such taxable period and their concomitant indemnity obligation to the Buyers under Section 5.5(a) and (ii) the Sellers shall in no event be obligated to reimburse or otherwise indemnify the Buyers for any Losses (including, without limitation, Losses for Taxes) resulting from the disallowance of a Post-Closing Loss.

                  (e) The Buyers and the Sellers agree to treat any amounts payable pursuant to this Section 5.7 as an adjustment to the Purchase Price (unless a final determination causes any such payment to not be treated as an adjustment to the Purchase Price).

                  5.8 EMPLOYEES; BENEFIT PLANS. (a) EMPLOYEES. To the extent Transfer Regulations or other Laws do not otherwise apply, the Buyers shall cause all active employees (as hereinafter defined) of the Sold Companies, the Subsidiaries and the Asset Sellers, to the extent such employees are employed in the Business as of the Closing Date, to remain employed with the Buyers, the Sold Companies or the Subsidiaries, as applicable, following the Closing Date; PROVIDED, HOWEVER, that with respect to any employees of the Asset Sellers in jurisdictions outside the United States that do not have Transfer Regulations who would not, under Law, be automatically transferred to the Buyers, the Buyers shall, within 15 Business Days prior to the Closing Date, provide such employees with written offers of ongoing employment with the Buyers after the Closing Date, conditioned upon the occurrence of the Closing, on terms of employment no less favorable, in the aggregate, than the terms of employment provided to such employees by the Asset Sellers immediately prior to the Closing Date; and PROVIDED, FURTHER, that the parties shall use their commercially reasonable best efforts to cause all such employees who are offered ongoing employment with the Buyers to accept such offers of ongoing employment. Without limiting the generality of the foregoing provisions of this Section 5.8(a), as of the Closing, the Buyers shall, or shall cause the Sold Companies or the Subsidiaries to, assume or retain and be responsible for the employment (including any employment contracts) of all Company Employees who are employed outside the United States (the "NON-U.S. EMPLOYEES"), and the Buyers shall, or shall cause the Sold Companies to, take any and all actions necessary or appropriate (if any) to continue the employment of such Non-U.S. Employees, without the Sellers or any of their respective Affiliates following the Closing having any Liability to any such employees for severance, redundancy, termination, payment in lieu of notice, indemnity or other payments to any of such employees by reason of, or as a result of, the transactions contemplated by this Agreement. For purposes of this Agreement, any employee who is not actively at work on the Closing Date due to a short-term absence, whether paid or unpaid (e.g., vacation, holiday, jury duty, FMLA, pregnancy, parental and bereavement leave, scheduled time off, or illness or injury of a duration that is less than or equal to eight days) in compliance with the applicable policies of Sellers, the Sold Companies or the Subsidiaries, as applicable, (excluding any employee who is not actively at work on the Closing Date and is receiving worker's compensation payments as required by Law) shall be deemed an "active employee". All active employees of the Sold Companies and the Subsidiaries, as well as those employees of the Asset Sellers who accept the Buyers' offer of ongoing employment, are hereinafter referred to as the "COMPANY EMPLOYEES". With respect to each employee employed in the Business but not actively at work as of the Closing Date due to (i) a short-term absence for illness or injury of a duration that is greater than eight days;
(ii) a long term absence covered under a long-term disability Company Benefit Plan or (iii) an absence for which the employee is receiving worker's compensation payments as required by Law, the Buyers shall reinstate or offer to reinstate (or with respect to any such inactive employee of an Asset Seller, shall offer) each such employee to his or her former position when such employee gives notice of such employee's intention to return to work following the Closing Date (provided that such employee is capable of performing the essential functions of his or her former position to the reasonable satisfaction of the Buyers), and at such time as such employee begins his or her work, such employee will become or be deemed to become a Company Employee for all purposes under this Agreement.

                  (b) EMPLOYMENT-RELATED LIABILITIES. Effective as of the Closing Date, except as contemplated by the Transition Services Agreement or as required by Law, collective bargaining agreement or otherwise by this Section 5.8:

                  (i) All Company Employees will cease active participation in, and any benefit accrual under, each of the Company Benefit Plans (other than those plans sponsored and maintained by the Sold Companies and their Subsidiaries); PROVIDED, HOWEVER, that effective as of the Closing Date, Sellers shall amend each U.S. Company Benefit Plan that is a pension plan (within the meaning of Section 3(2) of ERISA) to provide that each Company Employee's benefit that has accrued as of the Closing Date is fully vested and nonforfeitable as of the Closing Date;

                  (ii) Sellers shall retain or assume all Liabilities in respect of all employees (other than the Company Employees), including all former employees as of the Closing Date of the Sold Companies, the Subsidiaries and the Asset Sellers (the "FORMER EMPLOYEES") under all Company Benefit Plans (including all Liabilities for post-employment and post-retirement welfare benefit obligations for Former Employees under U.S. Company Benefit Plans); PROVIDED, HOWEVER, that, with respect to Foreign Plans sponsored and maintained solely by the Sold Companies or the Subsidiaries, the Buyers shall assume or cause such entities to retain Liabilities with respect to such plans, except that Sellers shall retain any Liabilities in respect of employment-related Proceedings that are based on facts and circumstances that arose or existed prior to the Closing Date, to the extent that the adjudicated or agreed upon remedy is monetary in nature;

                  (iii) With respect to Liabilities relating to Company Employees employed by the Sold Companies or the Subsidiaries, the Buyers shall be responsible for all emoluments, outgoings and all other Liabilities in respect of the Company Employees (including any wages, amounts due under any Company Benefit Plans, Proceedings and Taxes) in respect of the period after the Closing Date; PROVIDED, HOWEVER, that Seller shall retain (A) all Liabilities in respect of the Company Employees who participate in the Ingersoll-Rand Pension Plan Number One and (B) any Liabilities in respect of employment-related Proceedings that are based on facts and circumstances that arose or existed prior to the Closing Date, to the extent that the adjudicated or agreed upon remedy is monetary in nature; and

                  (iv) With respect to Liabilities relating to Company Employees employed by the Asset Sellers prior to the Closing Date, (A) the Buyers shall be responsible for all emoluments, outgoings and all other Liabilities in respect of the Company Employees (including any wages, Proceedings and Taxes) in respect of the period after the Closing Date, and (B) the Sellers shall be responsible for all emoluments, outgoings and all other Liabilities in respect of the Company Employees (including any wages, amounts due under any Company Benefit Plans, Proceedings and Taxes) in respect of the period up to and including the Closing Date, to the extent such Liabilities are based on facts and circumstances that arose or existed prior to the Closing Date or may be retained by the Sellers pursuant to Law and, solely with respect to such Liabilities in respect of employment-related Proceedings, only to the extent that the adjudicated or agreed upon remedy is monetary in nature.

                  (c) CONTINUATION OF COMPARABLE BENEFIT PLANS. For the period from the Closing Date through December 31, 2003 (or such other longer period required by Law or contract), the Buyers shall maintain, or shall cause the Sold Companies and the Subsidiaries to maintain, employee benefit plans, programs, policies and arrangements for Company Employees (other than Company Employees who are subject to a collective bargaining agreement (such employees, the "UNION EMPLOYEES")) that, in the aggregate, are substantially comparable to the Company Benefit Plans in effect immediately prior to the Closing.

                  (d) COLLECTIVE BARGAINING AGREEMENT(S). The Buyers shall, or shall cause the Sold Companies and the Subsidiaries to, assume or maintain the obligations pursuant to the terms of the collective bargaining agreement(s) set forth in Schedule 3.13 with respect to Union Employees and shall continue the employment of all Union Employees covered by said agreements under the same terms and conditions of employment as existed at the Closing. The Sellers shall use their commercially reasonable efforts to furnish or cause to be furnished such information and assistance relating to the assumption by the Buyers of the obligations under the collective bargaining agreements pursuant to the preceding clause as the Buyers shall reasonably request. The Sellers will, upon the request of the Buyers, arrange a meeting with union representatives at those facilities where the Buyers are assuming the collective bargaining agreements pursuant to this paragraph to discuss transitional issues. Such meeting(s) will not involve the discussion of the changing or modifying of any terms and/or conditions of employment specified in the assumed collective bargaining agreements.

                  (e) PRIOR SERVICE; DEDUCTIBLES. To the extent not otherwise required by or resulting from the operation of Law, the Buyers shall, or shall cause the Sold Companies and the Subsidiaries to, recognize each Company Employee's service with the Sellers, any of the Sold Companies, the Subsidiaries or any of their respective Affiliates or their respective predecessors as of the Closing as service with the Buyers, the Sold Companies and the Subsidiaries, as applicable, for purposes of vesting and eligibility to participate in (but not, except as otherwise provided in Section 5.8(d) or as required under mandatory provisions of Laws relating to Non-U.S. Employees, for purposes of eligibility for early retirement and benefit accrual) the Buyers', the Sold Companies' and the Subsidiaries' employee welfare benefit plans, employee pension plans, vacation, disability, severance and other employee benefit plans or policies and any other such plans or policies in which the Company Employees will be entitled to participate in on and after the Closing Date. In addition, the Buyers shall, or shall cause the Sold Companies and the Subsidiaries to, waive any pre-existing condition limitations and eligibility waiting periods under the employee welfare benefit plans applicable to Company Employees or their respective spouses and dependents (but only to the extent such pre-existing condition limitations and eligibility waiting periods were satisfied under the Company Benefit Plans as of the Closing Date) and shall recognize (or cause to be recognized) the dollar amount of all expenses incurred by Company Employees and their respective spouses and dependents during the calendar year in which the Closing occurs for purposes of satisfying the deductibles and co-payment or out-of-pocket limitations for such calendar year under the relevant employee welfare benefit plans of the Buyers, the Sold Companies, the Subsidiaries, and any other such plans or policies in which the Company Employees will be entitled to participate in on and after the Closing Date, as applicable.

                  (f) ACCRUED VACATION. The Buyers shall, or shall cause the Sold Companies and the Subsidiaries to, credit each Company Employee with the accrued and unused vacation days to which the Company Employee is entitled through the Closing, which number of days shall not exceed one year's vacation entitlement (or such shorter or longer period as may be required under Law), with respect to each such Company Employee as reflected on the Closing Net Working Capital Statement (such vacation days to be used in the calendar year in which the Closing occurs), and any personal and sickness days accrued by such employees as of the Closing Date.

                  (g) SEVERANCE OBLIGATIONS. (i) For the period from the Closing Date until December 31, 2003, subject to Sections 5.8(g)(ii) and 5.8(g)(iii), the Buyers shall, or shall cause the Sold Companies and the Subsidiaries to, provide severance benefits to any Company Employee, in accordance with the severance policy set forth in Schedule 5.8(g)(i) or as may be required by, or resulting from, operation of Law for termination of employment on or after the Closing, including terminations in connection with this Agreement or the consummation of the transaction contemplated hereby.

                  (ii) The Buyers shall, or shall cause the Sold Companies and the Subsidiaries to, assume all employment-related agreements (including, agreements providing for severance or termination payments or benefits) to which any Company Employee is a party, as set forth on
         Schedule 5.8(g)(ii)(A); PROVIDED, HOWEVER, that Sellers shall retain liability, if any, for severance payments made to any Company Employee under the transaction-related employment agreements set forth on
         Schedule 5.8(g)(ii)(B) (the

         "SEVERANCE AGREEMENTS") that arise in connection with (A) an involuntary termination without cause of the employment of the Company Employee subject to any such agreement by his or her employer following the consummation of the transactions contemplated by this Agreement, to the extent such severance payments exceed the amount otherwise payable to such Company Employee in accordance with the severance policy set forth on Schedule 5.8(g)(i) and (B) a voluntary termination of employment by any Company Employee subject to any such agreement for Good Reason (as defined in such agreement).

                  (iii) With respect to Company Employees who are notified prior to the Closing that their employment will be terminated in connection with the restructuring programs applicable to the Sold Companies and the Subsidiaries commenced prior to the Closing (including under any social plans or collective bargaining agreements), Sellers will retain liability for any severance payments (including any termination indemnities or other notice payments required by Law) made to such Company Employees.

                  (h) BONUS PAYMENTS. (i) As soon as practicable after the Closing Date, Sellers shall pay Company Employees any bonus earned during 2003 under the Ingersoll-Rand Company 2003 Annual Incentive Matrix Program prorated from January 1, 2003 through the Closing Date, based upon actual results as of the Closing.

                  (ii) Sellers shall retain all liability to pay all bonuses payable to Company Employees pursuant to agreements, plans or programs adopted or established by the Sellers in connection with the transactions contemplated by this Agreement.

                  (i) RETIREE WELFARE BENEFITS. Effective as of the Closing, the Buyers shall assume (or cause the Sold Companies and Subsidiaries, if applicable, to continue to honor), to the extent not otherwise required by or resulting from, operation of Law or collective bargaining agreements, all post-employment and post-retirement welfare benefit obligations with respect to all Company Employees and their respective spouses and dependents. Subject to Law, in no event shall this provision require the Buyers to assume the Company Benefit Plans providing for the benefits described in this Section 5.8(i) nor prohibit the Buyers from (i) providing any such post-employment and/or post-retirement welfare benefits pursuant to a comparable Buyer Group Plan (or plans, as applicable) or (ii) retaining the right to amend or terminate any such plan (subject to Buyer's obligations under Section 5.8(a)).

                  (j) FLEXIBLE BENEFITS. To the extent Company Employees contributed to a dependent care or medical expense reimbursement account under a Company Benefit Plan or a plan of an Asset Seller ("IR'S FLEXIBLE ACCOUNT PLAN") during the calendar year that includes the Closing, the Sellers shall transfer to the Buyers in cash an amount equal to the amount credited to a dependent care or medical expense reimbursement account, as applicable, maintained by the Buyers ("BUYERS' FLEXIBLE ACCOUNT PLAN") that shall be equal as of the Closing Date to the account balances of such Company Employees for such calendar year under IR's Flexible Account Plan, and Buyer's Flexible Account Plan shall provide dependent care and medical expense reimbursement account programs substantially comparable in the aggregate to those provided under IR's Flexible Account Plan to such Company Employees at least through the end of the plan year in effect as of the Closing. The Buyers shall be responsible for all Liability for and administration of reimbursement claims that have not been received by the Sellers as of the date the Sellers make the transfer provided for herein to the Buyers in respect of IR's Flexible Account Plan, regardless of when the claim was incurred.

                  (k) COOPERATION. The parties agree to furnish each other with such information concerning employees, employee payroll and employee benefit plans, subject to confidentiality and privacy considerations, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated hereby.

                  (l) NON-U.S. EMPLOYMENT MATTERS.

                  (i) EMPLOYEE CONTRACTS/TRANSFER REGULATIONS/EMPLOYEE CONSULTATIONS. The Sellers and the Buyers further acknowledge and agree that, to the extent applicable, pursuant and subject to the Transfer Regulations, the contracts of employment of the Non-U.S. Employees in jurisdictions with Transfer Regulations will have effect after the Closing as if originally made between the Buyers and the Non-U.S. Employees. The Sellers shall be responsible for complying with all obligations under Transfer Regulations to consult any Non-U.S. Employee in accordance with the Transfer Regulations on or prior to the Closing Date. Immediately following execution of this Agreement, the Sellers and the Buyers shall or shall procure that all information and consultation processes required to be conducted by them pursuant to the Transfer Regulations, any collective bargaining agreement, or any other Laws are complied with in respect of informing and consulting Non-U.S. Employees. Neither the Sellers nor the Buyers shall make any statements to any Non-U.S. Employees that are inconsistent with the provisions of this Section 5.8(l)(i) without the prior consent of the other parties hereto.

                  (ii) FOREIGN PLANS. Without limiting the generality of the foregoing provisions of this Section 5.8, effective as of the Closing, the Buyers shall, or shall cause the Sold Companies and the Subsidiaries to, maintain, establish and/or qualify or register with applicable regulatory authorities employee benefit plans for the Non-U.S. Employees to the extent required by Law and from the Closing through December 31, 2003 (or longer if required by Law), provide benefits to the Non-U.S. Employees, considered as a group, on terms and conditions which are substantially comparable in the aggregate, to those provided to Non-U.S. Employees by the Sellers, the Sold Companies, the Subsidiaries, the Asset Sellers or their respective Affiliates immediately prior to the Closing.

                  (iii) PENSION PLANS FOR NON-U.S. EMPLOYEES. In connection with
         Section 5.8(b)(ii) and (iii), effective as of the Closing, the Buyers shall, or shall cause the Sold Companies or Subsidiaries to, assume or retain sponsorship of, all right, title, interest, liability and obligation under (A) all Foreign Plans sponsored and maintained solely by the Sold Companies or the Subsidiaries with respect to the Non-U.S. Employees and all Former Employees of the Sold Companies or the Subsidiaries who were employed outside the United States ("FORMER NON-U.S. EMPLOYEES"), and (B) all pension assets in respect of such Foreign Plans with respect to Non-U.S. Employees and Former Non-U.S. Employees; PROVIDED that the assumption of such liabilities, obligations and assets shall be in accordance with, and subject to, all Laws.

                  In addition, the Sellers shall cause all contributions or payments required by Law or by any applicable Foreign Plan to have been paid or transferred to any Foreign Plan for any period prior to the Closing Date to be paid or transferred to such Foreign Plan on or prior to the Closing Date.

                  (iv) U.K. PENSION SCHEME. (A) The Sellers shall, if the Buyers so request, use reasonable best efforts to ensure that any U.K. asset Buyers, Nadella U.K. Limited and the Torrington Company Limited (the "U.K. COMPANIES") (including any Affiliate of Buyers that succeeds to all or any part of their respective businesses) are allowed to participate, or (as the case may be) to continue participation in the Ingersoll-Rand Holdings Limited Retirement Benefits Plan (1974) (the "U.K. PENSION SCHEME") for and in respect of the Company Employees who are employed in the U.K. (the "U.K. EMPLOYEES") for up to six months following the Closing Date (the "TRANSITIONAL PERIOD").

                             (B) Sellers shall appoint a U.K. qualified actuary
                       ("SELLERS' U.K. ACTUARY") and Buyers shall appoint a U.K. qualified actuary ("BUYERS' U.K. ACTUARY") to perform the duties set forth below with respect to the U.K. Pension Scheme.

                             (C) Sellers shall throughout the Transitional
                       Period use reasonable best efforts to ensure that:

                                 (1) no power, right (including under rule
                             35.12), duty or discretion is exercised under or in connection with the U.K. Pension Scheme (unless required by law) in a way which would or might affect the Buyers and/or the U.K. Companies and/or all or any of their respective employees without Buyers' written consent; and

                                 (2) none of the U.K. Employees is discriminated
                             against in the exercise of any discretionary power (including the grant of discretionary pension increases or beneficial early retirement terms) under the U.K. Pension Scheme.

                             (D) The Buyers shall cause the U.K. Companies to
                       pay to the U.K. Pension Scheme the employer contributions which accrue to the U.K. Pension Scheme during the Transitional Period in respect of its employees in pensionable service from time to time, such contributions to be deemed to be payable at the same rate as is in force as at the date of this Agreement but subject to a maximum amount of (i) 12% for U.K. Employees at Torrington Company Limited, and (ii) 15% for U.K. Employees at Nadella U.K. Limited, of pensionable remuneration. The Buyers shall cause the U.K. Companies to comply in all respects with the provisions of the U.K. Pension Scheme during the Transitional Period. Buyers shall also cause the U.K. Companies not to do or omit to do any act or thing which would or might adversely affect the tax approval or contracting-out status of the U.K. Pension Scheme throughout the

                       Transitional Period. Notwithstanding anything set forth in this Section 5.8(l)(iv), during the Transitional Period, Buyers may make such changes at the U.K. Companies as it shall elect (subject to Law and the terms of the U.K. Pension Scheme); PROVIDED, HOWEVER, that in the event any such changes (including, without limitation, the increase of any pensionable emoluments of U.K. Employees) result in increased costs or other Liabilities under the U.K. Pension Scheme, Buyers shall be responsible for any such increased costs or other Liabilities.

                             (E) Buyers and Sellers shall cooperate with each
                       other to ensure that the employment of the U.K. Employees is contracted-out by reference to the U.K. Pension Scheme at all applicable times during the Transitional Period.

                             (F) On the U.K. Companies ceasing to participate
                       (or on Closing, if there is no Transitional Period) in the U.K. Pension Scheme (such date being the "MEMBERSHIP TRANSFER DATE"), Sellers shall request the U.K. Pension Scheme to write to the Buyers, their Affiliates or the U.K. Companies within 28 Business Days confirming that no amount is due from them under Section 75 U.K. Pensions Act 1995 (such act, the "SECTION 75 ACT", and any such liability, the "SECTION 75 LIABILITY"). In the event that the U.K. Pension Scheme does not confirm that no Section 75 Liability is payable by the Buyers, their Affiliates, the U.K. Companies or the Buyers' U.K. Plan pursuant to the Section 75 Act, the Sellers shall pay to the U.K. Pension Scheme, within such period as may be required by the U.K. Pension Scheme, the amount of the Section 75 Liability, in full satisfaction of the liability with respect thereto of the Buyers, their Affiliates, the U.K. Companies and the Buyers' U.K. Plan and the obligation of the Sellers under this sentence. In addition to the foregoing, Sellers shall indemnify, defend and hold harmless Buyers, their Affiliates, the U.K. Companies and the Buyers' U.K. Plan from any Liability or Loss arising from or attributable to the provision of relevant benefits (within the meaning of Section 612 U.K. Income and Corporation Taxes Act of 1988) to or in respect of all or any of the U.K. Employees under the U.K. Pension Scheme, to the extent attributable to any period of service between Closing and the Membership Transfer Date. This indemnity shall not extend, however, to any unpaid employer contributions under Section 5.8(l)(iv)(D) or any Liability that was fully and fairly reflected in the calculation of any transfer value received by the Buyers' U.K. Plan in respect of Consenting Employees.

                             (G) Immediately after the Membership Transfer Date,
                       Sellers shall cause Sellers' U.K. Actuary to calculate the amount of the bulk transfer payment payable for or in respect of any U.K. Employee in pensionable service immediately before the Membership Transfer Date (each being a "CONSENTING EMPLOYEE") that accepts within 48 Business Days of receiving a transfer form from the U.K. Pension Scheme an offer to take a transfer value from the U.K. Pension Scheme to a nominated plan of the Buyers or the relevant employee the (the "BUYERS' U.K. PLAN"). The bulk transfer payment (in the amount determined as described herein, the "ADJUSTED TRANSFER VALUE") shall be calculated on a projected benefit obligation basis (within the meaning of Financial Accounting Standard No. 87 ("FAS 87")) ("PROJECTED BENEFIT OBLIGATION") and shall be calculated and adjusted in accordance with the actuarial method and assumptions specified by the Sellers' U.K. Actuary in
                       Schedule 5.8(l)(iv)(G) (the "U.K. ASSUMPTIONS"). Sellers shall cause Sellers' U.K. Actuary to submit his calculation of the Adjusted Transfer Value in writing to Buyers' U.K. Actuary within 48 Business Days of the Membership Transfer Date. If Buyers' U.K. Actuary agrees to the amount of the Adjusted Transfer Value, the Adjusted Transfer Value shall become binding on all parties. If, however, Buyers' U.K. Actuary and Sellers' U.K. Actuary fail to agree about any error claimed by Buyers' U.K. Actuary within 40 Business Days from the date upon which Sellers' U.K. Actuary first submits its findings to Buyers' U.K. Actuary, the matter may, at the option of either Buyers or Sellers be referred to an independent U.K. actuary pursuant to Section 5.8(l)(iv)(K).

                             (H) Sellers shall use their reasonable best efforts
                       to cause the U.K. Pension Scheme to transfer to the Buyers' U.K. Plan on a date agreed (the "PAYMENT DATE") between the U.K. Pension Scheme and the Buyers' U.K. Plan (and in default of agreement the date which is six months after the Membership Transfer Date) the Adjusted Transfer Value in cash (or if the U.K. Pension Scheme and the Buyers' U.K. Plan so agree transfer a reasonable cross section of the assets of the U.K. Pension Scheme having a value at the Payment Date equal to the Adjusted Transfer Value). Notwithstanding the foregoing, in the event that the U.K. Pension Scheme refuses to transfer the full amount of the Adjusted Transfer Value, on the Payment Date, Sellers shall transfer an amount, in cash, to the Buyers' U.K. Plan equal to the excess of the Adjusted Transfer Value over the amount of assets the U.K. Pension Scheme has agreed to transfer, such that on the Payment Date, Buyers' U.K. Plan shall receive in total an amount equal to the Adjusted Transfer Value. Notwithstanding the foregoing, in the event the Sellers are not permitted by Law or by the terms of the U.K. Pension Scheme to transfer such amount directly to the Buyers' U.K. Plan, the Sellers shall pay such amount to the Buyers, who shall promptly deposit such amount in full to the Buyers' U.K. Plan.

                             (I) None of the above provisions shall apply to
                       additional voluntary contributions or any other benefits that are calculated on a money purchase basis (within the meaning of Section 181 U.K. Pension Schemes Act 1993). Sellers shall, nonetheless, use their reasonable best efforts to ensure that the U.K. Pension Scheme transfers to the U.K. Buyers' Plan on the Payment Date the funds and assets of the U.K. Pension Scheme that represent any such contributions or money purchase


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

                       benefits of Consenting Employees.

                             (J) On receipt of the Adjusted Transfer Value in
                       full on the Payment Date, Buyers shall cause the Buyers' U.K. Plan to credit benefits under its plan in respect of service before the Membership Transfer Date that are, in the reasonable opinion of Buyers' U.K. Actuary and as confirmed by the Seller's U.K. Actuary, substantially no less favorable overall than the benefits that would have been payable under the U.K. Pension Scheme in respect of such service had the U.K. Companies continued to participate in the U.K. Pension Scheme on an indefinite basis.

                             (K) Any dispute between the Sellers' U.K. Actuary
                       and the Buyers' U.K. Actuary concerning the calculation of the bulk transfer payment or any other matter to be agreed between them in accordance with this Section may, at the option of either Sellers or Buyers, be referred to an independent actuary to be appointed by agreement between the Sellers and the Buyers or, in default of agreement within 10 Business Days from the first nomination of an actuary by one party to the other, by the President for the time being of The U.K. Institute of Actuaries (or of any successor body) on the application of either Sellers or the Buyers. The independent actuary shall act as an expert and not as an arbitrator. His decision shall, except in the case of fraud or manifest error, be final and binding on the parties and his costs shall be borne by Sellers and Buyers equally or in such other proportion as he shall direct.

                  (v) GERMAN PENSION PLANS. The Buyers shall assume the pension plans (and all rights and obligations thereunder) maintained by Torrington Nadellager GmbH and Torrington GmbH as of the Closing Date.

                  (vi) FRENCH PENSION PLANS. The Buyers shall assume the pension plans (and all rights and obligations thereunder) maintained by Nadella, Nadella Industries (France) S.A. and Torrington France as of the Closing Date.

                  (vii) CANADIAN PENSION PLAN. (A) In accordance with Section 5.8(l)(iii), the Buyers shall assume the pension plan sponsored and maintained by Ingersoll-Rand Canada, Inc. for all of its current and former employees represented by Canadian Auto Workers Local 956, and all Liabilities, rights and obligations thereunder and assets thereof (the "CANADIAN PENSION PLAN"). In connection with the Sellers' assignment and Buyers' assumption of the Canadian Pension Plan, the Sellers and the Buyers each agree to prepare and file all necessary resolutions as amendments to the plan with the appropriate Government Authorities, and shall provide such notice as may be required to the participants of such plan in respect of such assignment and assumption.

                             (B) In the event that the projected benefit
                       obligation (as calculated and adjusted by the Sellers' designated actuarial firm (the "SELLERS' ACTUARY") in accordance with the actuarial methods and assumptions as in effect for the valuation period ending December 31,


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

                       2002) under the Canadian Pension Plan exceeds the fair market value of the assets of the Canadian Pension Plan (in each case as of the Closing Date), the Sellers shall transfer an amount, in cash, equal to any such excess directly to the Canadian Pension Plan. Notwithstanding the foregoing, in the event the Sellers are not permitted by Law or by the Canadian Pension Plan to transfer such excess amount directly to the Canadian Pension Plan, the Sellers shall pay such excess to the Buyers, who shall promptly transfer such excess in full to the Canadian Pension Plan.

                (viii) AUSTRALIAN PENSION PLAN. The parties agree that, to the extent permitted by Law and the Sellers' Australian Plan (as defined below), following the Closing there shall be a transfer of assets and liabilities attributable to Company Employees employed in Australia from the Ingersoll Rand (Australia) Retirement Fund (the "SELLERS' AUSTRALIAN PLAN") to a plan or plans of Buyers or an Affiliate of Buyers capable of receiving such transfer (the "BUYERS' AUSTRALIAN PLAN"). The parties shall agree on appropriate and customary terms with respect to such transfer, subject to the requirement that (i) the amount of assets to be so transferred shall be calculated on a projected benefit obligation basis as of the Closing Date, using the same assumptions and methods as were used in the calculation of the projected benefit obligation for the Sellers' Australian Plan for the valuation period ending December 31, 2002 (the "AUSTRALIAN PLAN PBO"), and (ii) to the extent that the Sellers' Australian Plan cannot transfer the full amount of the Australian Plan PBO to the Buyers' Australian Plan, Sellers shall transfer an amount in cash, to the Buyers' Australian Plan (or in the event the Sellers are not permitted by Law or by the Sellers' Australian Plan, to the Buyers, which shall deposit such amount promptly in the Buyers' Australian Plan), equal to the excess of the Australian Plan PBO over the amount of assets the Sellers' Australian Plan agrees to transfer, such that Buyers' Australian Plan shall receive in total an amount equal to the Australian Plan PBO.

                   (m) FUNDING ADJUSTMENT OF PENSION PLANS. With respect to any Foreign Plans that would be required to be accounted for under FAS 87 if such plan was maintained in the U.S. (without regard to any materiality requirement under FAS 87 (the "FOREIGN DB PLANS") and which is not required to be funded under the Law in that jurisdiction, the Sellers shall cause the Sellers' Actuary to calculate, as soon as practicable after the Closing, the projected benefit obligation ("PBO") under each such plan as of the Closing Date, (the "CLOSING PBO"), using the same assumptions and methods as were used in calculation of the PBO for such plan for the valuation period ending December 31, 2001 (the "2001 PBO"). The Sellers' Actuary shall then compare the Closing PBO to the 2001 PBO with respect to each such plan. Where the 2001 PBO exceeds the Closing PBO for any such plans, such amounts shall be applied to reduce any amounts where the Closing PBO exceeds the 2001 PBO for any such plans, so that on an aggregate basis for all such plans there shall remain either a positive or negative PBO number. If the aggregate amount of the Closing PBO (after the application of the foregoing sentence) exceeds the 2001 PBO, Sellers shall pay the Buyers such amount. All calculations required hereunder shall be done by the Sellers' Actuary, using consistent actuarial assumptions and methods to those used in the calculation of the 2001 PBO. Sellers shall cause Sellers' Actuary to submit his calculation of the 2001 PBO and Closing PBO to such actuary as Buyers shall identify as soon as practicable after the Closing Date. If the Buyers' actuary (as designated by the


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


Buyers) disagrees with the amount of the assets to be transferred, the Buyers and Sellers shall follow a dispute mechanism that is substantially identical to that set forth in Section 5.8(l)(iv).

                  (n) NO RIGHT TO EMPLOYMENT. Nothing herein expressed or implied shall confer upon any of the employees of the Sellers, the Buyers, the Sold Companies, the Subsidiaries or any of their Affiliates, any additional rights or remedies, including any additional right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

                  5.9 LABOR MATTERS. (a) The Buyers agree that from and after the Closing the Sold Companies and the Subsidiaries shall be responsible for any notification required under the WARN Act with respect to the Sold Companies and the Subsidiaries. Each Stock Seller agrees that between the date hereof and the Closing Date, it will cause the Sold Companies and the Subsidiaries not to effect or permit a "plant closing" or "mass layoff" as these terms are defined in the WARN Act with respect to any member of the Sold Companies and the Subsidiaries without notifying the Buyers in advance and without complying with the notice requirements and all other provisions of the WARN Act. The Sellers will also notify the Buyers, prior to the Closing, of all layoffs and terminations at any "single site of employment" or "facility or operating unit within a single site of employment" that occur within 90 days of the Closing and that, in the aggregate, exceed 20% of the workforce at either the "single site of employment" or a "facility or operating unit". The Buyers will take no action or make any statement prior to Closing which will obligate the Sellers to provide a group of employees with WARN notification.

                  (b) The Sellers and the Buyers shall reasonably cooperate in connection with any required notification to, or any required consultation with, or the provision of documents and information to, the employees, employee representatives, work councils, unions, labor boards and relevant government agencies and governmental officials concerning the transactions contemplated by this Agreement with respect to the Foreign Employees of any of the Sold Companies and the Subsidiaries so that such Persons may render advice as required in accordance with Law.

                  5.10 FINANCING. (a) Timken shall use its reasonable best efforts to complete a Qualifying Equity Offering as soon as practicable after, and in any event within 45 days after, the satisfaction of the conditions to Closing set forth in Sections 6.4 and 7.4 and receipt by Timken of a notice declaring the effectiveness of the registration statement to be used in connection with such Qualifying Equity Offering. Timken shall (i) file such registration statement within 10 days of the date hereof and (ii) use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable after filing. If, notwithstanding its reasonable best efforts, Timken cannot complete a Qualifying Equity Offering by the date specified in the first sentence of this Section 5.10, then the Closing shall be postponed for the period, not to exceed 45 calendar days, necessary in order to complete a Qualifying Equity Offering. If, notwithstanding its reasonable best efforts, Timken is unable to complete a Qualifying Equity Offering on or prior to the 45th calendar day of such extended period, this Agreement may be terminated by the Sellers or the Buyers pursuant to Section 8.1(d).


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

                  (b) Timken shall use its reasonable best efforts to close the Financing contemplated by the Commitment Letter and obtain funds thereunder necessary to consummate the transactions contemplated by this Agreement on or prior to the third Business Day following the date of completion of the Qualifying Equity Offering. If for any reason Timken cannot obtain such Financing by such date on the terms set forth in the Commitment Letter, Timken shall use its reasonable best efforts to obtain such Financing by such date from other sources. In no event shall Timken be required to accept overall terms and conditions for any such replacement Financing that are substantially less favorable to the Buyers than those set forth in the Commitment Letter; PROVIDED that the interest rate terms of any such replacement Financing shall be deemed not to be substantially less favorable if such replacement Financing provides for an Investment Grade LIBOR Margin of not greater than 2%. If the Investment Grade LIBOR Margin for any such replacement Financing is greater than 2%, provided that IR elects to reimburse the Buyers for any Excess Interest actually incurred by the Buyers pursuant to the replacement Financing, the interest rate terms of such replacement Financing shall be deemed not to be substantially less favorable to the Buyers than those set forth in the Commitment Letter. Furthermore, any replacement Financing that imposes any terms that the lenders are permitted to impose pursuant to the Fee Letter shall be deemed not to be substantially less favorable to the Buyers than those set forth in the Commitment Letter. IR, as a condition to its election permitted above, may require that the lenders of such replacement Financing shorten the maturity dates of the replacement Financing to the extent permitted in the Fee Letter in order to minimize or eliminate any Excess Interest that might otherwise be imposed as part of such replacement Financing. For purposes hereof, "INVESTMENT GRADE LIBOR MARGIN" means any margin over LIBOR for LIBOR-based loans that is applicable under the Financing at any time that Timken's senior unsecured credit rating from Moody's Investors Service and Standard & Poor's Rating Group is at least investment grade (it being understood that such Financing may include "performance pricing" that provides that applicable margins may be higher or lower based on Timken's particular debt ratings in effect at any time); and "EXCESS INTEREST" means the excess of (i) the interest rate actually charged in respect of loans incurred under a replacement Financing entered into pursuant to this Section 5.10(b) in an aggregate outstanding principal amount not to exceed $600 million at any time over (ii) the interest rate that would have been charged for such loans under the Financing described in the Commitment Letter assuming that (A) LIBOR, Alternate Base Rates and any other underlying reference rates are the same for purposes of the Financing described in the Commitment Letter and the replacement Financing and (B) the Applicable Margin in effect pursuant to the Financing described in the Commitment Letter was adjusted upwards by the maximum amount permitted in the Fee Letter referred to in the Commitment Letter. Timken shall use its reasonable best efforts to satisfy at or before the date specified above all requirements that are conditions to its consummation of such Financing and to the drawing down of the cash proceeds thereunder. Without IR's prior written consent (such consent not to be unreasonably withheld), Timken will not (i) amend or otherwise modify either of the Commitment Letter or the second paragraph of Section 3(c) of the Fee Letter in any manner adverse to the Buyers or the Sellers, (ii) waive any material rights under the Commitment Letter or the second paragraph of Section 3(c) of the Fee Letter, (iii) except as set forth above, enter into any alternative financing commitment, or (iv) agree to any term or provision in any agreement or arrangement related to the Financing that imposes any restriction or limitation on IR or its Affiliates (including, without limitation, any provision that limits any sales or other transactions by IR and its Affiliates with respect to the Timken Common Stock).


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

                  (c) IR shall make all payments of Excess Interest on the date on which Timken is obligated to make payment of the related interest payments to the lenders pursuant to the credit facilities obtained under the replacement Financing as to which such payment obligations apply. The amount payable by IR in respect of Excess Interest on each such date shall be calculated as the amount equal to:

                  (i) in the case of borrowings under the term loan facility, the sum of the amounts, calculated on a daily basis for each day during such period in respect of which payment is being made by Timken, equal to:

                          (A) the amount of interest payable by Timken in
                      respect of such day; TIMES

                          (B) a fraction (1) the numerator of which is (x) the
                      rate set forth in clause (i) of the definition of "Excess Interest" for such day MINUS (y) the rate set forth in clause (ii) of the definition of Excess Interest and (2) the denominator of which is the actual interest rate applicable on such day; PLUS

                 (ii) in the case borrowings under the revolving credit facility, the sum of the amounts, calculated on a daily basis for each day during such period in respect of which payment is being made by Timken, equal to:

                          (A) the amount of interest payable by Timken in
                      respect of such day; PROVIDED that, if the outstanding loan balance plus the term loan balance for such day exceeds $600 million, an amount equal to such amount of interest TIMES a fraction (1) the numerator of which is $600 million minus the term loan balance as of such date and (2) the denominator of which is the amount of loans actually outstanding under the revolving credit facilities as of such date; TIMES

                          (B) a fraction (1) the numerator of which is (x) the
                      rate set forth in clause (i) of the definition of "Excess Interest" for such day MINUS (y) the rate set forth in clause (ii) of the definition of Excess Interest and (2) the denominator of which is the actual interest rate applicable on such day.

                 5.11 CONTACT WITH CUSTOMERS AND SUPPLIERS. Prior to the Closing, Timken and its representatives shall contact and communicate with the Company Employees, customers, suppliers and licensors of the Sold Companies and the Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of the Sellers, which consent may be conditioned upon a designee of the Sellers being present at any such meeting or conference; PROVIDED, HOWEVER, that Timken shall not be required to obtain such consent or to have such Sellers' attendance for meetings with those customers and suppliers of the Sold Companies and the Subsidiaries that are also customers and suppliers of Timken.

                  5.12 NON-COMPETITION. Each of the Sellers agrees that from the Closing until the third anniversary of the Closing, it will not directly or indirectly engage or invest in any business in competition with the Business as conducted immediately prior to the Closing. It is


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

understood and agreed that (i) no Seller shall be deemed to be in default with respect to the foregoing covenant as a result of any investment it may make in Timken Common Stock or in not more than 5% of the outstanding capital stock or other ownership interests of any other Person whose equity securities are publicly traded, (ii) the provisions of this Section 5.12 shall not apply to any business activities of the Sellers or any of their Affiliates, other than the business of the Engineered Solutions business segment, (iii) this Section 5.12 shall not be construed to prohibit any of the Sellers, directly or through any Affiliate, from hereafter acquiring and continuing to own and operate (A) any entity which has operations that compete with the Business if such operations account for no more than 15% of such entity's consolidated revenues at the time of such acquisition, or (B) any entity which has operations that compete with the Business and account for more than 15% of such entity's consolidated revenues, PROVIDED that in the case of this clause (B), the Sellers shall divest, as soon as reasonably practicable (and in any event within 18 months after the closing of such acquisition even if such 18-month period ends after the third anniversary of the Closing) such portion of such entity's operations that compete with the Business that will cause such acquisition to thereafter comply with clause (A); and (iv) the provisions of this Section 5.12 shall not be construed to prohibit any of the Sellers, directly or through Affiliates, from selling inventory or other assets currently owned by such Sellers or Affiliates.

                  (b) In the event that the covenants contained in Section 5.12(a) are more restrictive than permitted by Law, the parties hereto agree that the covenants contained in Section 5.12(a) shall be enforceable and enforced to the extent permitted by Law.

                  (c) Each of the parties hereto acknowledges and agrees that the remedy at Law for any breach of the requirements of this Section 5.12 would be inadequate, and agrees and consents that without intending to limit any additional remedies that may be available, temporary and permanent injunctive and other equitable relief may be granted without proof of actual damage or inadequacy of legal remedy in any Proceeding which may be brought to enforce any of the provisions of this Section 5.12.

                  5.13 INTERCOMPANY DEBT. On or prior to the day before the Closing, (i) each of the Sold Companies that has positive "Net Intercompany Receivables" shall distribute such Net Intercompany Receivables to its shareholders and (ii) the Sellers shall, and shall cause their Affiliates to, cancel any Net Intercompany Receivables of each of the Sold Companies that has negative Net Intercompany Receivables and such cancellation shall be treated as a contribution of capital to such Sold Company with the result that there shall be no intercompany receivables or intercompany payables between the Sold Companies or the Subsidiaries, on the one hand, and the Sellers or their Affiliates, on the other hand, at the Closing Date. As used herein, "NET INTERCOMPANY RECEIVABLES" shall mean with respect to each Sold Company (i) all intercompany receivables due to such Sold Company and its Subsidiaries from the Sellers and their Affiliates (other than the Sold Companies and the Subsidiaries), less (ii) all intercompany payables of such Sold Company and its Subsidiaries to the Sellers and their Affiliates (other than the Sold Companies and the Subsidiaries).

                  5.14 NO HIRE. IR agrees that until the first anniversary of the Closing, it will not, and will cause its subsidiaries not to, without the prior written consent of the Timken, hire (or cause or seek to cause to leave the employ of the Business) any employees of the Business;

PROVIDED, HOWEVER, that the foregoing provision will not prevent IR and its Affiliates from hiring (i) any secretarial, clerical or other non-managerial employee (other than professionals or sales employees), (ii) any Company Employee whose employment has been terminated by Timken or any of its subsidiaries or (iii) the individuals listed on Schedule 5.14.

                  5.15 CORPORATE NAMES. (a) As soon as reasonably practicable after the Closing Date, but in any event no later than 180 days from the Closing Date, the Buyers shall cause the Sold Companies and the Subsidiaries to remove or cover the name "IR" and any trademarks, trade names, brandmarks, brand names, trade dress or logos relating or confusingly similar to such name from all signs, billboards, advertising materials, telephone listings, labels, stationery, office forms, packaging or other materials of the Sold Companies and the Subsidiaries. Thereafter, the Buyers shall neither use nor permit any of the Sold Companies or the Subsidiaries to use such names or any trademark, trade name, brandmark, brand name, trade dress or logo relating or confusingly similar to such names in connection with the businesses of the Sold Companies and the Subsidiaries or otherwise. As soon as reasonably practicable after the Closing, but in any event no later than 120 days thereafter, the Buyers shall cause each of the Sold Companies and the Subsidiaries to amend its certificate of incorporation, partnership agreement, limited liability company agreement and other applicable documents, subject to any required consent or approval of any other partner or member, which the Buyers shall use their reasonable efforts to obtain, so as to delete any reference to "IR" in its legal name and, within such 120-day period, to make all required filings with Governmental Authorities to effect such amendments.

                  (b) As soon as reasonably practicable after the Closing Date, but in any event no later than 180 days from the Closing Date, the Sellers shall remove or cover the name "Torrington," "Fafnir," "Kilian" or "Nadella" and any trademarks, trade names, brandmarks, brand names, trade dress or logos relating or confusingly similar to such name from all signs, billboards, advertising materials, telephone listings, labels, stationery, office forms, packaging or other materials. Thereafter, the Sellers shall neither use nor permit any of their subsidiaries to use such names or any trademark, trade name, brandmark, brand name, trade dress or logo relating or confusingly similar to such names. As soon as reasonably practicable after the Closing, but in any event no later than 120 days thereafter, the Sellers shall amend their certificates of incorporation, partnership agreements, limited liability company agreements and other applicable documents, subject to any required consent or approval of any other partner or member, which the Sellers shall use their reasonable efforts to obtain, so as to delete any reference to "Torrington," "Fafnir," "Kilian" or "Nadella" in its legal name and, within such 120-day period, to make all required filings with Governmental Authorities to effect such amendments. As soon as reasonably practicable after the Closing Date, but in any event no later than 90 days after the Closing Date, the Sellers or their respective Affiliates will cease to do business under, or allow any of their respective Affiliates to do business under, or license any third party to use or do business under, the "Torrington," "Fafnir," "Kilian" or "Nadella" name or mark (or any other name or mark confusingly similar to such names and marks), or the name and mark "The Torrington Company."

                  (c) Each of the parties hereto acknowledges and agrees that the remedy at Law for any breach of the requirements of this Section 5.15 would be inadequate, and agrees and consents that without intending to limit any additional remedies that may be available, temporary


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

and permanent injunctive and other equitable relief may be granted without proof of actual damage or inadequacy of legal remedy in any Proceeding which may be brought to enforce any of the provisions of this Section 5.15.

                  5.16 RESTRUCTURING. Prior to the Closing, the Sellers shall cause the Restructuring to be consummated to the extent not completed prior to the date of this Agreement.

                  5.17 CONTINUED DUMPING OFFSET. From and after the Closing Date, Torrington shall use its reasonable best efforts to prosecute and/or defend, as required, the payment of amounts due to the Sold Companies and Subsidiaries as "affected domestic producers" (as such term is defined the United States-Continued Dumping and Subsidy Offset Act of 2000, the "USDOA", and such amounts due to "affected domestic producers" under the USDOA, the "CONTINUED DUMPING OFFSET"). Torrington shall prepare any documentation required under the USDOA in connection with the receipt of the Continued Dumping Offset consistent with prior document submissions under the USDOA made by the Sellers and subject to compliance by Torrington with Laws. Torrington shall provide the Sellers (or their respective representatives) with copies of any such documentation prepared by Torrington in a sufficiently timely manner to allow the Sellers (or their respective representatives) to review and comment upon such documentation prior to its submission by Torrington and shall incorporate any reasonable comments of the Sellers. Torrington (or its successor) shall make payments in cash to IRNJ, in amounts equal to (i) 100% of all amounts received by Torrington in respect of the Continued Dumping Offset applicable to the Business in 2002, (ii) 80% of all amounts received by Torrington in respect of the Continued Dumping Offset applicable to the Business in 2003 and (iii) 80% of all amounts received by Torrington in respect of the Continued Dumping Offset applicable to the Business in 2004 (the "CDO PAYMENT RIGHTS"). No deduction shall be made in respect of any costs incurred by Torrington (or its Affiliates) in connection with Torrington's prosecution or defense of such payments, all of which costs shall be borne by Torrington (or its Affiliates). All amounts payable to IRNJ pursuant to this Section 5.17 shall be paid in cash within five days of receipt of the Continued Dumping Offset by Torrington, PROVIDED that IRNJ shall have furnished its account information not less than two Business Days prior to any such payment by Torrington.

                  (b) Timken and IRNJ agree that all amounts remitted by Torrington to IRNJ in respect of the Continued Dumping Offset are not additional compensation for the Shares, the Venture Interests and the Separate Assets, the fair market value of which is fully reflected in the Purchase Price. Instead, consistent with IRNJ's interest as principal to the Continued Dumping Offset payments under this Section 5.17, Torrington shall apply for, collect, and remit all such amounts solely as custodian and collection agent for and on behalf of IRNJ and not as a principal, partner or joint venturer. Torrington may commingle such amounts collected by it with its own funds, pending remittance to IRNJ, to the extent necessary to avoid undue administrative expense, but shall not otherwise exercise any dominion or control over such amounts, hold itself out to any third party as their owner, or hold the amounts under claim of right. Consistent with Torrington's status as IRNJ's custodian and collection agent, IRNJ and Torrington shall report all such amounts collected by Torrington and remitted to IRNJ for tax and financial reporting purposes as having been received directly by IRNJ from the United States (unless otherwise required under Law).


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

                  5.18 RULE 144 MATTERS. Following the Closing, Timken shall timely file with the SEC all reports and other filings required under the Exchange Act for the Sellers or their Affiliates to sell shares of Timken Common Stock pursuant to Rule 144 promulgated under the Securities Act. Further, Timken shall offer all reasonable and necessary assistance including, without limitation, the delivery of a legal opinion letter and instructions to Timken's stock transfer agent to facilitate the sale by IR or its Affiliates of shares of Timken Common Stock pursuant to said Rule 144.

                  5.19 LISTING OF SHARES OF TIMKEN COMMON STOCK. Timken shall use its reasonable best efforts to cause the shares of Timken Common Stock to be issued as Share Consideration to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  5.20 OBLIGATIONS OF THE SOLD COMPANIES AND THE SUBSIDIARIES. The Buyers agree to take any and all actions necessary to cause IR and its Affiliates (other than the Sold Companies and the Subsidiaries) to be absolutely and unconditionally relieved on or prior to the Closing Date of all liabilities and obligations arising out of the letters of credit, performance bonds and other similar items issued and outstanding in connection with the Business in the ordinary course of business (other than letters of credit, performance bonds and other similar items related to Environmental Liabilities of the Sold Companies, the Subsidiaries and in respect of the Separate Assets), and the Buyers shall indemnify IR and its Affiliates against any Losses of any kind whatsoever with respect to such liabilities and obligations. The Buyers agree to continue to use their respective reasonable best efforts after the Closing Date to relieve IR and its Affiliates of all such liabilities and obligations.

                  5.21 COOPERATION; FINANCIAL INFORMATION. IR agrees to cooperate with Timken in all reasonable respects, and to cause the Sold Companies, the Subsidiaries and the Asset Sellers with respect to the Business to cooperate in all reasonable respects, in connection with Timken's efforts to obtain the Financing and to consummate the Qualifying Equity Offering, including by providing access to all information reasonably necessary in connection therewith upon reasonable advance notice by Timken. IR agrees to provide and make available, and to cause the Sold Companies, the Subsidiaries and the Asset Sellers make available, upon reasonable advance notice, the senior management employees of the Business, (i) for their participation in any "road shows" for the Financing and the Qualifying Equity Offering and (ii) to respond to questions and inquiries of financing sources and investors in regard to the Financing and the Qualifying Equity Offering.

                  (b) IR shall deliver to Timken to the extent required by the rules and regulations of the Securities and Exchange Commission (the "Commission") to be included or incorporated in the registration statement for the Qualifying Equity Offering (i) not later than November 15, 2002, the unaudited combined balance sheets of the Business as of September 30, 2002 and 2001 and the related unaudited combined statements of income and cash flows for the nine-month period ended September 30, 2002 and 2001, in each case prepared in accordance with GAAP, for inclusion in Timken's registration statement in connection with the Qualifying Equity Offering, (ii) the other interim financial statements of the Business referred to in the Commitment Letter and (iii) such additional financial statements of the Business as may be required to be included or incorporated in such registration statement not later than the date such


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financial statements are so required. IR shall use reasonable best efforts to cause its independent public accountants to review such unaudited financial statements referred to in clause (i) in accordance with the procedures set forth in Statement of Auditing Standards No. 71. Timken will be permitted pursuant to this Section 5.21(b) to include the Audited Financial Statements, the interim financial statements referenced to in Section 3.5(a), and any interim financial statements required to be delivered as described above in any registration statement or periodic report filed by Timken or any of its Affiliates with the Commission in connection with the consummation of the transactions contemplated hereby or required by the Qualifying Equity Offering, to the extent such inclusion is required pursuant to the rules and regulations of the Commission. Timken shall give the Sellers reasonable opportunity to comment on any such registration statement.

                  5.22 TRANSACTION AGREEMENTS. The parties shall cooperate to prepare as soon as reasonably practicable any and all Transaction Agreements not prepared as of the date of this Agreement. In addition, the parties hereby agree that each agreement, arrangement or other instrument as shall be required under Law in order to transfer the Separate Assets, the Assumed Liabilities, the Shares and the Venture Interests in Industria Cuscinetti S.p.A. shall include only those representations, warranties and indemnities provided for in this Agreement and such other provisions as are required by Law to give effect to such transfer. Furthermore, IR shall cause the relevant Stock Sellers to accept the French Offer Letter and to complete the sale of the Nadella Shares and the Torrington France Shares subject to: (i) the completion by the applicable Sellers and the applicable Buyers (with the cooperation of the other party) of all requisite employee consultation procedures; and (ii) all other conditions to the Closing set forth in ARTICLE VI and ARTICLE VII having been satisfied or waived. It is the intention of the parties, notwithstanding the provisions of any such agreement, arrangement or other instrument, that no purchase and sale contemplated by any such agreement, arrangement or instrument shall be consummated earlier than simultaneous with the Closing. Accordingly, each of the parties will take such action as may be necessary to ensure that no Closing under any such agreement, arrangement or instrument occurs prior to the Closing.

                  5.23 FURTHER ACTIONS. The Sellers, on the one hand, and the Buyers, on the other hand, will, and will cause their respective Affiliates to, use reasonable best efforts to take all actions and to do all things necessary, proper or advisable under Law to consummate the transactions contemplated hereby as promptly as practicable. In furtherance of the foregoing, the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with the transactions contemplated by this Agreement.

                  (b) Subject to the terms hereof, the Buyers and the Sellers agree to cooperate and to use their reasonable best efforts to obtain, as promptly as practicable following the date hereof, any Governmental Approvals required for the Closing under the HSR Act, EC Merger Regulation and any other applicable Competition/Investment Law, to respond to any government requests for information thereunder, to contest and resist in good faith any action thereunder, and to have lifted or overturned any Governmental Order that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement (an "ANTITRUST ORDER"). The Buyers agree to propose, negotiate and cooperate with the Sellers to effect prior to the Closing


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Date, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of any of the Sold Companies or the Subsidiaries or any of the Separate Assets (or otherwise take any action that limits the freedom of action with respect to, or its ability to retain, any of the businesses, product lines, or assets of any of the Sold Companies or the Subsidiaries or of the Separate Assets) as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any Proceeding, which would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this Agreement shall require the Buyers to sell, divest or dispose of (or otherwise take any action that limits the freedom of action with respect to, or its ability to retain) (i) businesses that, in the aggregate accounted for in excess of $25,000,000 in net sales for the year ended December 31, 2001, or (ii) capitalized fixed assets with an original cost basis exceeding $20,000,000. If assets of the Sold Companies or the Subsidiaries or Separate Assets are sold, divested or disposed of, to the extent the Adjusted Net Proceeds are negative, such Adjusted Net Proceeds shall be paid by the Sellers to the Buyers and shall be treated as a reduction of the Purchase Price. For purposes hereof, "ADJUSTED NET PROCEEDS" shall mean (i) 100% of the net proceeds received by the Buyers from any sale, divestiture or disposal of any assets of any Sold Companies, Subsidiaries or Separate Assets pursuant to this Section 5.23(b) (which net proceeds shall be deemed to be the gross proceeds of such sale, divestiture or disposal less any incremental costs incurred by the Buyers (and not reimbursed by the purchaser in such sale, divestiture or disposal) to move, install or modify equipment, or any unreimbursed infrastructure or similar implementation costs in order to effect any action required pursuant to this Section) LESS (ii) an amount equal to the aggregate replacement cost (determined by GE Capital or another firm selected by mutual agreement of IR and Timken) of any fixed assets of the Sold Companies, Subsidiaries or Separate Assets sold, divested or disposed of pursuant to this
Section 5.23(b) (such replacement cost to be equal to (i) the installed cost to acquire comparable used assets of comparable age and operating condition, if available, or (ii) if such comparably-aged and operated assets are not available, the installed cost of comparable assets of such newer age as are available); PROVIDED that, without the prior written consent of IR, the Sellers shall not be responsible for paying the replacement cost of assets sold, divested or disposed of pursuant to this Section 5.23(b) to the extent the aggregate original cost basis of such assets exceeds $20,000,000 (and, absent such consent, any such assets in excess of such amount shall not be included in the calculation of Adjusted Net Proceeds).

                  (c) The Sellers agree to cooperate with the Buyers in connection with effecting any required sale, divestiture or disposition of assets or businesses of the Sold Companies or Subsidiaries under Section 5.23(b). Without limiting the generality of the foregoing, the Sellers shall, at the request of the Buyers, agree to hold separate, sell, divest or dispose of such assets or businesses of the Sold Companies and Subsidiaries as may be required under Section 5.23(b).

                  (d) In furtherance and not in limitation of the foregoing, each party will consult with counsel for the other parties as to, and shall have the right to have a representative present at, any Proceeding relating to any Antitrust Order. Each party will (x) promptly notify the other parties of any written communication to that party from any Governmental Authority and, subject to Law, permit the other parties to review in advance any proposed written communication to any such Governmental Authority and consider and incorporate the other parties' reasonable comments, and (y) furnish the other parties with copies of all correspondence,


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filings and written communications between them and their Affiliates and their respective representatives, on one hand, and any such Governmental Authority or its respective staff, on the other hand, with respect to this Agreement or the transactions contemplated hereby; PROVIDED, HOWEVER, that if either IR or Timken believes that any such communication to or from a Governmental Authority contains (or in the case of a meeting is likely to involve discussion of) commercially sensitive information that it is unwilling to provide to the other, it shall be sufficient for IR or Timken, as the case may be, to provide a copy of such communication (or an opportunity to attend such meeting) to the other's outside counsel. The Sellers, on the one hand, and the Buyers, on the other hand, will bear the costs and expenses of their respective filings.

                  (e) Notwithstanding any of the foregoing, prior to, as of, and following the Closing Date, the Sellers, at the Sellers' sole expense, shall be solely responsible, subject to the Buyers' reasonable cooperation, for (i) preparing and timely submitting any and all filings and any other submissions,
(ii) serving as the certifying party regarding any and all such filings and submissions, and (iii) taking any and all other actions, including any investigation or remediation, in each case required under or relating to the Connecticut Transfer Act, Connecticut General Statutes Sections 22a-134 et seq. (the "CONNECTICUT TRANSFER ACT"), to the extent relating to the Business, this Agreement, or the transactions contemplated hereunder.

                  (f) At all times prior to the Closing, (i) the Sellers will, and will cause their respective Affiliates to, promptly notify the Buyers in writing of any fact, condition, event or occurrence that will result in the failure of any of the conditions contained in ARTICLE VII to be satisfied, promptly upon any of them becoming aware of the same and (ii) the Buyers will, and will cause its Affiliates to, promptly notify the Sellers in writing of any fact, condition, event or occurrence that will result in the failure of any of the conditions contained in ARTICLE VI to be satisfied, promptly upon any of them becoming aware of the same.

                  5.24 FURTHER ASSURANCES. (a) Following the Closing, the Sellers and the Buyers will, and will cause each of their respective Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Sellers or the Buyers, as applicable, to confirm and assure the rights and obligations provided for in this Agreement and the Transaction Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

                  (b) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, sublease or transfer any asset if any attempted sale, conveyance, assignment, sublease or transfer of such asset, without the Consent of another Person to such transfer, would constitute a breach by the Sellers or the Buyers with respect to such asset. Except with respect to the Consents required to be delivered at the Closing pursuant to Section 2.5(a)(v), in the event that any required Consent is not obtained on or prior to the Closing, the applicable Seller will use its commercially reasonable efforts to (i) provide to the applicable Buyer the benefits of the applicable contract or agreement, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the applicable Buyer and (iii) enforce at the request of the applicable Buyer and for the account of the applicable Buyer any rights of the Seller arising from any such contract or agreement (including the right to elect



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to terminate such contract or agreement in accordance with the terms thereof upon the request of the applicable Buyer).

                  5.25 CERTAIN INDEBTEDNESS. At or prior to the Closing, IR shall cause all Debt Obligations of the Sold Companies or any of the Subsidiaries (other than the Debt Obligations listed on Schedule 5.25) to be repaid in full or otherwise satisfied or eliminated without any continuing liability or obligation of the Sold Companies or any of the Subsidiaries.

                  5.26 BEARINGS SUPPLY ARRANGEMENT. IR and its subsidiaries shall continue to purchase during the period from the Closing Date until the first anniversary of the Closing Date their requirements for bearings products manufactured by the Business from the Business at a price equal to the standard cost of such bearings products as of January 1, 2002 plus a margin of 20%.

                  5.27 SCHEDULES. Sellers shall update each of Schedules 3.9 and
3.16 as of the Closing Date. For all purposes of this Agreement, Schedules 3.9 and 3.16 shall be deemed to include all of the information contained in such updated Schedules, and the representations and warranties set forth in Sections
3.9 and 3.16 shall be deemed to be qualified by reference to such updated Schedules as if such updated Schedules had been a part of this Agreement as originally executed by the parties.

                                   ARTICLE VI
                     CONDITIONS TO THE SELLERS' OBLIGATIONS

                  The obligation of the Sellers to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by IR.

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyers in this Agreement shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of the Closing Date as though such representations and warranties were made at such date (except that any representations and warranties that are made as of a specified date shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such specified date), in each case except for changes permitted or contemplated by this Agreement.

                  6.2 PERFORMANCE. The Buyers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by it at or prior to the Closing.

                  6.3 OFFICER'S CERTIFICATES. Each of the Buyers shall have delivered to the Sellers a certificate, dated as of the Closing Date and executed by an executive officer each such Buyer, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2.

                  6.4 GOVERNMENTAL APPROVALS. All Governmental Approvals with respect to the transactions contemplated hereby listed on Schedule 6.4 shall have been obtained and all


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conditions relating to such Governmental Approvals shall have been satisfied, including the completion of any sale, divestiture or disposition of assets or businesses as may be required under Section 5.23(b).

                  6.5 INJUNCTIONS. At the Closing there shall not be in effect any Law or Governmental Order which restrains, prohibits or declares illegal the consummation of the transactions contemplated by this Agreement and no Governmental Authority of competent jurisdiction (which shall include all Governmental Authorities referred to in Sections 3.7 and 4.3 and the Schedules related thereto) shall have instituted or threatened a Proceeding seeking to impose any such restraint or prohibition.

                  6.6 CLOSING DELIVERIES. Timken shall have delivered, or caused to be delivered, all of the closing deliveries required by Section 2.5(b).

                                  ARTICLE VII
                      CONDITIONS TO THE BUYERS' OBLIGATIONS

                  The obligation of the Buyers to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Timken.

                  7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers in this Agreement shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of the Closing Date as though such representations and warranties were made at such date (except that any representations and warranties that are made as of a specified date shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such specified date), in each case except for changes permitted or contemplated by this Agreement.

                  7.2 PERFORMANCE. The Sellers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them at or prior to the Closing.

                  7.3 OFFICER'S CERTIFICATE. Each of the Sellers shall have delivered to the Buyers a certificate, dated as of the Closing Date and executed by an executive officer of each such Seller, certifying to the fulfillment of the conditions specified in Sections 7.1 and 7.2.

                  7.4 GOVERNMENTAL APPROVALS. All Governmental Approvals with respect to the transactions contemplated hereby listed on Schedule 7.4 shall have been obtained and all conditions relating to such Governmental Approvals shall have been satisfied, including the completion of any sale, divestiture or disposition of assets or businesses as may be required under Section 5.23(b).

                  7.5 INJUNCTIONS. At the Closing there shall not be in effect any Law or Governmental Order which restrains, prohibits or declares illegal the consummation of the transactions contemplated by this Agreement and no Governmental Authority of competent


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jurisdiction (which shall include all Governmental Authorities referred to in
Sections 3.7 and 4.3 and the Schedules related thereto) shall have instituted or threatened a Proceeding seeking to impose any such restraint or prohibition.

                  7.6 CLOSING DELIVERIES. IR shall have delivered, or caused to be delivered, all of the closing deliveries required by Section 2.5(a).

                  7.7 QUALIFYING EQUITY OFFERING. Timken shall have completed a Qualifying Equity Offering.

                  7.8 FINANCING. Timken shall have obtained the proceeds of the Financing contemplated by the Commitment Letter or any replacement financing entered into in accordance with Section 5.10(b).

                  7.9 FRENCH OFFER LETTER. The French Offer Letter shall have been accepted by the relevant Stock Seller.

                                  ARTICLE VIII
                                   TERMINATION

                  8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of IR and Timken;

                  (b) by IR or Timken if the Closing has not occurred on or before June 30, 2003, unless the failure of such consummation shall be due to the failure of the party wishing to terminate to comply in all material respects with the agreements and covenants contained herein;

                  (c) by IR or Timken if any of the conditions to such party's obligations to perform set forth in ARTICLE VI or ARTICLE VII, as applicable, becomes incapable of fulfillment; PROVIDED, HOWEVER, that a party may not seek termination pursuant to this Section 8.1(c) if such condition is incapable of fulfillment due to the failure of such party to perform the agreements contained herein required to be performed by such party at or before the Closing; PROVIDED, FURTHER, that Timken may not seek termination pursuant to this Section 8.1(c) based on any expiration or termination for any reason of the Commitment Letter or otherwise based on any failure or prospective failure to satisfy the condition set forth in Section 7.8;

                  (d) by either IR or Timken if Timken is unable to complete a Qualifying Equity Offering within the extension period specified in Section 5.10(a); PROVIDED THAT Timken may not seek termination pursuant to this Section 8.1(d) if the failure to complete such Qualifying Equity Offering is due to Timken's breach of its obligations under this Agreement;

                  (e) by either IR or Timken if the other party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or any Transaction Agreement, and such breach or failure to perform
(i) is not cured within 30 days after written notice thereof from the non-breaching party or, in the case where the date or period of time specified for performance has


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lapsed, promptly following written notice thereof from the non-breaching party or (ii) is incapable of being cured by the non-terminating party; or

                  (f) by either IR or Timken if any Governmental Authority of competent jurisdiction shall have issued a Governmental Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Governmental Order or other action shall have become final and nonappealable.

                  8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1, written notice thereof shall forthwith be given to all other parties. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as provided herein:

                  (a) the Buyers will redeliver to the Sellers all documents, work papers and other material of any the Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

                  (b) the provisions of the Confidentiality Agreement shall continue in full force and effect; and

                  (c) no party to this Agreement will have any Liability under this Agreement to any other and the French Offer Letter shall automatically terminate and be of no further force or effect except (i) that nothing herein shall relieve any party from any Liability for any willful breach of any of the representations, warranties, covenants and agreements set forth in this Agreement, (ii) as contemplated by paragraph (b) above, and (iii) as contemplated by Sections 10.1, 10.2, 10.3, 10.4 (but only to the extent the obligations guaranteed pursuant that Section survive the termination of this Agreement), 10.8, 10.12 and 10.16.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1 INDEMNIFICATION. (a) INDEMNIFICATION BY THE SELLERS. Subject to the terms and conditions set forth in this ARTICLE IX and except as provided in Section 5.5, which shall govern the parties' respective indemnification obligations with respect to Tax matters, including Tax representations and warranties, from and after the Closing, the Sellers, jointly and severally, covenant and agree to indemnify, defend and hold harmless each of the Buyers, their respective Affiliates (including, after the Closing, the Sold Companies and the Subsidiaries) and their respective officers, directors, shareholders, employees, agents and representatives (collectively, the "BUYER INDEMNIFIED PERSONS") from and against any and all Losses that any Buyer Indemnified Person may incur or suffer resulting from, arising out of or relating to:

                  (i) any breach of any representation or warranty by any Seller contained in this Agreement, determined in each case without regard to qualification with respect to materiality or a Sold Company Material Adverse Effect (other than qualifications with respect to materiality or a Sold Company Material Adverse Effect in Sections 3.5(a), the first sentence of Section 3.10, Section 3.10(k), the first reference to "material" in Section


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         3.10(l), 3.12(a), 3.12(b), 3.14(i), 3.14(ii)(B), 3.15(a)(v) and 3.22
         and in the proviso in the definition of Permitted Encumbrances);

                  (ii) any breach by any Seller of any covenant, obligation or agreement hereunder;

                  (iii) Proceedings based on contractual or legally mandated warranty claims related to products of the Business sold (as determined pursuant to Section 9.1(i) below) prior to the Closing Date;

                  (iv) any Liabilities arising under or in connection with the pending or threatened Proceedings disclosed on Schedule 3.9 (other than the Proceedings referred to in Item 6 of such Schedule); PROVIDED that to the extent there are, to the Knowledge of the Sellers, matters that should have been listed on Schedule 3.9 but Sellers nonetheless failed to list such matters on Schedule 3.9, such matters shall be treated as if they were listed on Schedule 3.9;

                  (v) any requirement by any Governmental Authority or pursuant to Law to return any Continued Dumping Offset payment (or a portion thereof), whether received by a Sold Company or Subsidiary prior to the Closing or by Torrington, as agent for the Sellers pursuant to Section 5.17, after the Closing;

                  (vi) any Release of any Hazardous Material or any violation of any Environmental Law, in each case identified on Schedule 3.16; PROVIDED that to the extent there are, to the Knowledge of the Sellers, matters that should have been listed on Schedule 3.16 but Sellers nonetheless failed to list such matters on Schedule 3.16, such matters shall be treated as if they were listed on Schedule 3.16;

                  (vii) any Release of any Hazardous Material or any violation of Environmental Law not identified on Schedule 3.16 that relates to the Separate Assets, Sold Companies or Subsidiaries and that exists as of, or occurred or existed prior to, the Closing Date (the Losses referred to in clause (vi) and in this clause (vii) collectively, the "ENVIRONMENTAL LIABILITIES");

                  (viii) any Release of any Hazardous Material or any violation of Environmental Law at or resulting from operations of any property owned or operated by the Sold Companies or Subsidiaries at any time prior to, but not at or after, the Closing Date;

                  (ix) Liabilities for personal injury, death or property damage to a third party arising out of the sale of products by a Sold Company or a Subsidiary or as part of the Business (including discontinued operations), but only to the extent that such products that are the subject of such claim are determined (as set forth in Section 9.1(i) below) to have been sold prior to the Closing Date;

                  (x) actions taken by Torrington in compliance with its obligations pursuant to Section 5.17 (including its submission of documents pursuant to the USDOA in compliance with such Section and its compliance with the directions of IR pursuant to such Section); or


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

                  (xi) any Excluded Liability.

Other than with respect to Losses arising out of or related to the breach of the representations set forth in the first and second sentences of Section 3.2, the first, second and last sentences of Section 3.3, the third sentence of Section 3.4(b) and Section 3.23, none of the Buyer Indemnified Persons shall be entitled to recover from the Sellers (i) for any Losses indemnifiable pursuant to Section 9(a)(i), unless and until the total of all Losses indemnifiable under Sections 9.1(a)(i) and (iii) exceeds $12,000,000 or (ii) for any Losses indemnifiable pursuant to Section 9(a)(iii), unless and until the total of all Losses indemnifiable under Section 9.1(a)(iii) exceeds $2,500,000, and then in the case of each of clauses (i) and (ii), only for the amount by which such Losses exceed such amount; PROVIDED that in calculating whether the dollar amounts in the foregoing clauses (i) and (ii) have been obtained, only Losses under Sections 9.1(a)(i) and (iii) in excess of $50,000 shall be considered. For purposes of the indemnified matters referred to in the proviso in Section 9.1(a)(iv), except in the case of pending litigation, only Losses in excess of $50,000 shall be considered. The Buyer Indemnified Persons shall not be entitled to recover more than an aggregate of $400,000,000 from the Sellers with respect to all Losses indemnifiable pursuant to Sections 9.1(a)(i) and (iii). None of the Buyer Indemnified Persons, individually or in the aggregate, shall be entitled to recover from the Sellers under Section 9.1(a)(vii) any Losses in excess of 70% of the total of the Losses incurred by the Buyer Indemnified Persons that would otherwise be subject to indemnification under Section 9.1(a)(vii); PROVIDED, HOWEVER, that in no event shall the liability of the Buyer Indemnified Persons pursuant to the foregoing exceed $10,000,000 in the aggregate; and PROVIDED FURTHER that the limitation on recovery to 70% shall not apply in any case, and Buyer Indemnified Persons shall be entitled to recovery of 100% of the total of such Losses, to the extent the Losses result from (y) claims by a third party other than a Governmental Authority asserting liability for personal injury, death or property damage caused by exposure to Hazardous Material, or (z) conditions at locations (other than the Real Property) at which Hazardous Material generated by a Sold Company or a Subsidiary or in connection with the Business was present. No indemnification claim under this Agreement may be asserted or pursued against the Sellers by any entity that is a Sold Company or a Subsidiary as of the Closing Date if such entity shall cease to be controlled by the Buyers.

                  (b) INDEMNIFICATION BY THE BUYERS. Subject to the terms and conditions set forth in this ARTICLE IX and except as provided in Section 5.5, which shall govern the parties' respective indemnification obligations with respect to Tax matters (including Tax representations and warranties), from and after the Closing, the Buyers covenants and agrees to indemnify, defend and hold harmless each of the Sellers, their respective Affiliates and their respective officers, directors, shareholders, employees, agents, and representatives (collectively, the "SELLER INDEMNIFIED PERSONS") from and against any and all Losses that any Seller Indemnified Person may incur or suffer resulting from, arising out of or related to:

                  (i) any breach of any representation or warranty by the Buyers contained in this Agreement;

                  (ii) any breach by the Buyers of any covenant, obligation or agreement hereunder;


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

                  (iii) the possession, use, operation or management as of and after the Closing of any property of the Sold Companies, the Subsidiaries, the Separate Assets or the Business or in any other respect regarding the Sold Companies, the Subsidiaries, the Separate Assets or the Business as of and after the Closing Date except insofar as the Buyer Indemnified Persons are entitled to indemnification, subject to the limitations set forth in this Agreement, for Losses indemnifiable pursuant to Section 9.1(a); or

                  (iv) any Assumed Liability.

Other than with respect to Losses arising out of or related to the breach of the representations set forth in the first and second sentences of Section 4.2 and
Section 4.14, none of the Seller Indemnified Persons shall be entitled to recover from the Buyers for any Losses indemnifiable pursuant to Section 9.1(b)(i) unless and until the total of all such Losses indemnifiable under
Section 9.1(b)(i) exceed $12,000,000 and then only for the amount by which such Losses exceed such amount; PROVIDED that in calculating whether the dollar amount in the foregoing clause has been obtained, only Losses under Sections 9.1(b)(i) in excess of $50,000 shall be considered. The Seller Indemnified Persons shall not be entitled to recover more than an aggregate of $400,000,000 from the Buyers pursuant to Section 9.1(b)(i).

                  (c) INDEMNIFICATION AS EXCLUSIVE REMEDY. The indemnification provided for in this ARTICLE IX, subject to the limitations set forth herein and except as provided in Section 5.5, shall be the exclusive post-Closing remedy available to any party in connection with any Losses arising out of or resulting from this Agreement or the transactions contemplated hereunder, or the Buyers' ownership or operation of the Business; and, without limiting the foregoing, indemnification provided pursuant to Sections 9.1(a)(vi), (vii), (viii) and 9.1(e) (but not pursuant to Section 9.1(a)(i), except in respect of a breach of a representation or warranty set forth in Section 3.16(c) or (f) that survives the Closing Date) is the sole and exclusive post-Closing remedy available to any party in connection with any matter relating to Environmental Laws; PROVIDED FURTHER that nothing herein shall limit in any way any such party's remedies in respect of fraud by the other party in connection herewith or with any Transaction Agreement or the transactions contemplated hereby or thereby.

                  (d) SURVIVAL. All claims for indemnification must be asserted on or prior to the date of the termination of the respective survival periods set forth in this Section 9.1(d), except such claims may be pursued thereafter if written notice thereof (specifying in reasonable detail the basis for such claim) shall have been duly given within such period. All claims for indemnification under Section 9.1(a)(vii) must be asserted prior to the date that is the eighth anniversary of the Closing Date, except such claims may be pursued thereafter if written notice thereof (specifying in reasonable detail the basis for such claim) shall have been duly given within such period. Claims for fraud may be asserted at any time prior to the expiration of the applicable statute of limitations. Except as set forth above the covenants and agreements contained in this Agreement to be performed following the Closing Date shall survive the execution and delivery of this Agreement until the end of the period of applicable performance. The representations and warranties contained in this Agreement (including, for the avoidance of doubt, the representations contained in Sections 3.11 and 4.12) shall survive the Closing, but only to the extent specified below:


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

                  (i) Except (i) to the extent set forth below with respect to the Seller Excluded Representations and the Buyer Excluded Representations, (ii) with respect to the representations in subsections 3.16(a), (b), (d) and (e), which shall survive until the Closing Date and (iii) with respect to the representations contained in
         Section 3.11 and Section 4.12 and the representations as to entity classification for United States federal income tax purposes contained in Section 3.3 and Section 3.4, which shall survive until the expiration of the applicable statute of limitations, the representations and warranties contained in ARTICLES III and IV shall survive until the third anniversary of the Closing;

                  (ii) the representations contained in the first and second sentences of Section 3.2, the second and last sentences of Section 3.3, and the third sentence of Section 3.4(b) (the "SELLER EXCLUDED Representations") shall survive indefinitely; and

                  (iii) the representations contained in the first and second sentences of Section 4.2, the last sentence of Section 4.4(b) and the first sentence Section 4.5 (the "BUYER EXCLUDED REPRESENTATIONS") shall survive indefinitely.

                  (e) ENVIRONMENTAL CLAIMS. (i) The Buyers agree to cooperate with the Sellers and to take all commercially reasonable actions to avoid and minimize Environmental Losses that would otherwise be subject to indemnification under Section 9.1(a), including not soliciting or importuning any Governmental Authority to require any environmental correction, investigation, monitoring or remediation unless affirmatively required to do so by Environmental Laws or unless the Buyers reasonably believe that such actions will likely reduce the overall extent of such Losses (subject to Sellers' consent which shall not be unreasonably withheld or delayed). Nothing herein shall be construed to limit Buyers' right (at their own expense) to conduct investigations of the Real Property (including sampling of soil, surface water, ground water, ambient and indoor air, materials in any building or structure, and any other environmental medium), and any Environmental Losses discovered pursuant to any voluntary environmental investigation will be subject to indemnification to the extent provided under Sections 9.1(a) and (e).

                  (ii) In addition to any other limitations on indemnification that may apply, with respect to any claim for indemnification any of the Buyer Indemnified Persons may assert regarding Environmental Laws or Hazardous Materials, none of the Sellers shall have any obligation with respect to such claim to the extent the Losses for which indemnification is sought:

                             (A) arise out of any breach of Buyers' covenants
                       under this Section 9.1(e);

                             (B) arise out of any action not required under
                       Environmental Law or any action to meet a cleanup standard under Environmental Law that is more stringent or costly than necessary for the continued use of any property as it was last used by the Sold Companies, the Subsidiaries, the Venture Entities or the Asset Sellers prior to the Closing Date, unless the Buyer Indemnified Persons agree to reimburse the Sellers for costs


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

                       necessary to meet such cleanup standard;

                             (C) are ordinary costs of any post-Closing
                       construction, demolition or renovation of facilities on the Owned Real Property by a Buyer Indemnified Party, including any asbestos abatement obligations arising from such activities, but not including any Losses attributable to a Release of Hazardous Materials or violation of Environmental Law that exists as of, or occurred or existed prior to, the Closing Date; or

                             (D) are, pursuant to any written agreement under
                       which any of the Sold Companies or the Subsidiaries is entitled to assert a claim, subject to indemnification by any other Person, except where a Buyer, a Sold Company or a Subsidiary has in good faith sought and failed to obtain such indemnification.

                 (iii) In addition, with respect to any claim that is the subject of this Section 9.1(e):

                             (A) it is a condition precedent to any right of the
                       Buyer Indemnified Persons to indemnification for such claim that, to the extent reasonably practicable, prior to incurring substantial costs with respect to such claim for which it may seek indemnification, such Buyer Indemnified Persons shall notify the Sellers of such claim and afford the Sellers the opportunity to evaluate the conditions giving rise to such claim; PROVIDED, HOWEVER, that in the event of an emergency that presents an imminent likelihood of personal injury or property damage, the Buyer Indemnified Parties may take action to address such emergency immediately upon notice to Sellers; however, Sellers may exercise their rights under
                       Section 9.1(e)(iii)(B) as soon as feasible in the event of an emergency.

                             (B) the Sellers, at their sole expense, shall be
                       entitled, but not obligated, to undertake, with the Buyer Indemnified Persons' oversight, participation and approval (not to be unreasonably withheld or delayed or to unreasonably result in material increased costs beyond those required by Environmental Law), any investigation, remediation or other action required by Environmental Law (and any negotiation with Governmental Authorities regarding same) with respect to such matter, using all commercially reasonable efforts to avoid any interference with operations of the Buyer Indemnified Persons, and the Buyer Indemnified Persons shall afford the Sellers reasonable access to the Real Property to undertake any such investigation, remediation or other action, subject, where such property is Leased Real Property, to the lawful requirements of the Landlord; PROVIDED, HOWEVER, that:

                                 (1) the Sellers shall promptly repair, restore
                             or reimburse the Buyer Indemnified Persons for any damages or other costs incurred by the Buyer Indemnified Persons as a result of


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

                             providing access under this Section 9.1(e);

                                 (2) the Sellers shall inform the relevant
                             Governmental Authorities in writing that they have assumed responsibility with respect to any matter that they elect to undertake pursuant to this
                             Section 9.1(e) and shall agree to be a party to, and severally responsible for compliance with, any work plan, settlement or other agreement developed or negotiated pursuant to this subsection;

                                 (3) with respect to investigation or
                             remediation of any Real Property, Sellers shall accommodate (without prejudice to Sellers' option to undertake control or not) any request by any Buyer Indemnified Person to incorporate in Sellers' work additional work beyond that required to satisfy Environmental Law, provided that such Buyer Indemnified Person agrees to reimburse Sellers for the incremental cost to Sellers of making such accommodation;

                             (C) if Sellers do not assume responsibility for
                       undertaking actions pursuant to Section 9.1(e)(iii), the Buyer Indemnified Persons shall undertake, with the Sellers' oversight and participation, in good faith, to complete such actions in a reasonably cost effective manner;

                             (D) to the extent there is a risk of litigation and
                       sharing relevant information or communications between Sellers and Buyers could affect their status as privileged or otherwise protected, the Buyers, the Sellers, the Sold Companies and the Subsidiaries shall exchange information pursuant to the protection of a joint defense agreement and shall otherwise cooperate in order to facilitate the expeditious and cost-effective resolution of such claim; and

                             (E) where reasonably necessary to achieve the
                       purpose of Section 9.1(e)(ii)(B), the Buyer Indemnified Parties shall, at Sellers' request, impose environmental deed or use restrictions, and/or accept Sellers' installation of engineering controls on the Owned Real Property, provided that such restrictions or controls do not prevent or inhibit any uses of such Owned Real Property that occurred as of the Closing Date.

                  (iv) The Buyer Indemnified Persons shall permit the Sellers to make use of Hazardous Material treatment systems located on the Real Property as of the Closing Date for purposes of meeting their indemnification obligations under Section 9.1(a); PROVIDED, HOWEVER, that:

                             (A) the Buyer Indemnified Persons, and not the
                       Sellers, shall have the exclusive right to operate and maintain such systems;

                             (B) the Sellers shall reimburse the Buyer
                       Indemnified Persons


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

                      for the reasonable pro rata costs of operation and maintenance attributable to the Sellers' usage of such systems;

                            (C) with respect to Environmental Losses identified
                      on Schedule 3.16 that are, as of the Closing Date, being addressed by the Sellers, in whole or in part, through use of such existing Hazardous Material treatment systems, the Buyer Indemnified Persons shall provide Sellers with access equal to the treatment capacity that was required for such ongoing works as of the Closing Date and, at Sellers' request, shall make additional treatment capacity available for such ongoing work as needed, to the extent that such treatment systems have treatment capacity in excess of that required by the operations of the Buyer Indemnified Persons; and

                            (D) with respect to Environmental Losses not
                      subject to Section 9.1(e)(iv)(C), the Buyer Indemnified Persons shall only be required to provide the Sellers with access to such systems to the extent that there is treatment capacity in excess of that required by the operations of the Buyer Indemnified Persons.

                  (v) To the extent that the remediation of a Release is otherwise subject to indemnification pursuant to this Section 9.1, if the applicable remedial standards provided for under applicable Environmental Laws change between the Closing Date and the date removal or remedial actions are performed, then Sellers' indemnity obligations shall include meeting applicable remedial standards as in effect at the time such removal or remedial actions are performed.

                  (f) INDEMNIFICATION CALCULATIONS. The amount of any Losses for which indemnification is provided under Section 9.1(a)(i) or Section 9.1(b)(i) shall be computed net of any third party insurance proceeds received by the indemnified party in connection with such Losses. If an indemnified party receives such insurance proceeds in connection with such Losses for which it has received indemnification, such party shall refund to the indemnifying party the amount of such insurance proceeds when received, up to the amount of indemnification received. An indemnified party shall use its commercially reasonable efforts to pursue third party insurance claims with respect to any such Losses. The amount of the refunded reduction shall be deemed a payment under this Section and thus shall be paid subject to any applicable reductions under this Section. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by Law.

                  (g) NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 9.1(a) or 9.1(b), the party or parties seeking indemnification shall notify the other party or parties obligated to provide indemnification (the "INDEMNIFYING PARTY") promptly. If such event involves any claim or the commencement of any action or Proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or Proceeding; PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel selected by the Indemnifying Party who shall be reasonably acceptable to the Indemnified Party and, after notice from the Indemnifying Party to such party or parties seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party or parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof. The Indemnifying Party and the party seeking indemnification agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such action or asserted Liability. The party or parties seeking indemnification shall have the right to participate at their own expense in the defense of such action or asserted Liability; PROVIDED that if the indemnified party has been advised in writing by outside counsel that there is a potential conflict between the interests of the Indemnifying Party and the indemnified party, the reasonable out-of-pocket fees and expenses of one separate counsel for the indemnified party shall be paid by the Indemnifying Party. If the Indemnifying Party assumes the defense of an action, no settlement or compromise thereof may be effected
(i) by the Indemnifying Party without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) unless all relief provided is paid or satisfied in full by the Indemnifying Party or (ii) by the indemnified party without the consent of the Indemnifying Party. In no event shall an Indemnifying Party be Liable for any settlement effected without its prior written consent.

                  (h) DETERMINATION OF SALE DATE. For purposes of Sections 9.1(a)(iii) and (ix), in the event that the date of sale of a product of the Business cannot otherwise be determined, with respect to such products sold to each of the following types of customers, such date of sale shall (i) in the case of OEMs, be deemed to be 60 days prior to the manufacture date of the indicated finished goods of such customers and (ii) in the case of distributors, be deemed to be 90 days prior to the sale of the indicated finished goods by such distributors.

                                   ARTICLE X
                                  MISCELLANEOUS

                  10.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement and the Transaction Agreements, IR, on behalf of the Sellers, on the one hand, and Timken, on behalf of the Buyers, on the other hand, shall bear its own expenses and the expenses of its Affiliates in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. IR, on behalf of the Sellers, on the one hand, and Timken, on behalf of the Buyers, on the other hand, shall bear the fees and expenses of any broker or finder retained by such party or parties and their respective Affiliates in connection with the transactions contemplated by this Agreement and the Transaction Agreements.

                  10.2 GOVERNING LAW. This Agreement shall be construed under and governed by the Laws of the State of New York applicable to contracts made and to be performed in that State.


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

                  10.3 PROJECTIONS. In connection with the Buyers' investigation of the Sold Companies and the Subsidiaries and the Business, the Buyers may have received, or may receive, from the Sellers, the Sold Companies, the Subsidiaries and/or their respective representatives certain projections and other forecasts for the Business, and certain business plan and budget information. The Buyers acknowledge that (a) there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (b) the Buyers are familiar with such uncertainties, (c) the Buyers are taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them, and (d) the Buyers will not assert any claim against the Sellers or any of their respective directors, officers, employees, Affiliates or representatives, or hold the Sellers or any such Persons liable, with respect thereto. Accordingly, the Buyers acknowledge that the Sellers make no representation or warranty with respect to such projections, forecasts or plans and that the Sellers make only those representations and warranties explicitly set forth in ARTICLE III.

                  10.4 GUARANTY OF PERFORMANCE. (a) IR hereby unconditionally guarantees (the "IR GUARANTY") to the Buyers the prompt and complete performance of any and all Liabilities required to be performed by the applicable other Seller or other applicable IR Affiliate pursuant to this Agreement or the Transaction Agreements, including the indemnification obligations in ARTICLE IX (the "SELLER GUARANTEED OBLIGATIONS"). This IR Guaranty is an absolute, present and continuing guaranty of performance, and shall remain in full force and effect without regard to, and the Liabilities of IR hereunder shall not be impaired by, any of the following: (a) any amendment or modification of or addition or supplement to any of the Seller Guaranteed Obligations or any agreement executed in connection therewith, (b) any default by any Seller (other than IR), Subsidiary or other applicable IR Affiliate under, or any invalidity or unenforceability in any respect of, or any irregularity or other defect in any of, the Seller Guaranteed Obligations, (c) any exercise or nonexercise of any right, remedy, power or privilege in respect of this IR Guaranty or any of the Seller Guaranteed Obligations, (d) any transfer of the assets of a Seller or other applicable IR Affiliate to, or any consolidation or merger of a Seller or other applicable IR Affiliate with or into, any other Person; or (e) any bankruptcy, insolvency, reorganization or similar proceeding involving or affecting a Seller or other applicable IR Affiliate.

                  (b) Timken hereby unconditionally guarantees (the "BUYER GUARANTY") to the Sellers the prompt and complete performance of any and all Liabilities required to be performed by the Buyers pursuant to this Agreement or the Transaction Agreements, including the indemnification obligations in ARTICLE IX (the "BUYER GUARANTEED Obligations"). This Buyer Guaranty is an absolute, present and continuing guaranty of performance, and shall remain in full force and effect without regard to, and the Liabilities of Buyers hereunder shall not be impaired by, any of the following: (a) any amendment or modification of or addition or supplement to any of the Guaranteed Obligations or any agreement executed in connection therewith, (b) any default by any Buyer under, or any invalidity or unenforceability in any respect of, or any irregularity or other defect in any of, the Buyer Guaranteed Obligations, (c) any exercise or nonexercise of any right, remedy, power or privilege in respect of this Buyer Guaranty or any of the Buyer Guaranteed Obligations, (d) any transfer of the assets of any Buyer or any of its Affiliates to, or any consolidation or merger of any Buyer or any of its Affiliates with or into, any other Person; or (e) any bankruptcy, insolvency, reorganization or similar proceeding involving or affecting any Buyer or any of its Affiliate.

                  10.5 AMENDMENT. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto and specifically referencing this Agreement.

                  10.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; PROVIDED that either IR or Timken may assign any of its rights and obligations under this Agreement (other than Timken's obligation to issue the Share Consideration) to one or more of their respective Affiliates and cause such Affiliate to perform such parties obligations hereunder; PROVIDED FURTHER that any of the Sold Companies, Subsidiaries, Venture Interests or Separate Assets may, subject to the consent of the Buyers, be transferred to an Affiliate of IR provided that such Affiliate shall assume all of the rights, interests and obligations of such Seller under this Agreement. Notwithstanding the foregoing, no assignment by either of IR or Timken to any of their respective Affiliates shall in any way affect such parties rights or relieve such party of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns, and is not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

                  10.7 WAIVER. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  10.8 NOTICES. (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized overnight courier service to the recipient at the address below indicated, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) delivered by facsimile with confirmation of receipt:

                  If to any of the Buyers:

                           The Timken Company
                           1835 Dueber Avenue, S.W.
                           Canton, Ohio  44706
                           Attn: Senior Vice President and General Counsel
                           (330) 471-3002 (telephone)
                           (330) 471-4041 (telecopier)


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

                  With a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Attn: Lyle G. Ganske
                           (216) 586-3939 (telephone)
                           (216) 579-0212 (telecopier)

                  If to any of the Sellers:

                           c/o Ingersoll-Rand Company
                           200 Chestnut Ridge Road
                           Woodcliff Lake, New Jersey  07677
                           Attn: Senior Vice President and General Counsel
                           (201) 573-3473 (telephone)
                           (201) 573-3448 (telecopier)

                  With a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn: Maripat Alpuche, Esq.
                           (212) 455-3971 (telephone)
                           (212) 455-2502 (telecopier)


or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

                  (b) Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile, (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (z) five Business Days after the date such notice is sent by registered or certified mail; PROVIDED that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

                  (c) For convenience only, the parties agree that all notices, consents, directions or other actions that may be given or taken hereunder (i) by the Sellers may be given by IR on behalf of the Sellers pursuant to a written instruction or document duly executed by IR and that the Buyers shall treat any such instrument or document as the action of the Sellers hereunder and (ii) by the Buyers may be given by Timken on behalf of the Buyers pursuant to a written instruction or document duly executed by Timken and that the Sellers shall treat any such instrument or document as the action of the Buyers hereunder.


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

                  10.9 COMPLETE AGREEMENT. This Agreement, the Confidentiality Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

                  10.10 SCHEDULES. All Schedules referenced herein are incorporated herein by reference and are a part of this Agreement for all purposes. There have been included in the Schedules and may be included elsewhere in this Agreement items which are not material. Such inclusion shall not be deemed to be an agreement by the Sellers that such items are material.

                  10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  10.12 PUBLICITY. The Sellers and the Buyers will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

                  10.13 HEADINGS. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  10.14 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                  10.15 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  10.16 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such Proceeding. Each of the parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in Section 10.8 shall be deemed in every respect effective service of process in any such Proceeding, and waives any objection it might otherwise have to service of process under Law. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.


                     INGERSOLL-RAND COMPANY LIMITED



                     By:  /s/ Herbert L. Henkel
                          ---------------------------------------
                          Name: Herbert L. Henkel
                          Title: Chairman, President and Chief Executive Officer


                     THE TIMKEN COMPANY



                     By:  /s/ James W. Griffith
                          ---------------------------------------
                          Name: James W. Griffith
                          Title: President and Chief Executive Officer

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of ________ __, 2002 (the "AGREEMENT"), between Ingersoll-Rand Company, a New Jersey corporation (together with its successors and assigns, "IR") and The Timken Company, an Ohio corporation (the "COMPANY").

         WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of October 16, 2002 (the "PURCHASE AGREEMENT"), between the Company and Ingersoll-Rand Company Limited, on behalf of itself and the other Sellers party thereto, IR is acquiring shares of Company Common Stock (as defined below).

         WHEREAS, the Company has agreed to provide certain registration rights to IR with respect to the Registrable Securities (as defined below) upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings (terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement):

         "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "CLOSING" shall have the meaning set forth in the Purchase Agreement.

         "CLOSING DATE" shall have the meaning set forth in the Purchase Agreement.

         "COMPANY COMMON STOCK" shall mean the common stock, without par value, of the Company.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

         "GOVERNMENTAL ENTITY" shall mean any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality.

         "HOLDER" shall mean IR and any Permitted Transferee of Registrable Securities.

         "PERMITTED TRANSFEREE" shall mean any holder of Registrable Securities, other than any such holder that receives such Registrable Securities in violation of the transfer restrictions set forth in Section 3.3 of the Standstill and Voting Agreement.

         "PERSON" shall mean an individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof or any other entity of any nature whatsoever.

         "REGISTRABLE SECURITIES" shall mean (i) the shares of Company Common Stock issued pursuant to Section 2.3 of the Purchase Agreement, (ii) any securities issued upon the transfer of or in substitution for any such shares of Company Common Stock and (iii) any securities issued or issuable with respect to any such shares of Company Common Stock by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale by the Holders of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (x) such securities have been sold under circumstances in which all of the applicable conditions to Rule 144 (or any successor provision) under the Securities Act are met, or (y) such securities have ceased to be outstanding.

         "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including, without limitation, all SEC and National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees and expenses; fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities); printing expenses; messenger, telephone and delivery expenses of the Company; the fees and expenses incurred in connection with the listing of the securities to be registered on any national securities exchange or automated quotation system; fees and disbursements of counsel for the Company and of all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance); reasonable fees and disbursements of underwriters (including, without limitation, all reasonable fees and expenses of any "qualified independent underwriter" required by the rules of the NASD) customarily paid by issuers of securities; the expenses customarily borne by the issuers of securities in a "road show" presentation to potential investors; the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and the fees and expenses of any other persons retained by the Company; PROVIDED, that Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities, each of which shall be paid or borne by the selling Holders.

         "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

         2. SHELF REGISTRATION.

                  (a) (i) The Company shall prepare and file or cause to be prepared and filed with the SEC as soon as practicable after the Closing Date a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities (the "SHELF REGISTRATION STATEMENT"). The Shelf Registration Statement shall permit resales of Registrable Securities by the Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings, subject to Section 2(c) hereof, and including any offering or distribution of Registrable Securities pursuant to the terms of any convertible or other security of any Holder or IR, including, without limitation, any DECs or other similar securities (the "RELATED SECURITIES")). The Company shall not permit any securities other than Registrable Securities or Company Common Stock to be sold for its own account to be included in the Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the Closing Date. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to remain continuously effective under the Securities Act for a period ending on the earliest of (i) the date on which all Registrable Securities which have not theretofore been sold to the public pursuant to the Shelf Registration Statement could be sold to the public pursuant to paragraph (k) of Rule 144 under the Securities Act, (ii) the date on which there cease to be any Registrable Securities outstanding and
(iii) the date when all the Registrable Securities have been sold to the public pursuant to such registration statement in accordance with the intended method of distribution thereof. Subject to Section 2(c), if one or more Holders proposes to sell Registrable Securities in an underwritten offering pursuant to the Shelf Registration Statement, such Holder or Holders may request the Company in writing to effect such underwritten offering by supplement or amendment to the Shelf Registration Statement, stating the number of Registrable Securities proposed to be sold, and the Company shall effect such underwritten offering subject to the terms of this Agreement. The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 2.

                  (ii) Notwithstanding anything in this Section 2(a) to the contrary, the Company may take action that would result in any Holder of Registrable Securities being unable to offer and sell Registrable Securities under a Shelf Registration Statement that has been filed pursuant to this
Section 2(a) if (x) the board of directors of the Company determines in good faith after consultation with counsel that such action is required by applicable law, (y) the filing or use of the Shelf Registration Statement may require the Company to disclose material information, and the board of directors of the Company has determined, in the good faith exercise of its reasonable business judgment, that such disclosure is not in the best interests of the Company, or
(z) the Company is contemplating or engaged in an underwritten public offering of Company Common Stock for its own account (other than an offering pursuant to Form S-8, S-4 or any successor or similar form) and the managing underwriter has advised the Company that such offers and sales by the Holders will adversely affect such public offering; PROVIDED that in no event may the Company exercise the right to prevent a Holder from offering or selling Registrable Securities by use of the Shelf Registration Statement (including pursuant to an underwritten offering thereunder) pursuant to this clause (z) within 365 days after the expiration of the restricted periods set forth in Section 4 hereof applicable to the Company and the Holders following the closing of any registered public offering by the Company of Company Common Stock (or securities convertible into or exercisable for Company Common Stock) after the Closing Date, other than a registration on Form S-8, S-4 or any successor or similar forms. Each period referred to above during which the use of the Shelf Registration Statement is suspended in accordance with this clause
(ii) shall be referred to herein as a "DEFERRAL PERIOD". Notwithstanding the foregoing, in no event will a Deferral Period exceed 45 days. In no event shall the Company be entitled to declare more than two Deferral Periods in any 365-day period. The Company shall promptly give the Holders written notice of a determination to commence a Deferral Period, which notice shall contain a general statement of the reasons for, and the anticipated length of, such Deferral Period, and shall notify the Holders upon the termination of each Deferral Period.

                  (b) DEMAND REGISTRATION. If the book-runner(s) for any underwritten offering of Related Securities pursuant to this Section 2 advises the Company that it is of material importance to the success of the proposed offering that either (i) the offering be effected pursuant to a registration statement other than a Shelf Registration Statement or (ii) information be included in the Shelf Registration Statement that is not required by Form S-3, then the Company shall file a registration statement on such other form, or shall include such other information in the Shelf Registration Statement, as the case may be, as the book-runner(s) for such underwritten offering shall so request. All references in this Agreement to a "Shelf Registration Statement" shall also be deemed to refer to any other registration statement filed in accordance with this Section 2(b).

                  (c) LIMITATIONS AND OTHER PROVISIONS CONCERNING UNDERWRITTEN OFFERINGS. (i) Notwithstanding anything in this Section 2 to the contrary:

                           (A) in no event will the Holders be entitled to
request the Company to effect an underwritten offering of Registrable Securities pursuant to the Shelf Registration Statement unless no less than 25% of the aggregate number of Registrable Securities originally held by IR (or, if less than such number of Registrable Securities are then Registrable Securities, all of the remaining Registrable Securities) are proposed to be sold pursuant to such underwritten offering, and

                           (B) in no event will the Holders be entitled to
request the Company to effect more than an aggregate of two underwritten offerings pursuant to the Shelf Registration Statement, and

                           (ii) an underwritten offering pursuant to this
Section 2 shall not be deemed to have been effected unless the Shelf Registration Statement has become effective and remained effective in compliance with the provisions of the Securities Act (subject to the restrictions referred to in Section 2(a)(ii) hereof) until such time as all of the Registrable Securities offered in such underwritten offering have been disposed of in accordance with the intended methods of disposition thereof set forth in such Shelf Registration Statement.

                  (d) SELECTION OF BOOK-RUNNERS; UNDERWRITING ARRANGEMENTS. In any underwritten offering pursuant to this Section 2, the participating Holders (or if IR is participating, IR) and the Company shall each have the right to select one book-runner and such co-book runners shall be the sole book-runners for any such offering. The Company (together with the Holders) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, as well as all other documents customary in similar offerings, including, without limitation, custody agreements, powers of attorney and indemnification agreements, as applicable. In any underwritten offering pursuant to this Section 2, the co-book-runners shall share equally in the management fee relating to such underwritten offering and the book-runner selected by the Company shall have the lead position on the cover page of any prospectus used in connection with such underwritten offering.

                  (e) PRIORITY IN REGISTRATIONS. If the book-runner(s) for an underwritten offering pursuant to this Section 2 advises the Company and the applicable Holders in writing that, in its opinion, the number of securities requested to be included in such offering by the Company, if any, and the Holders exceeds the largest number or amount of securities which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such securities can be sold, the number of such securities to be included in such registration shall be reduced to such extent, and the Company shall include in such registration the number of securities as follows: (i) first, all the Registrable Securities requested to be included in such registration by the Holders which in the opinion of such book-runner(s) can be sold without adverse effect on the offering, allocated, if the amount is less than all the Registrable Securities to be sold, PRO RATA among the Holders of such Registrable Securities on the basis of the number of Registrable Securities proposed to be sold by such Holders, and (ii) second, to the extent that the number of Registrable Securities which the Holders have requested to be included in such registration is less than the number or amount of securities which the Company has been advised by its book-runner can be sold in such offering without having the adverse effect referred to above, as many of the securities which the Company proposes to sell for its own account, if any, as can be sold in such offering without having such adverse effect referred to above. If any Holder advises the book-runner(s) of any underwritten offering that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to such Holder, then such Holder shall have the right to exclude its Registrable Securities from registration.

         3. INCIDENTAL REGISTRATION.

                  (a) RIGHTS TO INCLUDE REGISTRABLE SECURITIES. At any time after the Closing Date and notwithstanding anything to the contrary contained in
Section 3.3 of the Standstill and Voting Agreement, if the Company proposes to register (other than pursuant to Section 2 hereof) any of its securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms), whether or not for sale for its own account (and including any registration pursuant to a request or demand registration right of any other person), then the Company will, each such time (until such time as there cease to be any Registrable Securities), subject to the provisions of Section 3(c) hereof, give prompt written notice to the Holders of its intention to do so and of the Holders' rights under this Section 3, at least 20 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer the Holders the opportunity to include in such registration statement, subject to

Section 3(c) hereof, such number of Registrable Securities as each Holder may request: provided that if the Company's notice pursuant to this Section 3(a) shall have been given prior to the expiration of the lock-up period in Section 3.3(a) of the Standstill and Voting Agreement then the Holders shall only have the right to include Registrable Securities in such registration statement if the aggregate number of Registrable Securities requested to be included by all requesting Holders exceeds 4,000,000 shares or if less than such number of Registrable Securities are then Registrable Securities, all of the remaining Registrable Securities. Upon the written request of any Holder made within 15 business days after the receipt of the Company's notice (which request shall specify the information required by the penultimate paragraph of Section 5 hereof, it being understood, however, that the failure to include any such information in such request shall not result in a forfeiture of such Holder's right to include its Registrable Securities but that the Company shall not be required to include such Registrable Securities unless and until such Holder complies with such penultimate paragraph), the Company shall use its reasonable best efforts to effect the proposed registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder; PROVIDED that (i) if such registration involves an underwritten offering, any such Holder must sell its Registrable Securities to the underwriters selected by the Company on the same terms and conditions as those that apply to similar securities of the Company to be registered thereunder (subject to differences customary in combined primary and secondary offerings and except that the indemnification obligations of any such Holder, as between such Holder and the Company, shall be limited to those obligations set forth in
Section 6 hereof) and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to each such Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. Any such Holder may elect, in writing no less than five business days prior to the anticipated effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. Upon any such election, the Company shall be deemed to have satisfied its obligations to such Holder pursuant to this Section 3 with respect to such registration statement. No registration effected under this Section 3 shall relieve the Company of its obligations under Section 2 hereof with respect to Registrable Securities not registered and sold pursuant to this Section 3. If upon such election, the number of Registrable Securities to be included in such registration statement by the Holders does not exceed 4,000,000 shares (or if less than such number of Registrable Securities are then Registrable Securities, all of the remaining Registrable Securities), then no Registrable Securities shall be included in such registration statement and the Company shall nevertheless be deemed to have satisfied its obligations under this Section 3 with respect to such offering (but shall be obligated to comply with all provisions of this Section 3 with respect to any subsequent offering). The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

                  (b) SELECTION OF BOOK-RUNNERS; UNDERWRITING ARRANGEMENTS. In any underwritten offering pursuant to this Section 3 occurring after the six month anniversary of the Closing Date in which the participating Holders and IR propose to include shares of Company Common Stock, each of IR and the Company shall have the right to select one book-runner and such co-book-runners shall be the sole book-runners for any such offering. In any underwritten offering pursuant to this Section 3, the co-book-runners shall share equally in the management fee relating to such underwritten offering and the book-runner selected by the Company shall have the lead position on the cover page of any prospectus used in connection with such underwritten offering.

                  (c) PRIORITY IN INCIDENTAL REGISTRATIONS. If the book-runner selected by the Company for an underwritten offering pursuant to this Section 3 advises the Company in writing that, in its opinion, the number or amount of securities (including all Registrable Securities) which the Company, the Holders and any other persons intend to include in such registration exceeds the largest number or amount of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the number or amount of such securities to be included in such registration shall be reduced to such extent, and the Company will include in such registration such maximum number or amount of securities as follows:

                           (i) During the six-month period following the Closing
Date, (A) first, there shall be included the securities initially proposed by the Company to be included in such registration for its own account, (B) second, to the extent that the number or amount of securities which the Company proposes to sell for its own account is less than the number or amount of securities that the Company has been advised by the book-runner selected by the Company can be sold in such offering without adverse effect on the offering, there shall be included in such registration all Registrable Securities requested to be included in such registration by the Holders, but only to the extent such adverse effect shall be avoided, and such securities of such Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities requested to be included in such registration statement, and (C) third, to the extent that the number of securities which the Company proposes to include for its own account and the Holders propose to include in such registration is less, in the aggregate, than the number of securities which the Company has been advised by its book-runner can be sold in such offering without having the adverse effect referred to above, there shall be included all other securities (other than Registrable Securities) requested to be included in such registration by holders other than the Holders, but only to the extent such adverse effect shall be avoided, and such securities of such holders shall be allocated pro rata among such holders on the basis of the relative number or amount of such securities then held by each such holder; PROVIDED that any such number or amount thereby allocated to each such Holder or holder that exceeds such Holder's or holder's request shall be reallocated among the remaining requesting Holders or holders, as the case may be, in like manner or amount of such securities then held by each such Holder or holder; and

                           (ii) During the period following the date that is
six-months after the Closing Date, (A) first, the securities to be included in such registration shall be allocated pro rata among the securities initially proposed by the Company to be included in such registration for its own account and the number of Registrable Securities initially requested to be included in such registration by the Holders, on the basis of the relative number or amount of the securities to be included in such registration by the Company, on the one hand, and by each such Holder (such Registrable Securities to be so included shall be allocated pro rata among the Holders on the basis of the relative number of such Registrable Securities then held by each such Holder), on the other hand, and (B) second, to the extent that the number or amount of securities which the

Company, for its own account, and the Holders propose to sell pursuant to
Section 3(a) hereof is less than the number or amount of securities which the Company has been advised by its book-runner can be sold in such offering without having the adverse effect referred to above, then there shall be included in such registration statement all other securities (other than Registrable Securities) requested to be included in such registration by holders other than the Holders, but only to the extent such adverse effect shall be avoided, and such securities of such holders shall be allocated pro rata among such holders on the basis of the relative number or amount of such securities then held by each such holder.

         4. HOLDBACK AGREEMENTS.

                  (a) RESTRICTIONS ON PUBLIC SALE BY THE HOLDERS. In connection with any underwritten public offering pursuant to Section 2 or 3 hereof, each Holder including Registrable Securities in such offering agrees that, upon request of the book-runner(s) for such offering, it shall not effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities during the 15 days prior to, and during such period as the book-runner(s) may request (not to exceed 90 days) beginning on, the offering date of Company Common Stock pursuant to an effective registration statement, except as part of such registration.

                  (b) RESTRICTIONS ON THE PUBLIC SALE BY THE COMPANY. In connection with any underwritten public offering pursuant to Section 2 or 3 hereof, the Company agrees (i) not to effect any public sale or distribution of any securities substantially similar to the Registrable Securities (other than in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during such period as the book-runner(s) may request (not to exceed 90 days) beginning on, the offering date of the Registrable Securities pursuant to an effective registration statement (except as part of such registration), (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Company Common Stock or other securities substantially similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted) and (iii) to use its reasonable best efforts to cause any other Person that executes and delivers a "lock-up" agreement in connection with a Qualifying Public Offering to enter into an agreement on substantially the same terms as those set forth in the foregoing clauses (i) and
(ii) with the underwriters of an underwritten public offering pursuant to
Section 2 or 3 hereof.

         5. REGISTRATION PROCEDURES. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement on the form required by this Agreement or (if no particular form is specified pursuant hereto) on any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such registration statement to become and remain effective as promptly as practicable (except as otherwise specified in Section 2(a) in the case of the Shelf Registration Statement); PROVIDED, that a reasonable time before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto (other than deemed post-effective amendments due to the filing by the Company of periodic reports under the Exchange Act), the Company will furnish to each Holder copies of the form of registration statement or preliminary prospectus or amendment or supplement thereto proposed to be filed and furnish to counsel to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and such counsel and shall not be filed without the approval of the Holders, which approval shall not be unreasonably withheld or delayed;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (A) effect dispositions of Registrable Securities thereunder in accordance with the intended method of distribution by the Holders and (B) keep such registration statement effective (i) with respect to the Shelf Registration Statement, for the period specified in Section 2(a), and (ii) with respect to all other registration statements, for a period of not less than 120 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) promptly furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all financial statements, schedules and exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, copies of any correspondence with the SEC or its staff relating to the registration statement and such other documents as the Holders or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities;

                  (d) use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as each Holder or each underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder and each underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions; PROVIDED that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entity as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of the selling Holder's business, in which case the

Company will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals;

                  (f) promptly notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly prepare and furnish to each Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (g) use its reasonable best efforts to prevent the issuance of and obtain the withdrawal of any stop order suspending the effectiveness of a registration statement relating to the Registrable Securities or of any order preventing or suspending the use of any preliminary or final prospectus at the earliest practicable moment;

                  (h) if requested in writing by the managing underwriter or underwriters or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and any such Holder reasonably agree should be included therein, including, without limitation, information relating to the plan of distribution with respect to such Registrable Securities or information with respect to the number or amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities; and make all required filings of each such prospectus supplement or post-effective amendment as soon as practicable after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (i) cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of the Registrable Securities to the underwriters; (j) use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or automated quotation system and on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and listing agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement and to maintain such listing for the period of effectiveness of such registration statement;

                  (k) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including providing customary indemnification, supporting each such Holder's efforts to execute block trades with institutional buyers and, with respect to an underwritten offering pursuant to this Agreement, making appropriate members of senior management of the Company available (subject to consulting with them in advance as to schedule) for customary participation in telephonic, in-person conferences or "road show" presentations to potential investors;

                  (l) make available for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration statement, one counsel for all such Holders and one counsel for all such underwriters, and any accountant or other agent retained by any such Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement (collectively, the "RECORDS"); PROVIDED, that the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

                  (m) in connection with any underwritten offering pursuant to such registration statement, use its reasonable best efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters as the Holders or the underwriter requests;

                  (n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, within the required time periods, an earnings statement covering a period of at least twelve months, beginning with the first fiscal quarter of the Company after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities
Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

                  (o) promptly notify the Holders, counsel to the Holders and the managing underwriter or agent, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes; and

                  (p) cooperate with each selling Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the New York Stock Exchange or any other applicable securities exchange and/or the NASD.

         It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that any such Holder shall furnish to the Company such information regarding the Registrable Securities held by any such Holder and the intended method of disposition thereof as the Company shall reasonably request in order to comply with the applicable rules of the SEC or any other Governmental Entity in connection with such registration. Such information shall include, without limitation, (i) the full name and address of the registered and beneficial owner of the Registrable Securities to be registered, (ii) the number of Registrable Securities to be registered, (iii) the number and type of other securities of the Company (including other Registrable Securities) held by the Holder, and (iv) the method or methods of disposition of Registrable Securities to be registered.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof or condition described in Section 2(a)(ii) hereof, each such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder receives the copies of the prospectus supplement or amendment contemplated by Section 5(f) hereof or notice from the Company of the termination of the Deferral Period, and, if so directed by the Company, each such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

         6. INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities under the Securities Act pursuant to
Section 2 or 3 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Holder, its directors and officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors (and directors, officers, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with each such Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation, litigation or other action commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) ("LOSSES") to which any such Holder, any such director, or officer, employee, stockholder, general or limited partner, member, or advisory or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made), and the Company will reimburse each such Holder and each such director, officer, employee, general partner, limited partner, advisory director, managing director or underwriter and controlling person for any legal or any other expenses incurred by them as such expenses are incurred in connection with investigating or defending against such Loss or any action or proceeding in respect thereof; PROVIDED that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through any such Holder or any such director, officer, employee, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and PROVIDED, FURTHER, that with respect to any untrue statement or omission of material fact made in any prospectus, the indemnity agreement in this Section 6(a) shall not inure to the benefit of any Holder or underwriter from whom the person asserting any such Loss purchased the Registrable Securities concerned, to the extent that any such Loss of such person occurs under circumstances where it shall have been determined that (w) the Company had previously furnished copies of a supplemented prospectus to such Holder or underwriter, (x) delivery of a prospectus was required by the Securities Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary, final or summary prospectus was corrected in such supplement thereto and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the prospectus as so supplemented.

                  (b) INDEMNIFICATION BY HOLDERS AND UNDERWRITERS. Any Holder and any underwriter will, and they hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a) hereof) the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons, against any and all Losses to which the Company and its directors, officers, employees, controlling persons or any other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made), and any such Holder and any underwriter will reimburse the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending against such Loss or any action or proceeding in respect thereof; PROVIDED that any such Holder and any underwriter shall only be liable in any such case if any such Loss (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final summary prospectus in reliance upon and in conformity with written information furnished to the Company by any such Holder or any such underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee or controlling person. No Holder shall be liable under this Section 6 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement by any such Holder.

                  (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action or proceeding; PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to employ counsel to take charge of the defense within a reasonable time after commencement of the action or proceeding, or (iii) the indemnified party shall have concluded that there may be defenses available to it which are different from or in addition to the defenses available to one or more indemnifying party. An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement of any pending or threatened proceeding which (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation or (y) involves the imposition of equitable remedies or the imposition of any other obligations on such indemnified party other than financial obligations fully indemnified by the indemnifying party hereunder. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (together with appropriate local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) CONTRIBUTION. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefits received by the Company from the issuance of the Registrable Securities sold by the applicable Holder, on the one hand, and by such Holder from the sale of its Registrable Securities, on the other, or, (ii) solely if the allocation provided for in clause (i) is not permitted by applicable law, to reflect not only the relative benefits but also the relative fault of the Company, on the one hand, and the applicable Holders, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the applicable Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such applicable Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, proceeding or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by any such Holder and distributed to the public were offered to the public exceeds the amount of any damages which any such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) NON-EXCLUSIVITY. The obligations of the parties under this
Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

                  (f) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by Sections 6(a), 6(b) and 6(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         7. MISCELLANEOUS.

                  (a) REMEDIES. The Company and the Holders acknowledge and agree that in the event of any breach of this Agreement by any of them, the Holders and the Company would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees (i) to waive the defense in any action for specific performance that a remedy at law would be adequate and
(ii) that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

                  (b) ENTIRE AGREEMENT. This Agreement, the Purchase Agreement and the Transaction Agreements constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, in the Purchase Agreement or in the Transaction Agreements. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof (other than the Purchase Agreement and the Transaction Agreements).

                  (c) NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other delivery service, to the address of the party set forth below or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Secretary of the Company.

                           (i)  If to the Company, to:

                                The Timken Company
                                1835 Dueber Avenue, S.W.
                                Canton, Ohio  44706
                                Attn:  Senior Vice President and General Counsel
                                (330) 471-4041 (telecopier)
                                (330) 471-3002 (telephone)

                          (ii)  With a copy to:

                                Jones, Day, Reavis & Pogue
                                North Point
                                901 Lakeside Avenue
                                Cleveland, Ohio  44114
                                Attn:  Lyle G. Ganske, Esq.
                                (216) 579-0212 (telecopier)
                                (216) 586-3939 (telephone)

                         (iii)  If to IR, to:

                                c/o Ingersoll Rand Company
                                200 Chestnut Ridge Road
                                Woodcliff Lake, New Jersey 07677
                                (201) 573-3400 (telecopier)
                                (201) 573-3473 (telephone)
                                Attention: Senior Vice President and
                                  General Counsel

                                With a copy to:

                                Simpson Thacher & Bartlett
                                425 Lexington Avenue
                                New York, New York  10017
                                (212) 455-2502  (telecopier)
                                (212) 455-3971  (telephone)
                                Attention:  Maripat Alpuche, Esq.

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

         Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile, (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (z) five Business Days after the date such notice is sent by registered or certified mail; PROVIDED that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

                  (d) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

                  (e) CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such Proceeding. Each of the parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in
Section 8(c) shall be deemed in every respect effective service of process in any such Proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

                  (f) MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

                  (g) SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  (h) NO INCONSISTENT AGREEMENTS. Until the date that is the one-year anniversary of the Closing Date, the Company represents and agrees that the rights granted to the Holders hereunder do not and shall not in the future conflict in any way with rights granted to other holders of the Company's securities.

                  (i) SUCCESSORS; ASSIGNS. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  (j) AMENDMENTS, WAIVERS. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and each Holder.

                  (k) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                  (l) RULE 144. Following the Closing, the Company shall timely file with the SEC all reports and other filings required under the Exchange Act for IR or its Affiliates to sell shares of Company Common Stock pursuant to Rule 144 or any similar rule of regulation hereafter adopted by the SEC. Further, the Company shall take such further action and shall offer all reasonable and necessary assistance including, without limitation, the delivery of a legal opinion letter and instructions to the Company's stock transfer agent to enable the sale by any Holder of Registrable Securities pursuant to said Rule 144 or any similar rule or regulation.

                  (m) OTHER REGISTRATION RIGHTS. The Company represents that there is not outstanding any right of registration under the Securities Act relating to any shares of Company Common Stock, other equity securities or any securities convertible into, exchangeable for or evidencing the right to purchase any shares of Company Common Stock. Until the date that is the one-year anniversary of the Closing Date, the Company covenants that it will not grant any right of registration under the Securities Act relating to any of its shares of Company Common Stock, other equity securities or other securities similar to the Registrable Securities to any person unless each Holder shall be entitled to have included in any registration effected (A) pursuant to Section 2 hereof, all Registrable Securities requested by it to be so included prior to the inclusion of any securities requested to be registered by the persons entitled to any such other registration rights pursuant to any provision providing registration rights comparable to those contained in Section 3 hereof and (B) pursuant to
Section 3 hereof, all Registrable Securities requested by each such Holder to be so included prior to the inclusion of any securities requested to be registered by the persons entitled to any such other registration rights pursuant to any provision providing incidental registration rights comparable to those contained in Section 3 hereof.

                  (n) HEADINGS. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                                       THE TIMKEN COMPANY


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:



                                       INGERSOLL-RAND COMPANY


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT B


                          TRANSITION SERVICES AGREEMENT


                  TRANSITION SERVICES AGREEMENT, dated as of _______, 2002, by and between Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda (together with any of its subsidiaries providing services hereunder, "Seller"), and The Timken Company, an Ohio corporation (together with any of its subsidiaries receiving services hereunder, "BUYER"). Seller and Buyer are sometimes hereinafter collectively referred to as the "PARTIES."

                                   WITNESSETH:

                   WHEREAS, Seller and Buyer are parties to a Stock and Asset Purchase Agreement, dated as of October 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"), relating to the sale by Seller and the other sellers party thereto, and the purchase and assumption by Buyer, of shares of capital stock and other equity interests in the Sold Companies and Venture Entities referred to in the Purchase Agreement and of certain other assets and liabilities relating to the Business referred to in the Purchase Agreement; and

                   WHEREAS, the Purchase Agreement provides that, in connection with the consummation of the transactions contemplated thereby, the Parties will enter into this Agreement pursuant to which Buyer will purchase certain services from Seller during a transition period from the date hereof;

                   NOW, THEREFORE, the Parties hereby agree as follows:

                             ARTICLE I DEFINITIONS

                  SECTION 1.1. For the purposes of this Agreement, (a) unless otherwise defined herein capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement and (b) the following terms shall have the meanings hereinafter specified:

                   "AGREEMENT" shall mean this Agreement, including the Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                   "BUYER" shall have the meaning set forth in the introductory paragraph hereof.

                   "PARTIES" shall have the meaning set forth in the introductory paragraph hereof.

                   "PURCHASE AGREEMENT" shall have the meaning set forth in the recitals hereto.

                   "SELLER" shall have the meaning set forth in the introductory paragraph hereof.

                   "SERVICE" or "SERVICES" shall mean those services listed and described on Schedule A.

                  SECTION 1.2. INTERPRETATION; EXHIBITS AND SCHEDULES. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                      ARTICLE II AGREEMENT TO SELL AND BUY

                  SECTION 2.1. PROVISION OF SERVICES. Seller shall provide to Buyer the Services (it being understood that Services rendered for any particular month shall include the preparation and delivery of any required reports, filings or other work related to such month even though performed after the end of the particular month in question). The applicable fee for each Service shall be (i) during the period from the Closing Date until the second month anniversary of the Closing Date 50% of the specified fee for such Service set forth in Schedule A, (ii) from the second month anniversary of the Closing Date until the fourth month anniversary of the Closing Date 100% of the specified fee for such Service set forth in Schedule A and (iii) at all times thereafter 150% of the specified fee for such Service set forth in Schedule A. In addition, it is understood that Seller shall not be required to use its own funds for any third party-provided service that is requested by Buyer or any payment obligation of Buyer (including employee compensation payments, employee benefit payments and payments to fund checks issued or wire transfer payments made on behalf of Buyer). Buyer shall be responsible to provide Seller with the funds for each such service and shall be solely responsible for the payment of any additional license fees, royalties and other payments and fees (including licensee fees and application service provider fees) due under any license agreement or other agreement relating to intellectual property (including software) necessary to perform the Services incurred after the prior approval of Buyer as a result of the performance of the Services for the Buyer. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A.

                  SECTION 2.2. ACCESS. Buyer shall make available on a timely basis to Seller all information and materials reasonably requested by Seller to enable it to provide the Services. Buyer shall give Seller reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of the Sold Companies and Subsidiaries for the purposes of providing Services.

                  SECTION 2.3. BOOKS AND RECORDS. Seller shall keep books and records of the Services provided and reasonable supporting documentation of all charges and expenses incurred in providing such Services and shall produce written records that verify the dates and times during which the Services were performed. Seller shall make such books and records available to Buyer, upon reasonable notice, during normal business hours.

             ARTICLE III SERVICES; PAYMENT; INDEPENDENT CONTRACTOR


                  SECTION 3.1. SERVICE QUALITY.

                  (a) Unless otherwise agreed in writing by the Parties, the Services shall be performed by Seller for Buyer in a manner and quality that are substantially consistent with Seller's past practice in performing the Services for the Business, and Buyer shall use such Services in substantially the same manner as they were used by Seller in the past practice of the Business. Seller shall act under this Agreement solely as an independent contractor and not as an agent of Buyer. All employees and representatives providing the Services shall be under the direction, control and supervision of Seller (and not of Buyer), and Seller shall have the sole right to exercise all authority with respect to such employees and representatives and in no event shall such employees and representatives be deemed to be employees or agents of Buyer.

                  (b) Seller shall have the right to shut down temporarily for routine maintenance purposes the operation of the facilities providing any Service whenever in its judgment, reasonably exercised, such action is necessary, provided, that such shut down shall not adversely and unduly affect Buyer's operations to which the provision of Services relate. In the event maintenance is nonscheduled, Seller shall notify Buyer as much in advance as reasonably practicable that maintenance is required. Unless not feasible under the circumstances, this notice shall be given in writing. Where written notice is not feasible, Seller shall give prompt oral notice, which notice shall be promptly confirmed in writing by Seller. Seller shall be relieved of its obligations to provide Services only for the period of time that its facilities are so shut down but shall use diligent and commercially reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the conduct of the Business by Buyer. Seller shall consult with Buyer prior to temporary shutdowns to the extent reasonably practicable or, if not reasonably practicable, immediately thereafter in order to establish alternative sources for such services. To the extent commercially reasonable, Seller will afford Buyer the benefit of any arrangements for substitute services that Seller makes on its own behalf.

                  SECTION 3.2. PAYMENT. Statements will be rendered each month by Seller to Buyer for Services delivered during the preceding month. Each such statement shall set forth in reasonable detail a description of such Services and the amounts charged therefor and shall be payable 30 days after the date thereof. Any amount not paid within such 30-day period, unless such amount is being challenged, shall be subject to late charges at a rate of 10% per annum for each day that such amount is overdue.

                  SECTION 3.3. PRIORITIES. In providing Services, Seller shall accord Buyer the same priority it accords its own operations.

                  SECTION 3.4. TAXES. The amounts set forth for each Service on Schedule A do not include any Taxes. Any Taxes required to be charged by Seller under applicable Law are in addition to the amounts to be paid by Buyer hereunder for the Services.

                  SECTION 3.5. USES OF SERVICES. Seller shall be required to provide Services only to Buyer in connection with the Buyer's operation of the Business. Buyer shall not resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection with the operation of the Business in the ordinary course by Buyer and its subsidiaries.

                          ARTICLE IV TERM OF SERVICES

                  The provision of Services shall commence on the Closing Date and shall terminate nine months after the Closing Date; PROVIDED, HOWEVER, that:
(i) Buyer may cancel any Service upon 30 days' written notice of cancellation and (ii) Seller may cease to provide a Service upon 90 days' written notice to Buyer if Seller ceases to provide such Service to all of Seller's subsidiaries, divisions and business units. Upon termination of any Services pursuant to this
Article IV, except as set forth in Section 7.3, Buyer's obligation to pay Seller for such Services will cease.


                             ARTICLE V FORCE MAJEURE

                  Seller shall not be liable for any interruption, delay or failure to perform any obligation under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including, but not limited to, any strikes, lockouts or other labor difficulties, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In any such event, Seller's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Seller will promptly notify Buyer, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, Seller will use commercially reasonable efforts to resume its performance with the least possible delay.


                             ARTICLE VI LIABILITIES

                  SECTION 6.1. CONSEQUENTIAL AND OTHER DAMAGES. No Party shall be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including, but not limited to, loss of profits, business interruptions and claims of customers.

                  SECTION 6.2. LIMITATION OF LIABILITY. The liability of Seller with respect to this Agreement or in connection with the performance, delivery or provision of any Service provided under by this Agreement shall be limited to the Losses of Buyer arising from Seller's willful misconduct, bad faith or negligence; provided that in no event shall the liability exceed the fees previously paid to Seller by Buyer in respect of the Service from which such liability flows.

                  SECTION 6.3. INDEMNITY. Buyer hereby agrees to indemnify Seller, its employees, agents, officers and directors from any and all claims, demands, complaints, liabilities, losses, damages and all costs and expenses (including reasonable legal fees) (collectively, "Damages") resulting from a demand, claim, lawsuit, action or proceeding relating to Seller's conduct in connection with the provision of Services to Buyer under this Agreement, except to the extent such Damages arise out of the willful misconduct, bad faith or negligence of Seller or any of its employees, agents, officers and directors. Seller represents and warrants that it has all necessary right and authority to provide the Services to Buyer hereunder

                  SECTION 6.4. OBLIGATION TO CORRECT. In the event of any breach of this Agreement by Seller with respect to any error or defect in the provision of any Service, Seller shall, at Buyer's request, correct such error or defect or reperform such Service in a timely manner as promptly as practical after Buyer's request at the expense of Seller.

                            ARTICLE VII TERMINATION

                  SECTION 7.1. TERMINATION. This Agreement shall terminate on the earliest to occur of (a) the latest date on which any Service is to be provided as indicated on Schedule A, (b) the date on which the provision of all Services has terminated or been canceled pursuant to Article IV and (c) the date on which this Agreement is terminated pursuant to Section 7.2.

                  SECTION 7.2. BREACH OF AGREEMENT. If either Party shall cause or suffer to exist any material breach of any of its obligations under this Agreement, including, but not limited to, any failure to perform any Services or to make payments when due, and said Party does not cure such breach within 30 days after receiving written notice thereof from the nonbreaching Party, the nonbreaching Party may terminate this Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination. The failure of a Party to exercise its rights hereunder with respect to a breach by the other Party shall not be construed as a waiver of such rights nor prevent such Party from subsequently asserting such rights with regard to the same or similar defaults.

                  SECTION 7.3. SUMS DUE. In the event of a termination of this Agreement, Seller shall be entitled to all outstanding amounts due from Buyer for the provision of Services rendered prior to the date of termination.

                  SECTION 7.4. EFFECT OF TERMINATION. Article VI, Section 7.3,
Article VIII and this Section 7.4 shall survive any termination of this Agreement.

                           ARTICLE VIII MISCELLANEOUS

                  SECTION 8.1. NOTICES.

                  (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized courier service to the recipient at the address below indicated, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) delivered by facsimile with confirmation of receipt:


                   If to Seller:

                           c/o Ingersoll Rand Company
                           200 Chestnut Ridge Road
                           Woodcliff Lake, New Jersey  07677
                           Attn: Senior Vice President and General Counsel
                           (201) 573-3448 (telecopier)
                           (201) 573-3473 (telephone)

                   With a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn: Maripat Alpuche, Esq.
                           (212) 455-2502 (telecopier)
                           (212) 455-3971 (telephone)

                   If to Buyer:

                           The Timken Company
                           1835 Dueber Avenue, S.W.
                           Canton, Ohio 44706
                           Attn: Senior Vice President and General Counsel
                           (330) 471-4041 (telecopier)
                           (330) 471-3002 (telephone)

                   With a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attn: Lyle G. Ganske
                           (216) 579-0212 (telecopier)
                           (216) 583-3939 (telephone)
or to such other address as any Party may, from time to time, designate in a written notice given in like manner.

                  (b) Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (i) on the date such notice is personally delivered or delivered by facsimile, (ii) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (iii) five Business Days after the date such notice is sent by registered or certified mail; PROVIDED, HOWEVER, that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

                  SECTION 8.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  SECTION 8.3. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

                  SECTION 8.4. HEADINGS. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.5. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                  SECTION 8.6. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the Parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such Proceeding, and waives any objection it might otherwise have to service of process under law. Each of the Parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in Section 8.1 shall be deemed in every respect effective service of process in any such Proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

                  SECTION 8.7. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

                  SECTION 8.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party; provided, that (a) Buyer may assign any of its rights and obligations under this Agreement to one or more of its wholly owned subsidiaries; provided, further, that no assignment by Buyer to any such subsidiary shall in any way affect Seller's rights or relieve Buyer of any of its obligations under this Agreement, and (ii) Seller may delegate performance of all or any part of its obligations under this Agreement to (x) any subsidiary of Seller or (y) one or more third parties to the extent such third parties are routinely used to provide such Services to other businesses of the Seller and its Affiliates; provided, further, that no such delegation by Seller to any such subsidiary or third party shall in any way affect Buyer's rights or relieve Seller of any of its obligations under this Agreement. Any purported assignment in violation of this Section 8.8 shall be void.

                  SECTION 8.9. NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  SECTION 8.10. AMENDMENT. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Parties and specifically referencing this Agreement.

                  SECTION 8.11. WAIVER. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by the Party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any Party shall be binding only if set forth in an instrument in writing signed on behalf of such Party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  SECTION 8.12. CONFIDENTIALITY; SECURITY; TITLE TO DATA.

                  (a) Each of the Parties agrees that any confidential information of the other Party received in the course of performance under this Agreement shall be kept strictly confidential by the Parties, except that Seller may disclose such information for the purpose of providing Services pursuant to this Agreement to any subsidiary of Seller or to third parties that provide such Services; provided, that Seller shall be responsible for any such subsidiary keeping confidential such confidential information; provided, further, that any such third party shall have agreed in writing to be bound by this Section 8.12. Upon the termination of this Agreement, each Party shall return to the other Party or destroy all of such other Party's confidential information.

                  (b) Buyer acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by Seller by reason of Seller's provision of the Services provided hereunder; provided, that the foregoing shall not affect any rights of Buyer under the Purchase Agreement.


                         [SIGNATURES ON FOLLOWING PAGE]

                   IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.


                                        INGERSOLL-RAND COMPANY LIMITED


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        THE TIMKEN COMPANY


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C



                                    MUTUAL
                          CONFIDENTIALITY AGREEMENT


This Agreement made effective on ___________________, 2001 by and between:


PARTIES              The Torrington Company
                     P.O. Box 1008
                     59 Field Street
                     Torrington, CT 06790-1008

                     and

                     Timken Company
                     1835 Dueber Avenue S.W.
                     Canton, OH 44708

PURPOSE WHEREAS, each of the parties has acquired and developed certain commercial and technical information and data relating to its respective business ("information") which each considers to be proprietary and confidential; and

                    WHEREAS, the parties intend that the information continue to be maintained as proprietary and confidential; and

                    WHEREAS, the parties are disclosing the information to each other for the purpose of furthering their business and economic interests.

                    THEREFORE, in consideration of the mutual disclosures of such information, the parties agree as follows:

CONFIDENTIAL        1. Confidential Information shall mean the information,
INFORMATION            whether tangible or intangible, disclosed by a party
DEFINED                herein ("Discloser") relating to the business
                       relationship contemplated between the parties
                       ("Confidential Information"). Confidential Information disclosed under this Agreement (i) in tangible form, shall be clearly identified at the time of disclosure as being Confidential Information by an appropriate and conspicuous marking; (ii) in intangible form (e.g., oral or visual) shall be identified as being Confidential
                       Information at the time of disclosure and shall be confirmed as such in writing within thirty (30) days after such disclosure.

DUTIES OF RECIPIENT 2. The party receiving the Confidential Information
                       ("Recipient") shall treat the Confidential Information as secret and confidential and protect such from unauthorized use or unauthorized or accidental disclosure by the exercise of the same degree of care it utilizes to protect its own confidential information of a like nature, but not less than the exercise of reasonable care. Recipient shall restrict its use to purposes commensurate within the business relationship between the parties, restrict disclosure of Confidential Information to only those employees or subcontractors who have a need to know and bind such employees or subcontractors to the extent that the Recipient is bound hereunder. Any further disclosures shall occur only within the written consent of the Discloser.

EXCEPTIONS TO       3. Recipient's obligations hereunder shall not apply to
CONFIDENTIALITY        information which (i) was known to Recipient prior to
                       release by the Discloser; or (ii) is or becomes part of the public domain through no violation of this Agreement;
                       or (iii) is rightfully received by Recipient from a third party without accompanying secrecy obligations; or (iv) is approved for release by the Discloser in writing.

DISPOSAL OF RECORDS 4. Except for business records which Recipient must retain under applicable law, Recipient shall, at Discloser's request, return or destroy all tangible Confidential Information and all copies thereof received hereunder or upon Recipient having no further need of such tangible Confidential Information in its business relationship with the Discloser.

NO LICENSE          5. The disclosure of Confidential Information to Recipient shall not be operative in any way to grant a license of any kind to Recipient.

AMENDMENT           6. This Agreement may not be changed, modified, released,
                       discharged, abandoned, extended in duration or assigned, in whole or in part, except by an instrument in writing signed by an authorized representative of each party.

CONTROLLING LAW     7. This Agreement shall be construed, interpreted and
                       enforced in accordance with the laws of Connecticut.

MERGER AND          8. This Agreement constitutes the entire understanding and
SEVERABILITY           agreement between the parties relating to the subject
                       matter hereof and supersedes and cancels any and all previous or collateral agreements, negotiations, commitments, representations or understandings between the parties with respect to this Agreement and the subject matter hereof. If any of the provisions of this Agreement are determined to be invalid under applicable law, they are, to that extent, deemed omitted. The invalidity of any portion of this Agreement shall not render any other portion invalid.

LEGAL REMEDIES      9. Recipient agrees that the obligations of Recipient
                       provided herein are necessary and reasonable in order to protect the Discloser and its business, and Recipient expressly acknowledges that monetary damages would be inadequate to compensate the Discloser for any breach by Recipient of its covenants and agreements set forth herein. Accordingly, Recipient agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the Discloser and that, in addition to any other remedies that may be available, at law, in equity or otherwise, the Discloser shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by Recipient, without the necessity of proving actual damages.

TERM               10. a. This Agreement shall be effective as of the date set forth above and shall continue, unless terminated as provided herein, for a period of three (3) years from such date.

                       b. The Recipient shall have a duty to protect Confidential Information for a period of five (5) years from the date of disclosure.

                       c. This Agreement may be terminated earlier by either party giving thirty (30) days' prior notice in writing, to the other party. Termination shall not, however, affect the rights and obligations arising under this Agreement with respect to Confidential Information disclosed hereunder.

NOTICES            11. With respect to the disclosure and recovery of
                       Confidential Information and all notices to be communicated hereunder, the following are hereby designated as control persons by the respective parties:

                       For: The Torrington Company  For: Timken Company
                       Name: Donald Bodell          Name: James Griffith

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers or representatives.


                            THE TORRINGTON COMPANY



                            By: /s/ Thomas J. Williams
                                ------------------------------------------------

                            Title: Vice President and Assistant Secretary
                                   ---------------------------------------------



                            THE TIMKEN COMPANY



                            By: /s/ Jon. T. Elsasser
                                ------------------------------------------------

                            Title: Senior Vice President - Corporate Development
                                   ---------------------------------------------

                                                                       EXHIBIT D


                         STANDSTILL AND VOTING AGREEMENT

                  STANDSTILL AND VOTING AGREEMENT, dated as of ________ __, 2002 (this "AGREEMENT"), by and among The Timken Company, an Ohio corporation (the "COMPANY"), Ingersoll-Rand Company, a New Jersey corporation (the "STOCKHOLDER"), and Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda and the indirect sole stockholder of the Stockholder (the "PARENT").

                                    RECITALS

                  A. The Parent, certain other sellers (the Parent and such sellers, the "SELLERS") and the Company are party to that certain Stock and Asset Purchase Agreement, dated as of _______ __, 2002 (the "PURCHASE AGREEMENT"). The execution of this Agreement is a condition to the Closing (as defined in the Purchase Agreement).

                  B. In partial consideration for the sale of the Business by the Sellers to the Company, the Company will issue shares of common stock, without par value, of the Company (the "COMMON SHARES") to the Stockholder.

                  C. In consideration for its receipt of the Common Shares, the Stockholder and the Parent desire to abide by the standstill, voting and other agreements set forth herein.

                  D. Capitalized terms used in this Agreement but not defined herein have the respective meanings set forth in the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the agreements, rights, obligations and covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company, the Stockholder and the Parent hereby agree as follows:

                  1. DEFINITIONS.

                  1.1 CERTAIN DEFINITIONS. In addition to the other terms defined in this Agreement, for purposes of this Agreement, the following terms have the following meanings:

                  (a) A Person is deemed to be an "AFFILIATE" of another Person in accordance with the term "affiliate" as defined in Rule 12b-2 under the Exchange Act.

                  (b) A Person is deemed a "BENEFICIAL OWNER" of or to "BENEFICIALLY OWN" any Securities in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement, and also includes Common Shares that such Person or any Affiliate of such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that the Parent and the Stockholder shall not be deemed to Beneficially Own Securities referred to in the second sentence of Section 3.1(a).

                  (c) "COMPANY COMMON STOCK" means the common stock, without par value, of the Company.

                  (d) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  (e) "GROUP" means two or more persons acquiring, holding, voting or disposing of securities which would constitute a "person" within the meaning of section 13(d)(3) of the Exchange Act.

                  (f) "PARENT" shall be deemed to include all Affiliates of the Parent, excluding the Stockholder.

                  (g) "SPECIFIED STOCKHOLDERS" means the current management and board of directors of the Company, John M. Timken, Jr., Ward J. Timken, W.R. Timken, Jr., the Timken Foundation of Canton, Ohio and any person deemed to be part of a Group with any of the above.

                  2. TERM. Except as otherwise set forth herein, the respective covenants and agreements of the Stockholder, the Company and the Parent contained in this Agreement shall continue in full force and effect until the first date on which the Stockholder and the Parent in the aggregate cease to Beneficially Own at least 5% of the then outstanding Company Common Stock.

                  3. STANDSTILL AND VOTING ARRANGEMENTS.

                  3.1 STANDSTILL ARRANGEMENTS. Until the third anniversary after the first date on which the Stockholder and the Parent in the aggregate cease to Beneficially Own at least _______ shares of Company Common Stock [5% of the Company Common Stock outstanding after giving effect to the completion of the transactions contemplated by the Purchase Agreement]:

                  (a) ACQUISITION OF SECURITIES. Neither the Parent nor the Stockholder shall, directly or indirectly, acquire (i) any Company Common Stock,
(ii) any other securities of the Company entitled, or that may be entitled, to vote generally for the election of directors of the Company or (iii) any other securities, warrants or options or rights of any nature that are convertible into, exchangeable or exercisable for, or otherwise give the holder thereof any rights in respect of, any securities described in clause (i) or (ii) (such securities referred to in clauses (i) and (ii), collectively, "SECURITIES," and all Securities Beneficially Owned by the Parent or the Stockholder being referred to herein as "RESTRICTED SECURITIES"). Notwithstanding the foregoing, this Section shall not prohibit or apply to (w) the receipt of Securities pursuant to stock dividends, stock reclassifications or other distributions or offerings made available by the

Company to, and, if applicable, exercisable on a pro rata basis by, the holders of Company Common Stock generally; (x) purchases of Securities solely for pension, employee benefit or compensation plans of the Parent or the Stockholder in the ordinary course of business by an unaffiliated agent on behalf of the Parent or the Stockholder; (y) investments by the Parent or the Stockholder in the ordinary course of business held in mutual funds or index funds who or which own or trade the Securities; and (z) Securities owned by a company or other business entity acquired by the Parent or the Stockholder that are so owned by such company or business entity on the closing date of such acquisition; provided that this clause (z) shall in no way limit the obligations of the Parent and the Stockholder pursuant to any other provision of this Agreement (including Section 3.1(d)).

                  (b) PARENT/STOCKHOLDER PROPOSALS. Without the express prior written approval of the Company, neither Parent nor the Stockholder shall, directly or indirectly, alone or in concert with others, effect, offer or propose (whether publicly or otherwise) any merger, consolidation, amalgamation, share exchange, recapitalization, restructuring or other business combination involving the Company or any purchase of all or a substantial portion of the assets of the Company or all or a substantial portion of its business.

                  (c) VOTING TRUST OR ARRANGEMENT. Neither the Parent nor the Stockholder shall deposit any Restricted Securities in a voting trust or, except as otherwise provided in this Agreement, subject any Restricted Securities to any arrangement or agreement with respect to the voting of such Restricted Securities.

                  (d) GROUP PARTICIPATION. Without the express prior written approval of the Company, neither the Parent nor the Stockholder shall join or in any other way participate in a partnership, limited partnership, syndicate or other Group or otherwise act in concert with any Person, for the purpose of acquiring, holding, other than as permitted by Section 3.2 or 3.3 hereof, voting or disposing of Securities.

                  (e) SOLICITATION OF OFFERS. Neither the Parent nor the Stockholder shall, and shall use its reasonable best efforts to cause its directors, officers, employees, agents (including investment bankers), partners and Affiliates not to, directly or indirectly, engage in discussions or negotiations with, provide any information to, induce or attempt to induce or give encouragement to, any Person (other than to the Company's chief executive officer), in furtherance of any change in control of the Company (whether pursuant to a tender or exchange offer, a stock or asset sale or a merger, consolidation, amalgamation, plan of arrangement or any other form of transaction) or for any sale of all or substantially all of the assets of the Company, or any other transaction that would be inconsistent with or frustrate the purpose of this Agreement; PROVIDED , HOWEVER, that nothing in this clause
(e) shall, or shall be construed, directly or indirectly, to limit any rights of the Parent or the Stockholder to offer, sell or otherwise dispose of Restricted Securities as permitted hereunder or to otherwise exercise any rights pursuant to Section 3.2 or 3.3.

                  (f) CONTROL. Neither the Parent nor the Stockholder shall, by way of any public communication or any communication with any Person other than the Company or its directors, officers, employees, agents or representatives (collectively, "COMPANY

REPRESENTATIVES"), seek to influence, advise, change or control the management or affairs of the Company, it being expressly understood that nothing contained in this paragraph shall impair the ability of the Parent or the Stockholder to
(i) engage in confidential communications with Company Representatives or (ii) exercise any rights of Parent and the Stockholder pursuant to Section 3.2.

                  (g) AMENDMENT AND WAIVER. Neither the Parent nor the Stockholder shall request the Company (or any of its officers, Directors, representatives, associates, attorneys, advisors, agents, or Affiliates) to waive, amend or modify in any material respect any restrictions contained in
Section 3.1 or 3.2 (or to waive, amend or modify this clause (g)).

                  3.2 VOTING ARRANGEMENTS. (a) Until such time as the Stockholder and the Parent in the aggregate first cease to Beneficially Own at least ______ shares of Company Common Stock [5% of the Company Common Stock outstanding after giving effect to the completion of the transactions contemplated by the Purchase Agreement], each of the Parent and the Stockholder shall, on all matters to be voted on by the holders of Securities, vote its shares of Restricted Securities in proportion to the votes cast by the other holders of Securities; PROVIDED, that each of the Parent and the Stockholder shall be entitled at all times to vote in accordance with the recommendation of the board of directors of the Company. Notwithstanding the foregoing, each of the Parent and the Stockholder may cast any or all of its votes in its sole discretion with respect to the following matters:

                  (i) any Rule 13e-3 transaction (as defined in Rule 13e-3 of the Exchange Act);

                  (ii) any transaction or series of transactions submitted to a vote of the stockholders of the Company pursuant to which any of the Specified Stockholders (A) seeks to increase its Beneficial Ownership of Securities, (B) is otherwise a party to such transaction or series of transactions or (C) would obtain benefits (other than compensation benefits in respect of its employment or service as a director), not shared pro rata by the remainder of the holders of Company Common Stock; and

                  (iii) any other matter (other than a matter proposed by the Stockholder or the Parent) submitted to the vote of the holders of Securities pursuant to which Restricted Securities Beneficially Owned by the Stockholder or its Affiliates will not be treated identically with all other Securities.

                  (b) Until such time as the Stockholder and the Parent in the aggregate cease to Beneficially Own at least _________ shares of Company Common Stock [5% of the Company Common Stock outstanding after giving effect to the completion of the transactions contemplated by the Purchase Agreement], neither the Parent nor the Stockholder shall, in connection with any matter as to which the proportional voting commitment of Section 3.2(a) is then applicable to the Parent and the Stockholder, (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules under the Exchange Act) Securities with respect to such matter or (ii) seek to advise, encourage or influence any person or entity with respect to the voting of any Securities with respect to such matter.

                  (c) QUORUM. Until such time as the Stockholder and the Parent in the aggregate cease to Beneficially Own at least ______ shares of Company Common Stock [5% of the Company Common Stock outstanding after giving effect to the completion of the transactions contemplated by the Purchase Agreement], the Parent and the Stockholder shall take all action within their respective control to be present, in person or by proxy, at any meeting of shareholders of the Company so that all Restricted Securities may be counted for the purpose of determining the existence of a quorum at such meeting.

                  (d) WRITTEN CONSENTS. Neither the Parent nor the Stockholder shall, without the prior written approval of the Company, execute any written consent in lieu of a meeting of holders of Securities providing for a vote of the Restricted Securities that is inconsistent with the voting arrangements set forth in Section 3.2(a).

                  (e) STOCKHOLDER MEETINGS. Neither the Parent nor the Stockholder shall, without the prior written approval of the Company, call or seek to have called, or assist, directly or indirectly, any other Person in calling or seeking to call, any special meeting of the shareholders of the Company for any reason.

                  (f) STOCKHOLDER LISTS. Neither the Parent nor the Stockholder shall, without the prior written approval of the Company, seek, request to obtain, or assist, directly or indirectly, any other Person in seeking, requesting or obtaining, any list of securityholders of the Company in connection with any matter as to which the proportional voting requirements of
Section 3.2(a) applies.

                  3.3 TRANSFERS. (a) During the six-month period following the Closing Date, neither the Stockholder nor the Parent shall, directly or indirectly, offer, sell, pledge, lend, transfer, hypothecate or otherwise dispose of (each such transaction, a "TRANSFER") any Restricted Securities except (i) to any Affiliate of the Stockholder or the Parent, respectively, that agrees to be bound by the provisions of this Agreement, (ii) in connection with the granting of any security interest, pledge, hypothecation, option, lien or other encumbrance in connection with a bona fide transaction with a financial institution, PROVIDED that such financial institution agrees that, if and to the extent it obtains ownership of such Registrable Securities, it shall be bound by the restrictions of this Agreement as if it were the Stockholder hereunder, and any Restricted Securities so Transferred shall be aggregated with any Restricted Securities Beneficially Owned by the Stockholder and the Parent for purposes of this Agreement, (iii) in accordance with Section 3 of the Registration Rights Agreement or (iv) pursuant to a merger, consolidation or other similar transaction involving the Company approved by the stockholders of the Company as to which Parent and the Stockholder are in compliance with the voting requirements set forth in Section 3.2.

                  (b) Without limiting the provisions of Section 3.3(a), until such time as the Stockholder and the Parent in the aggregate cease to Beneficially Own at least ______ shares of Company Common Stock [5% of the Company Common Stock outstanding after giving effect to the completion of the transactions contemplated by the Purchase Agreement], neither the Stockholder nor the Parent shall Transfer any Restricted Securities in any transaction or series of related transactions that, to the knowledge of the Parent or the Stockholder (based solely on the public filings of the Company and without further independent inquiry), would result in any Person or Group having, upon consummation of such Transfer, directly or indirectly, Beneficial Ownership of such number of Securities as represents more than 5% of the Company Common Stock then outstanding, unless, in each such case, the transferee shall have executed and delivered a counterpart to this Agreement agreeing to be bound by the terms and conditions hereof in form and substance satisfactory to the Company, PROVIDED that such transferee agrees that, if and to the extent it obtains ownership of such Registrable Securities, it shall be bound by the restrictions of this Agreement as if it were the Stockholder hereunder and any Restricted Securities so Transferred shall be aggregated with any Restricted Securities Beneficially Owned by the Stockholder and the Parent for purposes of this Agreement; PROVIDED FURTHER, that the foregoing restrictions shall not apply to any Transfers (A) pursuant to a registration statement or (B) permitted pursuant to a transaction expressly permitted in Section 3.3(a).

                  (c) The restrictions set forth in this Section 3.3 shall not apply to transfers pursuant to a bona fide third party tender offer or exchange offer which was not induced directly or indirectly by the Stockholder or the Parent and (i) which is recommended by the board of directors of the Company or which the board of directors of the Company has failed to recommend against,
(ii) which is approved by the holders of Company Common Stock pursuant to
Section 1701.831 of the Ohio Code (or any successor provision) and as to which Parent and the Stockholder are in compliance with the voting requirements set forth in Section 3.2 or (iii) in which the Stockholder or Parent could be disadvantaged, in any material respect, if the Stockholder or Parent failed to tender because the offer is a partial tender offer for less than all of the outstanding Securities or a tender offer for all Securities with no undertaking by the offeror or its Affiliates for a second step or similar "back-end" transaction providing for the same consideration as in the offer.

                  (d) Any attempted Transfer of any Restricted Securities in violation of the provisions of this Section 3.3 shall be null and void and of no force or effect whatsoever.

                  3.4 LEGENDS AND STOP TRANSFER ORDERS.

                  (a) The Company shall cause the certificate or other instrument representing Restricted Securities to have the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STANDSTILL AND VOTING AGREEMENT, DATED AS OF OCTOBER 16, 2002, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE TIMKEN COMPANY.

                  (b) Each of the Parent and the Stockholder agrees to the entry of stop transfer orders with the transfer agent (or agents) and the registrar (or registrars) of the Company against the Transfer of Restricted Securities other than in compliance with the foregoing provisions.

                  3.5 REPORTS. The Parent and the Stockholder shall promptly provide to the Company copies of any reports or schedules filed by the Stockholder or the Parent with the Commission pursuant to Regulation 13D-G (or any successor provision) promulgated under the Exchange Act within five Business Days of filing.

                  3.6 COMMUNICATION. Without in any way waiving their respective legal rights, the Parent, the Stockholder and the Company hereby agree to use commercially reasonable efforts to resolve any dispute that may arise in the future between Parent or Stockholder, on the one hand, and the Company, on the other hand, without public disclosure thereof.

                  4. MISCELLANEOUS.

                  4.1 SPECIFIC ENFORCEMENT. Each of the parties acknowledges and agrees that the Company would be irreparably damaged in the event any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Company will be entitled to preliminary or permanent injunctive relief to prevent breaches of this Agreement by the Stockholder or any of its Affiliates that become Beneficial Owners of Securities in accordance with this Agreement, without the necessity of proving actual damages or the posting of any bond, and to specifically enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the Company may be entitled hereunder, at law or in equity.

                  4.2 AMENDMENT. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto and specifically referencing this Agreement.

                  4.3 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns, and is not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder. Notwithstanding the foregoing, this Agreement shall not be binding on any transferee of Restricted Securities other than as set forth in
Section 3.3.

                  4.4 WAIVER. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived at any time in a writing specifically referencing this Agreement by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party and specifically referencing this Agreement. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  4.5 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered,
(b) sent by a nationally recognized overnight courier service to the recipient at the address below indicated, (c) sent by registered or certified mail, return receipt requested, postage prepaid, or (d) delivered by facsimile with confirmation of receipt:

                  (i)      if to the Company to:

                  The Timken Company
                  1835 Dueber Avenue, S.W.
                  Canton, Ohio  44706
                  Attention:  Senior Vice President and General Counsel
                  (330) 471-3002 (telephone)
                  (330) 471-4041 (telecopier)

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114
                  Attention:  Lyle G. Ganske, Esq.
                  (216) 586-3939 (telephone)
                  (216) 579-0212 (telecopier)

                  (ii)     if to the Stockholder or the Parent to:

                  Ingersoll-Rand Company or
                  Ingersoll-Rand Company Limited
                  c/o Ingersoll-Rand Company
                  200 Chestnut Ridge Road
                  Woodcliff Lake, New Jersey 07677
                  Attention:  Senior Vice President and General Counsel
                  (201) 573-3473 (telephone)
                  (201) 573-3448 (telecopier)
                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Attention:  Maripat Alpuche, Esq.
                  (212) 455-3971 (telephone)
                  (212) 455-2502 (telecopier)

                  (iii) or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile, (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (z) five Business Days after the date such notice is sent by registered or certified mail; PROVIDED, HOWEVER, that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

                  4.6 ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement and the Purchase Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  4.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument and each of which shall be deemed an original.

                  4.8 HEADINGS; REFERENCES. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  4.9 GOVERNING LAW. This Agreement shall be construed under and governed by the Laws of the State of New York applicable to contracts made and to be performed in that State.

                  4.10 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such Proceeding. Each of the parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in Section 4.5 shall be deemed in every respect effective service of process in any such Proceeding, and waives any objection it might otherwise have to service of process under Law. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

                  4.11 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                    [Remainder of page intentionally blank.]

                  IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


                                 THE TIMKEN COMPANY



                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:


                                 INGERSOLL-RAND COMPANY



                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:


                                 INGERSOLL-RAND COMPANY
                                 LIMITED



                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT E

                               The Timken Company
                            1835 Dueber Avenue, S.W.
                               Canton, Ohio 44706



STRICTLY CONFIDENTIAL
---------------------


October 16, 2002


Ingersoll-Rand Company Limited
c/o Ingersoll-Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
U.S.A.
Attn:  Senior Vice President and Chief Executive Officer

Compagnie Ingersoll-Rand
5/7 avenue Albert Einstein,
Zone Industrielle
78190 Trappes
France


Dear Sirs:

                  Reference is hereby made to that certain Stock and Asset Purchase Agreement ("PURCHASE Agreement"), dated the date hereof, between Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda ("IR"), on behalf of itself and the other Stock Sellers and Asset Sellers and The Timken Company, an Ohio corporation ("TIMKEN"), on behalf of itself and the other Buyers. All initially capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

                  In accordance with the terms of the Purchase Agreement, Timken is pleased to submit the following binding offer (the "OFFER"), which each of IR and Compagnie Ingersoll-Rand may at its option elect to accept in accordance with the procedures described below, whereby ourselves or a Timken Affiliate to be designated by us shall acquire from IR all of the issued share capital of Nadella S.A. and from Compagnie Ingersoll-Rand all of the issued share capital of Torrington France S.A.R.L. (such shares being respectively referred to as the "NADELLA SHARES" and the "TORRINGTON FRANCE SHARES" and collectively the "FRENCH SOLD SHARES").

IR Company Limited
October 16, 2002
Page 2

                  Such Offer and the resulting contract, in case of acceptance of the Offer, are subject to the fulfillment of all conditions precedent set forth in Articles VI and VII of the Purchase Agreement. We hereby respectfully request that IR and Compagnie Ingersoll-Rand promptly undertake and/or cause to be undertaken all employee consultation procedures required in accordance with French law at Compagnie Ingersoll-Rand and Nadella S.A. Timken (acting on its own behalf as well as on behalf of any Timken Affiliate which may be designated to acquire the French Sold Shares) undertakes to provide commercially reasonable cooperation to Compagnie Ingersoll-Rand, and Nadella S.A., to ensure a smooth completion of this process.

                  1.       PURCHASE PRICE AND CLOSING DATE.

                  (a) The proposed purchase price payable for the Nadella Shares would be the French franc equivalent of U.S. $26,676,000, and the proposed purchase price payable for the Torrington France Shares will be the French franc equivalent of U.S. $3,459,000.

                  (b) Payment of such proposed purchase prices shall be made at the Closing Date.

                  2.       EXECUTION OF ORDRES DE MOUVEMENTS.

                  In consideration of the payment of the purchase prices, on the Closing Date IR and Compagnie Ingersoll-Rand would execute and deliver Ordres de Mouvements in the forms annexed at ANNEX I with respect to the French Sold Shares.

                  3.       ACCEPTANCE OF THE OFFER.

                  This Offer shall remain valid through 12 noon, Paris time on the earlier of: (i) the tenth Business Day after the date of completion of all requisite employee consultation processes; and (ii) June 30, 2003 (such earlier date the "EXPIRATION TIME"). This Offer can only be accepted upon fulfillment of the employee consultation procedures referred to above and shall, in accordance with Section 2 above, give rise to the execution and delivery of the Ordres de Mouvements on the Closing Date. Notwithstanding the foregoing, this Offer shall automatically expire and be of no further force or effect in the event of termination pursuant to Article VIII of the Purchase Agreement.

                  It is understood that this Offer is not intended, nor shall it be deemed, to create any obligations or liabilities as regards Timken or any of its Affiliates, on the one hand, or IR, Compagnie Ingersoll-Rand or any of their respective Affiliates, on the other hand, inconsistent with those set forth in the Purchase Agreement. Upon the closing of the Purchase Agreement, the execution and delivery of the Ordres de Mouvements and the payment of the unadjusted purchase prices, this Offer shall expire and be of no further force or effect.

IR Company Limited
October 16, 2002
Page 3


                  This Offer shall be governed by French law.

                                Sincerely,

                                THE TIMKEN COMPANY



                                By: /s/ James W. Griffith
                                    -------------------------------------
                                    Name: James W. Griffith
                                    Title: President and Chief Executive Officer

                                     ANNEX I


                              ORDRES DE MOUVEMENTS

                           DESKINATION DE LA SOCIETE


           ---------------------------------------------------------

No                                                                     Code(1)


           ---------------------------------------------------------

                               ORDRE DE MOUVEMENT
                  de valeur mobilieres non admises en SICOVAM
              (Loi de finances pour 1982 - Decret du 2 mai 1983)


Nature des titres(2):                                               Jouissance:


Nature du mouvement(3):


             en lettres                                              en chiffre
Quantite

---------------------------------- TITULAIRE -----------------------------------

Nom et prenom:
(ou raison sociale)
Adresse:



Administrateur des Titres:
(s'il y a lieu)
--------------------------------------------------------------------------------
             DEMANDE LA REALISATION DU MOUVEMENT CI-DESSUS DESIGNE.

--------------------------------- BENEFICIAIRE ---------------------------------
Nom et prenom:
(ou raison sociale)
Adresse:


Administrateur des Titres:
(s'il y a lieu)

           EN CAS DE NOUVEL ACTIONNAIRE, VOIR RENSIGNEMENTS AU VERSO.
--------------------------------------------------------------------------------

Visa de l'Emetteur                                   Ordre emis:

Le                                     |     a                   le
                                       |
                                       |
                                       |
Signature Habilitee                    |    Signature du Titulaire, Heritier ou Mandataire(4)
INSCRIPTION AU COMPTE DU BENEFICIARE   |   Certifie 1  signature ci-dessus de M.
                                       |
Le                                     |
                                       |
                                       |   Qualite du Signataire          Signature ou Sceau


                       INSTRUCTIONS POUR L'ETABLISSEMENT
                            DE L'ORDRE DE MOUVEMENT



     Un ordre de mouvement est a remplir chaque fois qu'un titulaire transmet ses titres chez un autre teneur de compte et chaque fois qu'il y a changement dans la propriete des titres :

- pour les successions et les donations, l'ordre de mouvement doit etre accompagne des pieces justificatives;

- pour les suppressions d'usufruits, il y a lieu de joindre un extrait d'acte de deces de l'usufruitier;

- pour tout changement dans la capacite des droits du titulaire (majorite, emancipation, tutelle, etc.) il y a lieu de produire a l'emetteur : soit une fiche d'etat civil, soit toute piece attestant ce changement.




     Renvois figurants dans l'Ordre de mouvement :
     ---------------------------------------------

1.   Code reserve aux intermediaires habilites lorsqu'ils sont donneur d'ordre.

2. Preciser : Actions de capital, Actions de jouissance, Parts de fondateur, Parts beneficiaires, Parts sociales, Obligations, Obligations convertibles, etc. ainsi que le nominal des titres libelle en francs. Pour les obligations, l'Annee d'emission et le Taux.

3. Preciser : Inscription en compte, Transfert, Remboursement, Mutation, Donation Attribution, Souscription, Affectation en nantissement, ou retrait, Virement entre Compte Nominatif pur et Compte Administre, etc.

4. La signature du donneur d'ordre doit etre precedee de la mention manuscrite "Bon pour..." suivie du mouvement et du nombre de titres.